EXHIBIT 99.1

AGREEMENT FOR PURCHASE AND SALE

between

MATSUSHITA ELECTRIC CORPORATION OF AMERICA,
a Delaware corporation,

as Seller

and

JOHN B. SANFILIPPO & SON, INC.,
a Delaware corporation,

as Buyer

December 2, 2004

SECTION	HEADING	PAGE
SECTION 1.	BASIC DEFINITIONS	1
Section 1.1.	Closing Date	1
Section 1.2.	Contract Period	1
Section 1.3.	Due Diligence Period	1
Section 1.4.	Personal Property	1
Section 1.5.	Property	1
Section 1.6.	Real Property	1
Section 1.7.	Title Company	1
SECTION 2.	PURCHASE AND SALE	1
Section 2.1.	Purchase and Sale	1
Section 2.2.	Purchase Price	1
Section 2.3.	Buyer’s Review and Seller’s Disclaimer	2
Section 2.4.	Approval of Title Exceptions	6
SECTION 3.	CONDITIONS PRECEDENT	7
Section 3.1.	Buyer’s Conditions	7
Section 3.2.	Seller’s Conditions	8
Section 3.3.	Waiver of Conditions Precedent	9
SECTION 4.	COVENANTS, WARRANTIES AND REPRESENTATIONS	6
Section 4.1.	Seller’s Warranties and Representations	9
Section 4.2.	Seller’s Covenants	10
Section 4.3.	Buyer’s Warranties and Representations	11
SECTION 5.	DEPOSIT	11
SECTION 6.	BUYER’S DEFAULT AND LIQUIDATED DAMAGES	9
SECTION 7.	SELLER’S DEFAULT	12
SECTION 8.	ESCROW AND CLOSING	13
Section 8.1.	Escrow Arrangements	13
Section 8.2.	Closing	14
Section 8.3.	Filing of Reports	14
Section 8.4.	Prorations and Real Estate Taxes	14
Section 8.5.	Other Closing Costs	15
Section 8.6.	Possession	15

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SECTION	HEADING	PAGE
SECTION 9.	MISCELLANEOUS	16
Section 9.1.	Damage or Destruction	16
Section 9.2.	Brokerage Commissions and Finder’s Fees	17
Section 9.3.	Successors and Assigns	17
Section 9.4.	Notices	17
Section 9.5.	Time	19
Section 9.6.	Incorporation by Reference	19
Section 9.7.	No Deductions or Off-Sets	19
Section 9.8.	Attorneys’ Fees	19
Section 9.9.	Construction	19
Section 9.10.	Survival	19
Section 9.11.	Governing Law	19
Section 9.12.	Captions	19
Section 9.13.	Counterparts	19
Section 9.14.	Entire Agreement	19
Section 9.15.	Recordation	20
Section 9.16.	Confidentiality	16
Section 9.17.	Partial Invalidity	16
Section 9.18.	Estoppel Certificates and Subordination, Non-disturbance and Attornment Agreements	16

Schedule I	—	Personal Property
Schedule II	—	Removable Fixtures and Personal Property
Exhibits
Exhibit A	—	Legal Description
Exhibit B	—	Industrial Lease
Exhibit C	—	Office Lease
Exhibit D	—	Bill of Sale
Exhibit E	—	Memorandum of Agreement for Purchase and Sale
Exhibit F	—	Confidentiality Agreement

- ii -

AGREEMENT FOR PURCHASE AND SALE

     THIS AGREEMENT FOR PURCHASE AND SALE (this “Agreement”) is made and entered into as of December 2, 2004, by and between MATSUSHITA ELECTRIC CORPORATION OF AMERICA, a Delaware corporation (“Seller”), and JOHN B. SANFILIPPO & SON, INC., a Delaware corporation (“Buyer”).

SECTION 1. BASIC DEFINITIONS.

     Section 1.1. Closing Date. The term “Closing Date” shall mean March 18, 2005, unless otherwise extended in accordance with Section 2.3, Section 2.4 or Section 4.1 below or in a writing executed by Buyer and Seller.

     Section 1.2. Contract Period. The term “Contract Period” shall mean the period from the date of this Agreement through and including the Closing Date.

     Section 1.3. Due Diligence Period. The term “Due Diligence Period” shall mean a period commencing on the date of this Agreement and ending at 5:00 p.m. central time on March 1, 2005.

     Section 1.4. Personal Property. The term “Personal Property” shall mean all of Seller’s interest in the appliances, apparatus, machinery, fixtures, furnishings, equipment and other tangible personal property listed in Schedule I attached hereto.

     Section 1.5. Property. The term “Property” shall mean the Real Property and the Personal Property.

     Section 1.6. Real Property. The term “Real Property” shall mean the land substantially described on Exhibit A attached hereto, comprised of approximately 95 acres, and all improvements located thereon, including a 4 story office building, 1 story warehouse building and barn, commonly known as 1707 North Randall Road, Elgin, Illinois, but excluding certain of the items listed in Schedule II attached hereto which Seller elects to remove from the Real Property as set forth herein.

     Section 1.7. Title Company. The term “Title Company” shall mean Chicago Title Insurance Company.

SECTION 2. PURCHASE AND SALE.

     Section 2.1. Purchase and Sale. Seller agrees to sell the Property to Buyer, and Buyer agrees to purchase the Property from Seller, upon all of the terms, covenants and conditions set forth in this Agreement.

     Section 2.2. Purchase Price. The purchase price for the Property (the “Purchase Price”) shall be Forty-Eight Million and 00/100 Dollars ($48,000,000) and shall be payable by

Buyer to Seller on the Closing Date through the escrow described in Section 8.1 below, as follows:

     (a) Buyer shall be credited in escrow with the amount of the Deposit described in Section 5 below; and

     (b) The balance of the Purchase Price shall be paid in cash.

By agreement of Seller and Buyer, One Million and 00/100 Dollars ($1,000,000) of the Purchase Price shall be allocated to the Real Property and Forty-Seven Million and 00/100 Dollars ($47,000,000) of the Purchase Price shall be allocated to the Personal Property. Notwithstanding anything to the contrary set forth herein, Buyer agrees and acknowledges that Seller may remove the appliances, apparatus, machinery, fixtures, furnishings, equipment and other tangible personal property as set forth in Schedule II attached hereto (the “Removable Fixtures and Personal Property”) from the Real Property between closing and termination of the Office Lease or Industrial Lease (as such terms are hereinafter defined), as applicable, without further compensation to Buyer. Seller shall not remove any fixtures other than as listed on Schedule II. Subject to and without limitation of the rights of Seller as tenant under the Office Lease and Industrial Lease and Seller’s post-closing occupancy right of the Third Office Floor (as defined in Section 8.6(c) below), upon the removal of such Removable Fixtures and Personal Property as Seller elects to remove, the Real Property which is not subject to either of said leases shall be delivered to Buyer in broom clean condition.

     Section 2.3 Buyer’s Review and Seller’s Disclaimer. (a) During the Due Diligence Period, Buyer and its agents and consultants shall be permitted to make a complete physical inspection of the Property as Buyer may reasonably deem material to its purchase of the Property. Seller shall permit Buyer and its agents and consultants reasonable access to the Real Property during the Due Diligence Period (subject to the rights of third parties) and shall permit Buyer and its agents and consultants to enter upon the Real Property during the Due Diligence Period to perform such inspections as Buyer deems necessary or appropriate, provided that Buyer shall not conduct any invasive testing without the prior written consent of Seller, which consent shall not be unreasonably withheld. In the event any such invasive testing is requested, Buyer agrees to provide Seller with its request for Seller’s consent a detailed written description of such proposed invasive testing. Seller shall cooperate with Buyer and its agents and consultants in the making of the foregoing investigations but shall not be obligated to incur any expense in connection therewith. Seller shall have the right to have a representative present during all inspections by Buyer or its agents. Buyer agrees that it shall not deliver copies of any reports generated as a result of its due diligence or of any documents made available by Seller to any third parties without the prior written consent of Seller, which approval may be withheld in Seller’s sole and absolute discretion, except if such third parties are Buyer’s attorneys, accountants, consultants or prospective lenders, in which case delivery shall be permitted subject to such third parties’ agreement to keep said reports, documents and information confidential. Notwithstanding the foregoing, for purposes of satisfying the contingencies set forth in Section 3.1(d) below, Buyer may deliver to the appropriate departments of the City of Elgin such materials as are reasonably necessary to satisfy such contingencies. Buyer shall indemnify and defend Seller against and hold Seller harmless from any and all loss, cost, liability and expense (including reasonable attorneys’ fees) arising out of Buyer’s activities, or the activities of Buyer’s agents or consultants, at the Property during the Due Diligence Period. Prior to any entry upon the Real Property, and at all times while Buyer has any obligations remaining under this Section 2.3, Buyer shall, and shall cause its agents to, maintain and deliver to Seller certificates and, if requested by Seller, policies of insurance written as primary coverage and not contributing with or in excess of any coverage which Seller may carry. These policies will be issued by an insurance carrier acceptable to Seller with a Best’s rating of at least A, X which afford the following:

     Commercial General Liability Insurance, including coverage for Bodily Injury, Property Damage, Personal Injury, Advertising Injury, Contractual Liability, Products and Completed Operations and shall cover all liability from premises, operations, independent contractors, products-completed operations, in an amount not less than $2,000,000 per occurrence. A claims made policy is not permitted.

     Business Automobile Liability Insurance, including Owned, Non-owned and Hired Car coverage in an amount not less than $2,000,000 per occurrence, Combined Single Limit for Bodily Injury and Property Damage.

     Workers’ Compensation Insurance, in statutory amounts and Employer’s Liability Insurance in an amount not less than $1,000,000 per occurrence.

     Umbrella Excess Liability Insurance in an amount not less than $5,000,000 per occurrence, Combined Single Limit.

Buyer shall furnish to Seller, prior to entering the Real Property, evidence of above coverage, all with waivers of subrogation in favor of Seller, insuring the persons, firms or entities performing such tests, studies and investigations and listing Seller and Buyer as additional insureds thereunder. Each such certificate shall require the insurer to furnish Seller at least twenty (20) days prior written notice of any cancellation or material modification of the insurance evidenced thereby. Buyer’s obligations, indemnities and liabilities hereunder shall not be limited by the amounts of any insurance coverage required hereunder.

     If contractor/subcontractor/vendors or third parties are utilized, Buyer agrees to require the contractor/sub-contractor/vendor(s) or third parties to maintain and provide Seller with evidence of the insurance coverage required above. No contractor/subcontractor/vendor or third parties will be allowed on the Real Property until acceptable certificates of insurance are filed with Seller.

     The indemnity contained herein shall survive the closing hereunder or the termination of this Agreement. If any liens are recorded against the Property due to Buyer’s or its agents’ or consultants’ activities, Buyer shall post a lien release bond reasonably satisfactory to Seller within twenty (20) days from notice that a lien has arisen.

     Seller shall, within five (5) business days after the execution and delivery of this Agreement by both parties, deliver to Buyer the following documents to the extent they are in the actual possession of Seller (the items in clauses (i) through (vii) below being collectively referred to herein as the “Seller Delivery Documents”):

(i)	all leases and subleases and service contracts pertaining to the repair, maintenance and operation of the Real Property and utility bills for the last twelve (12) months;

(ii)	real estate tax bills for the most recent two (2) years for which such bills are available;

(iii)	a statement of operating expenses incurred by Seller with respect to the Real Property for calendar year 2003;

(iv)	any existing environmental or geotechnical study or report, or other similar study or report with respect to the Real Property;

(v)	copies of drawings, surveys, plans and specifications of the Real Property or improvements constructed thereon;

(vi)	copies of any material governmental notices with respect to the Real Property received by Seller within the last twelve (12) months; and

(vii)	all documentation furnished by Seller to MacTec or the Illinois Environmental Protection Agency or by either of them to Seller in connection with the remediation of that certain spill of ethylene glycol upon the Real Property (“Remediation”).

Buyer agrees and acknowledges that the items listed in clause (v) above may be provided by electronic media. After delivery of the Seller Delivery Documents, and with three (3) days prior written notice, Seller agrees to provide Buyer reasonable access during normal business hours to Seller’s books and records related to the ownership, use, operation and maintenance of the Real Property, but excluding any such books and records which are privileged or in which Seller has a proprietary interest. Buyer hereby agrees and acknowledges that the Seller Delivery Documents and any and all other such information delivered or otherwise made available to Buyer by Seller as set forth above is confidential to Seller and Buyer shall comply with the terms and provisions of Section 9.16 hereof in connection therewith. Except as otherwise expressly set forth in Section 4.1(a) below, Buyer acknowledges that any documents or information of any kind or nature relating to the Property which Buyer has received or may receive from Seller or its agents, is, will be, or has been furnished on the express condition that Buyer shall make its own independent verification of the accuracy of the information.

     (b) If Buyer, in its sole but reasonable discretion, is dissatisfied with the Real Property based on its tests and investigations, then Buyer may terminate this Agreement by giving written notice to Seller of such termination at any time on or prior to the expiration of the Due Diligence Period. Upon such termination, all rights and obligations hereunder of each party (other than the indemnity obligations set forth in Section 2.3(a) and Section 9.2, the provisions of this Section 2.3(b) related to the delivery of copies of all reports regarding the Property furnished to Buyer and all documents made available by Seller and all copies thereof and the confidentiality provisions of Section 9.16) shall terminate, and the Deposit (with interest) shall be refunded to Buyer. Buyer’s failure to respond in writing prior to expiration of the Due Diligence Period with respect to the condition of the Property shall be deemed an approval of the condition of the Property and shall obligate Buyer to purchase the Property hereunder, except as otherwise expressly set forth herein. In the event Buyer terminates this Agreement pursuant to this Section 2.3(b) or this Agreement is otherwise terminated, Buyer agrees to deliver to Seller promptly copies of all reports regarding the Property furnished to it and all documents made available by Seller and all copies thereof in Buyer’s or its agents’ possession. If requested by Seller, Buyer will provide Seller a written description of the specific reasons the Real Property is not acceptable to Buyer as set forth above. If Seller within fifteen (15) days thereafter, in its sole and absolute discretion, undertakes to remove or correct such defects, with the removal or correction of the defects to be a condition precedent to Closing, within the time period set forth below, Buyer agrees and acknowledges that it shall have no right to terminate this Agreement under this Section 2.3(b) and any prior exercise of such right shall be of no force and effect. If Seller elects to undertake the removal or correction of such defect as described above, Seller shall do so within thirty (30) days after its notice to Buyer as described above, provided, however, if such defect is not susceptible of removal or correction within thirty (30) days, Seller shall be afforded such additional time as may be reasonable under the circumstances not to exceed sixty (60) additional days so long as it diligently pursues such removal or correction, and the Closing Date shall be extended to accommodate such thirty (30) day period or such other reasonable period of time not to exceed sixty (60) additional days.

     (c) Except as otherwise expressly set forth in Section 4.1(a) below, Seller disclaims the making of any representations or warranties, express or implied, regarding the Property, the Seller Delivery Documents, any other information or reports provided or made available in connection with the Property, if any, or matters affecting the Property, including, without limitation, the present or former physical condition of the Property, title to or the boundaries of the Real Property, the acreage of the land or the square footage of the improvements comprising the Real Property, value, income, enforceability of warranties, pest control matters, soil condition, hazardous waste, toxic substance or other environmental matters, compliance with building, health, safety, land use and zoning laws, regulations and orders, structural and other engineering characteristics, useability of the Property for any particular purpose, traffic patterns and all other information pertaining to the Property. Buyer, moreover, acknowledges (1) that Buyer has been advised that Seller did not construct the Real Property, (2) that Buyer has entered into this Agreement with the intention of making and relying upon its own investigation of the physical, environmental, economic and legal condition of the Property, (3) that Seller has given Buyer every opportunity to consider, inspect and review to its satisfaction the physical, environmental, economic and legal condition of the Property, and (4) that Buyer is not relying upon any statements, representations or warranties, other than those specifically and expressly set forth herein, made by Seller or anyone acting or claiming to act on Seller’s behalf concerning the Property. Buyer further acknowledges that it has not received from Seller any accounting, tax, legal, architectural, engineering, environmental, property management or other advice with respect to this transaction and is relying solely upon the advice of its own accounting, tax, legal, architectural, engineering, environmental, property management and other advisors. Except as otherwise expressly set forth in Section 4.1(a) below, Buyer shall purchase the Property in its “as is” condition on the Closing Date and assumes the risk that adverse physical, environmental, economic or legal conditions may not have been revealed by its investigation.

     (d) Except with respect to any claims arising out of any breach by Seller of covenants, representations or warranties expressly set forth herein, Buyer, for itself and its agents, affiliates, successors and assigns, hereby releases and forever discharges Seller and its officers, directors, employees, agents, affiliates, successors and assigns from any and all rights, claims and demands at law or in equity, whether known or unknown at the time of this Agreement, which Buyer has or may have in the future, arising out of the physical, environmental, economic or legal condition of the Property. Buyer hereby specifically acknowledges that Buyer has carefully reviewed this subsection and discussed its import with legal counsel and that the provisions of this subsection are a material part of this Agreement.

     Section 2.4. Approval of Title Exceptions. (a) Seller shall obtain from the Title Company a current commitment for issuance of an owner’s policy of title insurance (the “Title Commitment”) and a current ALTA survey of the Real Property including the Minimum Standard Detail Requirements for ALTA/ACSM Land Title Surveys, Table A items 1 through 4, 6, 7a, 7b(i), 8, 9, 10, 11a, 14 and 16, and dated no more than six (6) months prior to the date of this Agreement (the “Survey”). Seller shall deliver the Title Commitment together with copies of any exceptions referred to in the Title Commitment to Buyer no later than ten (10) business days after the date of execution and delivery of this Agreement by both parties. Seller shall deliver the Survey to Buyer no later than thirty (30) days after Seller’s receipt of the Title Commitment from the Title Company. Buyer shall advise Seller in writing of Buyer’s disapproval of any title exceptions shown on the Title Commitment or the Survey, stating the reason for Buyer’s disapproval. All exceptions not disapproved in writing by notice received by Seller no later than the tenth (10th) day following delivery to Buyer of the Survey together with (i) that certain Multi-Tenant Industrial Building Lease substantially in the form attached hereto as Exhibit B (the “Industrial Lease”) by and between Buyer, as landlord, and Seller, as tenant, and (ii) that certain Office Lease substantially in the form attached hereto as Exhibit C (the “Office Lease”), shall be deemed “Permitted Exceptions”.

     Seller shall remove all mortgages and remove or cause to be insured over by customary endorsement all liens of record evidencing indebtedness of Seller to a third party and all exceptions evidencing such liens shall automatically be deemed disapproved by the Buyer hereunder. In the event Buyer disapproves of any exception, Seller may elect (a) to eliminate the disapproved exception prior to closing, (b) to cause the Title Company to issue a customary endorsement insuring over the disapproved exception or (c) if, after using good faith efforts, but subject to the limitations set forth herein, any such disapproved exception cannot be eliminated or endorsed over by the Title Company, Seller shall so advise Buyer. Seller shall give Buyer written notice as set forth in the immediately preceding sentence within five (5) business days following receipt of Buyer’s disapproval. In the event Seller is unable to remove or insure over the disapproved exception as set forth above, but subject to the limitations set forth herein, Buyer shall have five (5) business days following receipt of Seller’s notice in which to accept the disapproved exception, in which case the previously disapproved exception shall be deemed a “Permitted Exception”, or to terminate this Agreement. In no event shall Seller be required to expend more than $10,000 in order to remove or endorse over any disapproved exception. In the event Buyer furnishes no notice of termination of this Agreement, Buyer shall automatically be deemed to have agreed that such defect shall be deemed to be a “Permitted Exception” hereunder. Upon termination of this Agreement pursuant to this paragraph, the Title Company shall return to Buyer the Deposit (with interest) and all rights and obligations hereunder of each party (other than the indemnity obligations set forth in Section 2.3(a) and Section 9.2, the obligation under Section 2.3(b) to deliver to Seller copies of all reports regarding the Property furnished to Buyer and all documents made available by Seller and copies thereof and the confidentiality provisions of Section 9.16) shall terminate.

     (b) If an exception to title or other title defect other than a Permitted Exception (but excluding any exception or defect caused by Buyer or any party claiming by, through or under Buyer) is added to the Commitment subsequent to the date of determination of the Permitted Exceptions but prior to the Closing Date (“Unpermitted Exceptions”), Seller may elect (a) to eliminate such exception prior to closing, (b) to cause the Title Company to issue a customary endorsement insuring over such exception or (c) if after using good faith efforts, but subject to the limitations set forth herein, any such disapproved exception cannot be eliminated or endorsed over by the Title Company, Seller shall so advise Buyer. Seller shall give Buyer written notice as set forth in the immediately preceding sentence within five (5) business days following written notice to Seller of such exception. In the event Seller delivers notice that it will eliminate such exception or cause it to be endorsed over, the Closing Date shall be extended by up to thirty (30) days to accommodate such elimination or endorsement. In the event Seller is unable to remove or insure over such exception as set forth above, but subject to the limitations set forth herein, Buyer shall have five (5) business days following receipt of Seller’s notice in which to accept such exception, in which case such exception shall be deemed a “Permitted Exception”, or to terminate this Agreement. In no event shall Seller be required to expend more than $10,000 in order to remove or endorse over any such exception. In the event Buyer furnishes no notice of termination of this Agreement, Buyer shall automatically be deemed to have agreed that such defect shall be deemed to be a “Permitted Exception” hereunder. Upon termination of this Agreement pursuant to this paragraph, the Title Company shall return to Buyer the Deposit (with interest) and all rights and obligations hereunder of each party (other than the indemnity obligations set forth in Section 2.3(a) and Section 9.2, the obligation under Section 2.3(b) to deliver to Seller copies of all reports regarding the Property furnished to Buyer and all documents made available by Seller and copies thereof and the confidentiality provisions of Section 9.16) shall terminate.

SECTION 3. CONDITIONS PRECEDENT.

     Section 3.1. Buyer’s Conditions. Notwithstanding anything in this Agreement to the contrary, Buyer’s obligation to purchase the Property shall be subject to and contingent upon the satisfaction or waiver of the following conditions precedent:

               (a) The continued truth and accuracy in all material respects as of the Closing Date of the representations and warranties of Seller set forth herein.

               (b) The willingness of Title Company or another reputable title insurer reasonably acceptable to Buyer to issue, upon the sole condition of the payment of its regularly scheduled premium, its standard ALTA owner’s form policy of title insurance (“Buyer’s Title Policy”), insuring Buyer in the amount of the Purchase Price that title to the Real Property is vested of record in Buyer on the Closing Date, subject only to the printed conditions and exceptions of such policy and the Permitted Exceptions.

               (c) The absence of any election by Buyer to terminate the Agreement pursuant to Section 2.3 (b).

               (d) The (i) issuance by the City of Elgin prior to the Closing Date of a conditional use permit or such amendment to the City of Elgin Zoning Ordinance relating to the Property which shall be required by the City of Elgin to permit the operation of a food processing facility if required under the City of Elgin Zoning Ordinance; and, (ii) approval by the City of Elgin of Buyer’s site plan to increase the size of the warehouse building on the Real Property by no more than 400,000 total square feet if required under the City of Elgin Zoning Ordinance. Buyer hereby acknowledges and agrees that Buyer shall cause the City of Elgin to state in any such amendment to the City of Elgin Zoning Ordinance that such amendment shall not take effect until after Buyer purchases the Property pursuant to this Agreement. Moreover, Buyer hereby acknowledges and agrees that it shall not make any amendment or change to the City of Elgin Zoning Ordinance that would prohibit or materially adversely affect Seller’s use of the Property after Closing under the Office Lease or the Industrial Lease.

Buyer agrees to use its commercially reasonable efforts to satisfy the conditions set forth in clause (d) above, including, without limitation, making such reasonable changes to its proposed site plan as may be required by the City of Elgin. In the event the foregoing Buyer’s conditions are not satisfied prior to the respective dates set forth in each clause, Buyer may terminate this Agreement by delivering written notice of such termination to Seller, whereupon the Deposit (with interest) shall be returned to Buyer and neither party shall owe any further obligation to the other hereunder (other than the indemnity obligations set forth in Section 2.3(a) and Section 9.2, the provisions of Section 2.3(b) related to the delivery of copies of all reports regarding the Property furnished to Buyer and all documents made available by Seller and all copies thereof and the confidentiality provisions of Section 9.16).

     Section 3.2. Seller’s Conditions. Notwithstanding anything in this Agreement to the contrary, Seller’s obligation to sell the Property shall be subject to and contingent upon the continued truth and accuracy in all material respects as of the Closing Date of the representations and warranties of Buyer set forth herein. In the event the foregoing Seller’s condition is not satisfied prior to the Closing Date, Seller may terminate this Agreement by delivering written notice of such termination to Buyer whereupon the Deposit (with interest) shall be returned to Buyer and neither party shall owe any further obligation to the other hereunder (other than the indemnity obligations set forth in Section 2.3(a) and Section 9.2, the provisions of Section 2.3(b) related to the delivery of copies of all reports regarding the Property furnished to Buyer and all documents made available by Seller and all copies thereof and the confidentiality provisions of Section 9.16).

     Section 3.3. Waiver of Conditions Precedent. In the event any of the conditions set forth in Section 3.1 or 3.2, as applicable, are not satisfied, Buyer or Seller may, at its election, at any time or times on or before the date specified for the satisfaction of the condition or the Closing Date, as applicable, waive in writing the benefit of any of the conditions set forth in Section 3.1 or Section 3.2, above, respectively. In any event, each party’s consent to the close of escrow pursuant to this Agreement shall waive any remaining unfulfilled conditions.

SECTION 4. CONVENETS, WARRANTIES AND REPRESENTATIONS.

     Section 4.1. Seller’s Warranties and Representations. (a) Seller hereby represents and warrants to Buyer as follows:

               (i) Seller has, and as of the Closing Date shall have, full power and lawful authority to enter into and carry out the terms and provisions of this Agreement and to execute and deliver all documents which are contemplated by this Agreement, and all actions necessary to confer such power and authority upon the persons executing this Agreement and all documents which are contemplated by this Agreement on behalf of Seller have been taken and the person signing this Agreement on behalf of Seller is authorized to do so.

               (ii) This Agreement has been duly authorized and executed on behalf of Seller and constitutes a valid and binding agreement subject to the conditions set forth herein, enforceable in accordance with its terms subject to any applicable bankruptcy, insolvency, reorganization, moratorium or other laws or equitable principles affecting its enforcement.

               (iii) Seller has obtained or will obtain prior to Closing all consents, releases and permission and given all required notifications related to the transactions herein contemplated and required under any covenant, agreement, encumbrance, law or regulation to which Seller is a party or by which Seller is bound.

               (iv) Neither this Agreement nor anything provided to be done hereunder by Seller violates or shall violate any contract, agreement or instrument to which Seller is a party.

               (v) Subject to the actual knowledge of Robert Marin and James Indelak as of the date hereof, without investigation or inquiry, there are no pending or threatened claims, lawsuits, actions or proceedings of any nature against or affecting the Property, except as may have been disclosed in this Agreement.

               (vi) The Seller Delivery Documents listed in subparagraphs (i) and (iii) of Section 2.3 above are true, complete and correct, to the best of Seller’s knowledge.

     (b) In the event any of the representations of Seller contained herein shall be untrue in any material respect as of the Closing Date or in the event Seller shall have materially breached any of the covenants set forth in Section 4.2 below, then, subject to Seller’s right to have a reasonable amount of time in which to correct the condition that renders such representation untrue or such covenant that has been materially breached, which time period shall not exceed fifteen (15) days or, if such misrepresentation or breach of covenant is not susceptible of cure within fifteen (15) days, such longer period as may be reasonably necessary so long as Seller diligently pursues the cure thereof, but in no event longer than sixty (60) days, Buyer’s remedy shall be limited to the election of (i) closing hereunder, in which event Buyer shall have the right to seek direct (but not consequential) damages not to exceed Five Hundred Thousand and 00/100 Dollars ($500,000) from Seller on account of any defect in such representations or breaches of covenant; or (ii) declaring this Agreement terminated and to have the Deposit returned together with all interest accrued thereon, in which event neither Seller nor Buyer shall have any further liability hereunder (other than the indemnity obligations under Sections 2.3(a) and 9.2, the obligation under Section 2.3(b) to deliver to Seller copies of all reports regarding the Property furnished to Buyer and all documents made available by Seller and copies thereof and the confidentiality provisions of Section 9.16, which shall survive the termination of this Agreement).

     Section 4.2. Seller’s Covenants. Seller hereby covenants and agrees as follows:

               (a) During the Contract Period, Seller will not enter into any service contracts binding upon Buyer other than in the ordinary course of business and on terms consistent with then current market conditions without Buyer’s prior written approval, which approval shall not be unreasonably withheld and shall be deemed given if Buyer should fail to approve or disapprove any proposed contract in writing within five (5) business days following Buyer’s receipt of Seller’s written request for such action. Notwithstanding the foregoing, any such service contracts shall be terminable without cause on not more than thirty (30) days written notice.

               (b) During the Contract Period, Seller will operate and maintain the Property in a manner substantially consistent with Seller’s past practices and shall not cause waste or misuse of the Property during the Contract Period. In addition, and except as otherwise provided in this Agreement and except with respect to the portions of the Real Property subject to the Office Lease and the Industrial Lease, Seller shall repair the Real Property upon its removal of Removable Fixtures and Personal Property so that, as of the Closing Date, the Real Property, except the portions of the Real Property subject to the

       Office Lease and the Industrial Lease, shall be in substantially the same condition as on the date of this Agreement.

               (c) During the Contract Period, Seller will not enter into leases or rental agreements with respect to the Real Property.

               (d) During the Contract Period, Seller shall pay the premium on, and not cancel or voluntarily allow to expire, any of the currently existing insurance coverages pertaining to the Property unless such insurance is replaced, without any lapse of coverage, by another policy or policies.

               (e) During the Contract Period, Seller shall maintain the Real Property in good order and repair.

      Section 4.3. Buyer’s Warranties and Representations. Buyer hereby represents and warrants to Seller as follows:

               (a) Buyer and any entity to which Buyer may assign this Agreement pursuant to Section 9.3 below have, and as of the Closing Date shall have, full power and lawful authority to enter into and carry out the terms and provisions of this Agreement and to execute and deliver all documents which are contemplated by this Agreement, and all actions necessary to confer such power and authority upon the persons executing this Agreement and all documents which are contemplated by this Agreement to be executed on behalf of Buyer or its assignee have been taken and the person signing this Agreement on behalf of Buyer is authorized to do so.

               (b) This Agreement has been duly authorized and executed on behalf of Buyer and constitutes a valid and binding agreement subject to the conditions set forth herein, enforceable in accordance with its terms subject to any applicable bankruptcy, insolvency, reorganization, moratorium or other laws or equitable principles affecting its enforcement.

               (c) Neither this Agreement nor anything provided to be done hereunder by Buyer violates or shall violate any contract, agreement or instrument to which Buyer is a party.

               (d) The purchase of the Property by Buyer herein contemplated does not require the consent of any party which has not been obtained.

SECTION 5. DEPOSIT.

     Within three (3) days after execution of this Agreement by both parties, Buyer shall deposit in an interest-bearing escrow account established with the Title Company for this transaction, cash in the amount of Two Million and 00/100 Dollars ($2,000,000) (the “Deposit”). In the event Buyer terminates the Agreement prior to expiration of the Due Diligence Period in accordance with the terms hereof or this Agreement is terminated pursuant to the express terms and provisions hereof, the full amount of the Deposit and any interest earned thereon shall be returned to Buyer. In the event this transaction is consummated as contemplated by this Agreement, then the Deposit shall be credited against the Purchase Price and any interest earned thereon shall be credited to Buyer.

SECTION 6. BUYER’S DEFAULT AND LIQUIDATED DAMAGES.

     In the event that (i) the conditions precedent set forth in Section 3.1 above shall have been satisfied or waived, and (ii) Buyer shall be unable or fail to perform its obligation to purchase the Property hereunder, then the entire amount of the Deposit, plus accrued interest, shall be paid to Seller as liquidated damages, whereupon this Agreement shall terminate and neither Seller nor Buyer shall have any further liability hereunder (other than the indemnity obligations under Sections 2.3(a) and 9.2, the obligation under Section 2.3(b) to deliver to Seller copies of all reports regarding the Property furnished to Buyer and all documents made available by Seller and copies thereof and the confidentiality provisions of Section 9.16, which shall survive termination of this Agreement). Buyer and Seller hereby acknowledge and agree that Seller’s damages in the event of such a breach by Buyer of its obligation to purchase the Property would be difficult or impossible to determine, that the amount of the Deposit plus accrued interest is the parties’ best and most accurate estimate of the damages Seller would suffer in the event the transaction provided for in this Agreement fails to close, and that such estimate is reasonable under the circumstances existing on the date of this Agreement. Buyer and Seller agree that Seller’s right to retain the Deposit plus accrued interest shall be the sole damages remedy of Seller at law in the event of a breach by Buyer of its obligation to purchase the Property.

     As material consideration for each party’s agreement to the liquidated damages provisions stated above, each party hereby agrees to waive any and all rights whatsoever to contest the validity of the liquidated damages provisions for any reason whatsoever, including, but not limited to, that such provision was unreasonable under the circumstances existing at the time this Agreement was made and that other remedies may be available to Seller as a result of other defaults by Buyer.

SECTION 7. SELLER’S DEFAULT.

     In the event that (a) the conditions precedent set forth in Section 3.2 above shall have been satisfied or waived, and (b) the sale of the Property is not consummated by reason of a default by Seller in the performance of any of its obligations set forth in this Agreement, Buyer shall, as its sole remedies at law or in equity, be entitled to either (i) terminate this Agreement and receive the return of the Deposit (with interest), whereupon neither party shall owe any further obligation to the other (other than the indemnity obligations under Sections 2.3(a) and 9.2, the obligation under Section 2.3(b) to deliver to Seller copies of all reports regarding the Property furnished to Buyer and all documents made available by Seller and copies thereof and the confidentiality provisions of Section 9.16, which shall survive termination of this

Agreement); or (ii) Buyer shall have the right to seek specific performance of Seller’s obligation to sell the Property under this Agreement, in which event Buyer shall have the right to seek direct (but not consequential) damages not to exceed Five Hundred Thousand and 00/100 Dollars ($500,000) from Seller on account of any such default.

SECTION 8. ESCROW AND CLOSING.

     Section 8.1. Escrow Arrangements. An escrow for the purchase and sale contemplated by this Agreement shall be opened with the Title Company. On or before the Closing Date, Seller and Buyer shall each deliver escrow instructions to the Title Company consistent with this Section 8 and the parties shall deposit in escrow the funds and documents described below.

               (a) Seller shall deposit:

               (1) a duly executed and acknowledged special warranty deed to the Real Property (the “Deed”);

               (2) a duly executed bill of sale with respect to the Personal Property in the form attached to this Agreement as Exhibit D (the “Bill of Sale”);

               (3) a certificate from Seller certifying the information required by § 1445 of the Internal Revenue Code and the regulations issued thereunder to establish, for the purposes of satisfying Buyer’s tax withholding obligations, that Seller is not a “foreign person” as defined in Internal Revenue Code § 1445(f)(3) (the “FIRPTA Certificate”);

               (4) a gap undertaking so as to effectuate a “New York” style closing;

               (5) any building permits and certificates of occupancy for the Real Property in Seller’s actual possession;

               (6) an assignment of the roof warranty for the Real Property together with the original of such warranty;

               (7) the Estoppels and counterparts of the Subordinations (as defined in Section 9.18 herein) executed by Seller as tenant;

               (8) an Affidavit of Title in customary form;

               (9) an ALTA statement to and for the benefit of the Title Company, with attached rent roll including information regarding the Office Lease and the Industrial Lease; and

               (10) Originals of all service contracts pertaining to the repair, maintenance and operation of the Real Property and certificates of occupancy, to the extent any of the foregoing are in the actual possession of Seller.

          (b) Buyer shall deposit:

               (1) cash in an amount equal to the balance of the Purchase Price (“Seller’s Funds”), plus sufficient additional cash to pay Buyer’s share of all escrow costs and closing expenses;

               (2) a gap undertaking so as to effectuate a “New York” style closing;

               (3) counterparts of the Subordinations executed by Buyer’s mortgage lender; and

               (4) an ALTA Statement to and for the benefit of the Title Company with attached rent roll including information regarding the Office Lease and the Industrial Lease.

          (c) Seller and Buyer shall deposit (1) a customary closing statement; (2) State of Illinois and any required local transfer tax declarations; (3) original executed counterparts of the Office Lease and Industrial Lease; and (4) such other documents as the Title Company may reasonably request to consummate the transaction contemplated by this Agreement.

Section 8.2. Closing. Title Company shall close escrow by:

          (a) issuing Buyer’s Title Policy to Buyer;

          (b) delivering to Buyer Seller’s deposits under Sections 8.1(a)(2), (3), (5), (6), (7), (8) and (10) above;

          (c) delivering to Seller the Earnest Money and Seller’s Funds less any overdeposit by Buyer (after adjusting for prorations and credits as described herein);

          (d) delivering to each of Buyer and Seller fully executed copies of the Subordinations, closing statement, Office Lease and Industrial Lease; and

          (e) recording the Deed.

     Section 8.3. Filing of Reports. Title Company shall be solely responsible for the timely filing of any reports or returns required pursuant to the provisions of Section 6045(e) of the Internal Revenue Code of 1986 (and any similar reports or returns required under any state or local laws) in connection with the closing of the transaction contemplated in this Agreement.

     Section 8.4. Prorations and Real Estate Taxes. (a) Real estate taxes and assessments, personal property taxes, if any, utility charges and all other items of expense with respect to the Property shall be prorated between Seller and Buyer as of the Closing Date as set forth below. All such items attributable to the period through and including midnight of the day preceding the Closing Date shall be credited to Seller. All such items attributable to the period commencing with the Closing Date shall be credited to Buyer. Seller shall be credited in escrow with any refundable deposits or bonds held by any utility, governmental agency or service contractor with respect to the Property and shall be entitled to any refund or reduction of real property taxes attributable to the period prior to the Closing Date received by Buyer or Seller after the Closing Date. Seller agrees to use its reasonable efforts to obtain readings of utility meters as close to the Closing Date as possible.

     (b) Seller and Buyer shall cooperate to produce on or before the Closing Date a schedule of prorations as complete and accurate as reasonably possible. Except as expressly set forth below, all prorations which cannot be determined accurately as of the Closing Date shall be based on reasonable estimates thereof as of the Closing Date. Seller acknowledges that it is Seller’s obligation to pay or cause to be paid all taxes and assessments on the Real Property for that portion of tax year 2005 through midnight of the day preceding the Closing Date. Taxes and assessments on the Real Property for tax year 2005 shall be prorated on the basis of 105% of the most recently ascertainable taxes for the Real Property. All estimated prorations, including, without limitation, the estimated proration of real estate taxes, shall be readjusted by and between Buyer and Seller at such later time as may be required to obtain necessary information for proration. Any net credit due one party from the other as a result of such post-closing adjustments shall be paid by the other in cash immediately upon the parties’ written agreement to a final schedule of post-closing prorations and adjustments.

     Section 8.5. Other Closing Costs. Seller shall pay (a) any State of Illinois and Kane County transfer taxes due on the transfer of the Property from Seller to Buyer, provided, however, that Buyer agrees to cooperate with Seller to obtain any available exemptions therefrom, (b) the premiums for Buyer’s Title Policy, with extended coverage, (c) the cost of the Survey, (d) one-half of the closing escrow fee charged by the Title Company, and (e) Seller’s attorneys fees. Buyer shall pay (a) the recording costs and any governmental filing fees for this transaction, (b) one-half of the closing escrow fee charged by the Title Company, and (c) Buyer’s attorneys fees. Any local transfer taxes due on the transfer of the Property from Seller to Buyer shall be paid by the party designated in the ordinance imposing such tax or, in the absence of any such description, by each of Buyer and Seller in the amount of one-half of such tax. If Buyer desires a policy of title insurance different from that specified in Section 3.1(b) above, for example, any additional endorsements, Buyer shall pay the extra premium for such policy and endorsements and any related survey costs. Notwithstanding the foregoing, in the event the City of Elgin requires any water meter reading or payment of water or utility bills prior to the Closing Date, Seller shall cause all such readings and payments to be made so as to allow the Title Company to waive any title exception it may raise on the Title Commitment as to any such requirement.

     Section 8.6. Possession. (a) Seller shall deliver possession of the Real Property to Buyer on the Closing Date, subject to Section 2.2 above and the rights of Seller as tenant under the Office Lease and Industrial Lease and the other Permitted Exceptions and service contracts and except as set forth in Section 8.6(c) below.

     (b) Buyer agrees and acknowledges that Seller shall have the right to designate the premises subject to each of the Office Lease and the Industrial Lease by delivering written notice thereof to Buyer on or before March 1, 2005, provided, however, in no event shall such premises subject to the Office Lease be less than 160,000 rentable square feet. Buyer agrees that Seller may lease up to the entire first through third floors, inclusive, of the four story office building under the Office Lease. Seller’s architect and Buyer’s architect shall confirm the measurement thereof. The base rent to be paid by Seller for the premises subject to the Office Lease shall be payable monthly and shall be equal to (i) $12.60 per rentable square foot per year less $539,472 per year for the initial three (3) year term and (ii) $12.60 per rentable square foot per year during the first two one (1) year extensions thereof, if extended by the tenant thereunder. The other terms and provision of the Industrial Lease and the Office Lease are as set forth in Exhibit B and Exhibit C attached hereto.

     (c) Notwithstanding anything to the contrary set forth herein, and in addition to Seller’s rights under Section 8.6(b) above, Seller shall not be obligated to deliver possession of the third floor of the office building portion of the Real Property (the “Third Office Floor”) until ninety (90) days after the earlier of waiver of Buyer’s conditions under this Agreement and the Closing Date without the payment of rent.

SECTION 9. MISCELLANEOUS.

     Section 9.1. Damage or Destruction. (a) Buyer shall be bound to purchase the Property for the Purchase Price as required by the terms of this Agreement without regard to the occurrence or effect of any damage to or destruction of the improvements on the Real Property (the “Contract Period Damage”), or any temporary or permanent taking by a governmental entity of all or any portion of the Property (“Condemnation”), provided that upon the close of escrow Buyer shall receive a credit against the Purchase Price in the amount of any insurance proceeds (plus the amount of any applicable deductible) or condemnation awards collected by Seller as a result of any such damage or destruction or Condemnation (less any costs of collection incurred by Seller and any amounts expended by Seller in repairing or restoring the Property), and that Seller shall assign to Buyer all of Seller’s rights to such proceeds or awards (less any costs of collection incurred by Seller and any amounts expended by Seller in repairing or restoring the Property) as shall not have been collected prior to the close of escrow without any credit against the Purchase Price therefor, whereupon Seller shall have no further liability or obligation to repair or replace the Property.

     (b) Notwithstanding the foregoing, if the cost of repair, replacement or restoration of the Real Property attributable to Contract Period Damage exceeds Three Million and 00/100 Dollars ($3,000,000), Buyer may elect to terminate this Agreement by written notice to Seller given not more than ten (10) days following the event of damage, destruction or condemnation and not later than one day prior to the Closing Date. Upon termination of this Agreement pursuant to this Section 9.1(b), the Title Company shall return to Buyer the Deposit (with interest) and all rights and obligations hereunder of each party (other than the indemnity obligations set forth in Sections 2.3(a) and 9.2, the obligation under Section 2.3(b) to deliver to Seller copies of all reports regarding the Property furnished to Buyer and all documents made available by Seller and copies thereof and the confidentiality provisions of Section 9.16) shall terminate. In the event Buyer does not timely elect to terminate this Agreement pursuant to this Section 9.1(b), the provisions of Section 9.1(a) above shall be applicable.

     Section 9.2. Brokerage Commissions and Finder’s Fees. Each party to this Agreement warrants to the other that no person or entity can properly claim a right to a real estate commission, real estate finder’s fee, real estate acquisition fee or other real estate brokerage-type compensation (collectively, “Real Estate Compensation”) based upon the acts of that party with respect to the transaction contemplated by this Agreement except for Seller’s representation by Paine Wetzel Associates, Inc., and Buyer’s representation by Grubb & Ellis, Inc. Seller agrees to pay a commission to Paine Wetzel Associates, Inc. in accordance with its separate listing agreement. Grubb & Ellis, Inc. shall be compensated by receiving one-half of the commission received by Paine Wetzel Associates, Inc., in accordance therewith. Each party acknowledges that (i) Paine Wetzel Associates, Inc., has disclosed that it represents only Seller and not Buyer in connection herewith and (ii) Grubb & Ellis, Inc., has disclosed that it represents only Buyer and not Seller in connection herewith. Each party hereby agrees to indemnify and defend the other against and to hold the other harmless from any and all loss, cost, liability or expense (including but not limited to reasonable attorneys’ fees and returned commissions) resulting from any claim for Real Estate Compensation by any person or entity based upon the indemnifying party’s acts.

     Section 9.3. Successors and Assigns. Buyer may not assign any of Buyer’s rights or duties hereunder to any person or entity without the prior written consent of Seller, which consent may be withheld in Seller’s sole and absolute discretion, provided, however, Buyer may assign its rights under this Agreement to an entity owned or controlled by Buyer or the principals of Buyer without consent of Seller hereunder. Buyer agrees to provide written notice of any such assignment not requiring the consent of Seller at least twenty (20) days prior to the Closing Date. No assignment of Buyer’s rights hereunder shall release Buyer from its obligations under this Agreement and Buyer and such assignee shall be jointly and severally liable hereunder.

     Section 9.4. Notices. All written notices required to be given pursuant to the terms hereof shall be either personally delivered or deposited in the United States express mail or first class mail, registered or certified, return receipt requested, postage prepaid, or with a nationally recognized overnight courier (e.g., Federal Express) or sent via legible facsimile, so long as sender mails a copy of the notice via First Class U.S. Mail to recipients on the date of facsimile transmission, and addressed as follows:

     To Seller:

William H. Kopp
Matsushita Electric Corporation of America
One Panasonic Way
Panazip: 3D-9
Secaucus, New Jersey 07094
Facsimile: (201) 392-4645

     with copies to:

General Counsel
Matsushita Electric Corporation of America
One Panasonic Way
Panazip: 3B-6
Secaucus, New Jersey 07094
Facsimile: (201) 348-7619

     and

Steven N. Zaris, Esq.
McCarthy Duffy
180 N. LaSalle Street, Suite 1400
Chicago, Illinois 60601
Facsimile: (312) 726-6383

     To Buyer:

Michael A. Valentine
John B. Sanfilippo & Son, Inc.
2299 Busse Road
Elk Grove Village, Illinois 60007
Facsimile: (847)

     with a copy to:

Lauane C. Addis, Esq.
Jeffrey J. Stahl, Esq.
Paul G. Hull, Esq.
Stahl Cowen Crowley, LLC
55 West Monroe Street, Suite 500
Chicago, Illinois 60603
Facsimile: (312) 641-6959

The foregoing addresses may be changed from time to time by written notice. Notices shall be deemed received upon the date of actual receipt or refusal of receipt.

     Section 9.5. Time. Time is of the essence with respect to the obligations of Buyer under this Agreement. Whenever under the terms of this Agreement the time for performance falls on a Saturday, Sunday or Legal Holiday, as defined in 205 ILCS 630/17, such time or performance shall be on the next day that is not a Saturday, Sunday or Legal Holiday. In computing any period of time pursuant to this Agreement, the day of the act or event from which the designated period of time begins to run will not be included.

     Section 9.6. Incorporation by Reference. All of the exhibits attached to this Agreement or referred to herein and all documents in the nature of such exhibits, when executed, are by this reference incorporated in and made a part of this Agreement.

     Section 9.7. No Deductions or Off-Sets. Buyer acknowledges that the Purchase Price to be paid for the Property pursuant to this Agreement is a net amount and shall not be subject to any off-sets or deductions.

     Section 9.8. Attorneys’ Fees. In the event any dispute between Buyer and Seller should result in litigation, the prevailing party shall be reimbursed for all reasonable costs incurred in connection with such litigation, including, without limitation, reasonable attorneys’ fees.

     Section 9.9. Construction. The parties acknowledge that each party and its counsel have reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments or exhibits hereto.

     Section 9.10. Survival. The indemnity obligations contained in Sections 2.3(a) and 9.2 and the provisions of Sections 2.3(b), 2.3(c), 2.3(d), 8.4, 8.5, 8.6 and 9.8 shall survive the close of escrow. All representations and warranties made herein shall survive the close of escrow for a period of six (6) months after the Closing Date. All other provisions of this Agreement shall merge with the delivery of the Deed.

     Section 9.11. Governing Law. This Agreement shall be construed and interpreted in accordance with and shall be governed and enforced in all respects according to the laws of the State of Illinois.

     Section 9.12. Captions. Section titles or captions contained in this Agreement are inserted only as a matter of convenience and for reference and in no way define, limit, extend or describe the scope of this Agreement or the intent of any provision hereof.

     Section 9.13. Counterparts. This Agreement may be executed in one or more counterparts. All counterparts so executed shall constitute one contract, binding on all parties, even though all parties are not signatory to the same counterpart.

     Section 9.14. Entire Agreement. This Agreement and the attached exhibits, and all documents in the nature of such exhibits, when executed, contain the entire understanding of the parties and supersede any and all other written or oral understanding.

     Section 9.15. Recordation. Upon satisfaction or waiver by Buyer of the condition set forth in Section 3.1(c), Buyer and Seller shall execute and deliver counterparts of the Memorandum of Agreement for Purchase and Sale attached hereto as Exhibit E and Buyer shall be permitted to record same, at Buyer’s expense. In the event this Agreement is terminated thereafter, Buyer agrees to promptly execute, deliver and record, at its expense, a release thereof reasonably satisfactory to Seller and the Title Company.

     Section 9.16. Confidentiality. The documents and information delivered by the parties hereunder shall be subject to that certain Confidentiality Agreement by and between the parties dated October 12, 2004, the form of which is attached hereto as Exhibit F, and the terms and conditions of which are hereby incorporated as if fully stated herein, notwithstanding anything to the contrary set forth therein.

     Section 9.17 Partial Invalidity. Seller and Buyer intend and believe that each provision in this Agreement comports with all applicable local, state and federal laws and judicial decisions. However, if any provision or provisions in this Agreement which is or are materially related to the liability of the parties hereto or to the conditions to Buyer’s obligations to consummate the transaction contemplated herein is found by a court of law to be in violation of any applicable local, state or federal ordinance, statute, law, administrative or judicial decisions, or public policy, and if such court should declare such provision or provisions of this Agreement to be illegal, invalid, unlawful, void or enforceable as written, then it is the intent of both Seller and Buyer that such provision or provisions shall be given force to the fullest possible extent that they are legal, valid and enforceable, that the remainder of this Agreement shall be construed as if such illegal, invalid, unlawful, void or enforceable provision or provisions were not contained therein, and that the rights, obligations and interest of Buyer and Seller under the remainder of this Agreement shall continue in full force and effect. If any provision or provisions which is or are material as set forth above are found to be illegal, invalid, unlawful, void or enforceable as written, this Agreement, may, at the option of either party, be terminated without further obligation to either party.

     Section 9.18 Estoppel Certificates and Subordination, Non-Disturbance and Attornment Agreements. At or prior to Closing, Seller shall execute and deliver estoppel certificates (“Estoppel”) in a form reasonably acceptable to Buyer and Buyer’s mortgage lender (if any) confirming the status of the Office Lease and the Industrial Lease. In addition, if Buyer has a mortgage lender, Seller shall execute and deliver to Buyer and Buyer shall cause such lender to execute and deliver for recording Subordination, Non-Disturbance and Attornment Agreements (“Subordinations”) in a form reasonably acceptable to Seller, Buyer and Buyer’s mortgage lender, subordinating the Seller’s interests in the Office Lease and Industrial Lease to those of the loan documents of the Buyer’s mortgage lender and containing customary non-disturbance provisions for the benefit of Seller

     In Witness Whereof, Buyer and Seller have executed this Agreement for Purchase and Sale as of the day and year first written.

Seller:

Matsushita Electric Corporation of
America, a Delaware corporation

By:	/s/ Fujio Tsuji

Fujio Tsuji
Executive Vice President and Chief Financial Officer

Buyer:

John B. Sanfilippo & Son, Inc., a
Delaware corporation

By :	/s/ Jeffrey T. Sanfilippo

Jeffrey T. Sanfilippo
Executive Vice President, Sales and Marketing

SCHEDULE I

PERSONAL PROPERTY

1.	All personal property presently located in cafeteria, kitchen and food related areas of the building, including tables, chairs, cooking equipment, serving devices, dishware; also including the items on attached asset log list. Items on the attached list which are designated as NOT being sold belong to third party vendors.

2.	Furnishings presently located in the reception foyer of the 4 story office building.

3.	The campus-wide security system, including monitoring/recording apparatus located in the present security Hub room in the warehouse building; but not including the separate security system operated by the Panasonic Factory Automation Group, and not including cameras presently located within the warehouse storage and shipping areas.

4.	Exercise equipment presently located in the Activity Center in the 4 story office building.

SCHEDULE II

REMOVEABLE FIXTURES AND PERSONAL PROPERTY

1.	All improvement elements within the Panasonic Factory Automation improvement envelope. This includes the following items:

a)	Electrical Connection and junction boxes within the PFA envelope.

b)	High Bay Lighting in PFA storage area

c)	Lights and ceiling tiles within the drop ceiling areas of PFA’s improvement envelope.

d)	Metal decking within the storage racking systems

e)	PFA security cameras and other security systems (but not any components which are part of the campus-wide security system).

f)	Video equipment and stands

g)	Portable shipping scale

h)	Chiller cooling unit which is part of the modular clean room system.

i)	The modular clean room

j)	PFA interior signage

2.	All business identification interior signage

3.	Panasonic Factory Automation items located in the 4 story office building:

a)	Phone switches and terminals (but not cabling)

b)	Security cameras and accessories (but not any which are part of the campus-wide security system).

c)	PFA interior signage.

d)	Uninterrupted Power Back Up System which services PFA operations.

e)	Video Equipment/Stands

4.	The non-building power supply and shielding system located in the warehouse building which services the Microwave Testing Lab (Panasonic Industrial Company section).

5.	Non building power supplies and Uninterrupted Power Supplies which service the equipment of Panasonic operating units but which do not furnish power to the base office or warehouse buildings.

6.	Racking and material conveyancing systems.

Elgin Facilities Cafeteria
Asset Log

ASSET LOG
						3rd Party	Trade		Incl. as
Company		Asset #			Leased	Owned	Fixt.	Removable	part of
(If known)	Location	(if tagged)	Serial #	Description	(Y/N)	(Y/N)	(Y/N)	(Y/N)	sale (Y/N)	Notes
MECA	Storeroom			Lowerators	N	N	N	Y	Y
MECA	Storeroom			Hot Box	N	N	N	Y	Y
MECA	Storeroom			Hot Box	N	N	N	Y	Y
MECA	Storeroom			Portable Salad Bar	N	N	N	Y	Y
MECA	Storeroom			Sandwich Warmer	N	N	N	Y	Y
MECA	Storeroom			Slicer	N	N	N	Y	Y
MECA	Storeroom			Slicer	N	N	N	Y	Y
MECA	Storeroom			Shelving	N	N	N	Y	Y
MECA	Storeroom			Cabinet	N	N	N	Y	Y
Flik	Office			Compaq Computer	N	Y	N	Y	N
Flik	Office			Panasonic Color Printer	N	Y	N	Y	N
Vendor	Front			Coke Dispenser	N	Y	N	Y	N
Vendor	Front			Lipton Tea Dispenser	N	Y	N	Y	N
Vendor	Front			Capiccano Dispenser	N	Y	N	Y	N
Vendor	Front			Fetco Coffee Maker	N	Y	N	Y	N
Vendor	Front			Red Bull Dispenser	N	Y	N	Y	N
Vendor	Front			Coke Dispenser	N	Y	N	Y	N
Vendor	Front			Pepsi Dispenser	N	Y	N	Y	N
Vendor	Front			Tropicana Dispenser	N	Y	N	Y	N
MECA	Front			Pizza Warmer	N	N	N	Y	Y
MECA	Front			Silver King Refrigerator	N	N	N	Y	Y
MECA	Front			Deerfield Refrigerator	N	N	N	Y	Y
MECA	Front			Silver King Refrigerator	N	N	N	Y	Y
PTSC	Front			(2) Panasonic POS Registers	N	N	N	Y	N
MECA	Dining Area			(17) Round Tables	N	N	N	Y	Y
MECA	Dining Area			(25) Square Tables	N	N	N	Y	Y
MECA	Dining Area			(30) Rect. Tables	N	N	N	Y	Y
MECA	Dining Area			(254) Stacking Chairs	N	N	N	Y	Y
MECA	Dining Area			(9) Pictures	N	N	N	Y	Y
MECA	Back			Misc. Pots & Pans	N	N	N	Y	Y
MECA	Back			Cambro Unit	N	N	N	Y	Y
MECA	Back			Continental Freezer	N	N	N	Y	Y

Elgin Facilities Cafeteria
Asset Log

ASSET LOG
						3rd Party	Trade		Incl. as
Company		Asset #			Leased	Owned	Fixt.	Removable	part of
(If known)	Location	(if tagged)	Serial #	Description	(Y/N)	(Y/N)	(Y/N)	(Y/N)	sale (Y/N)	Notes
MECA	Back			Curtis Coffee Maker	N	N	N	Y	Y
MECA	Back			Anets Pizza Roller	N	N	N	Y	Y
MECA	Back			Hobart Mixer	N	N	N	Y	Y
MECA	Back			Hobart Mixer	N	N	N	Y	Y
MECA	Back			Hobart Slicer	N	N	N	Y	Y
MECA	Back			Hobart Slicer	N	N	N	Y	Y

Exhibit A
Legal Description

     P.I.N.

COMMON STREET ADDRESS: 1707 NORTH RANDALL ROAD, ELGIN, ILLINOIS

CHICAGO TITLE INSURANCE COMPANY

OWNER’S POLICY (1990)
SCHEDULE A (CONTINUED)

POLICY NO. : 1410  000369479 KA

5.	THE LAND REFERRED TO IN THIS POLICY IS IN THE STATE OF ILLINOIS, COUNTY OF KANE AND IS DESCRIBED AS FOLLOWS:

PARCEL ONE:

LOT 1 OF TEEPLE’S SUBDIVISION, IN THE TOWNSHIP OF DUNDEE, KANE COUNTY, ILLINOIS.

PARCEL TWO:

THAT PART OF THE NORTHWEST 1/4 OF SECTION 32, TOWNSHIP 42 NORTH, RANGE 8 EAST OF THE THIRD PRINCIPAL MERIDIAN, DESCRIBED AS FOLLOWS: COMMENCING AT THE SOUTHWEST CORNER OF SAID NORTHWEST 1/4; THENCE NORTH 01 DEGREES, 52 MINUTES, 53 SECONDS EAST, ALONG THE WEST LINE OF SAID NORTHWEST 1/4, A DISTANCE OF 888.16 FEET TO THE NORTHWEST CORNER, AS MONUMENTED, OF TEEPLE’S SUBDIVISION, BEING A SUBDIVISION OF PART OF THE NORTHWEST 1/4 OF SECTION 32, TOWNSHIP AND RANGE AFORESAID, FOR THE POINT OF BEGINNING; THENCE SOUTH 88 DEGREES, 15 MINUTES, 29 SECONDS EAST, ALONG THE NORTH LINE, AS MONUMENTED, AND THE EASTERLY EXTENSION OF SAID NORTH LINE OF TEEPLE’S SUBDIVISION, A DISTANCE OF 467.60 FEET; THENCE NORTH 01 DEGREES, 52 MINUTES, 53 SECONDS EAST, PARALLEL WITH THE SAID WEST LINE OF THE NORTHWEST 1/4, A DISTANCE OF 466.69 FEET; THENCE NORTH 88 DEGREES, 15 MINUTES, 29 SECONDS WEST, PARALLEL WITH THE SAID NORTH LINE, AS MONUMENTED, OF SAID TEEPLE’S SUBDIVISION, A DISTANCE OF 467.60 FEET TO THE AFORESAID WEST LINE OF THE NORTHWEST 1/4; THENCE SOUTH 01 DEGREES, 52 MINUTES, 53 SECONDS WEST, ALONG SAID WEST LINE, A DISTANCE OF 466.65 FEET TO THE POINT OF BEGINNING, BEING SITUATED IN DUNDEE TOWNSHIP, KANE COUNTY, ILLINOIS, LESS AND EXCEPT THAT PART CONVEYED BY DEED RECORDED JULY 20, 1989 AS DOCUMENT 1985603 TO THE ILLINOIS STATE TOLL HIGHWAY AUTHORITY DESCRIBED AS FOLLOWS: COMMENCING AT THE SOUTHWEST CORNER OF SAID NORTHWEST 1/4 OF SECTION 32; THENCE NORTHERLY ALONG THE WEST LINE OF SAID NORTHWEST 1/4 OF SECTION 32, A DISTANCE OF 536.65 FEET PER PLAT DATED JUNE 20, 1988 (DISTANCE RECORDED ON PLAT NO. 1232690 DATED JUNE 15, 1972, BEING 533.50 FEET) TO A POINT; THENCE CONTINUING NORTHERLY ALONG SAID WEST LINE OF THE NORTHWEST 1/4 OF SECTION 32, A DISTANCE OF 351.51 FEET PER PLAT DATED JUNE 20, 1988 (DISTANCE RECORDED ON PLAT NO. 1232690 DATED JUNE 15, 1972, BEING 351.00 FEET) TO A POINT OF BEGINNING; THENCE NORTHERLY ALONG THE LAST DESCRIBED LINE EXTENDED, A DISTANCE OF 466.69 FEET TO A POINT; THENCE EASTERLY ALONG A LINE FORMING AN ANGLE OF 89 DEGREES, 51 MINUTES, 38 SECONDS TO THE RIGHT OF THE LAST DESCRIBED LINE EXTENDED, A DISTANCE OF 333.54 FEET TO A POINT; THENCE SOUTHWESTERLY ALONG A LINE FORMING AN ANGLE OF 168 DEGREES, 06 MINUTES, 48 SECONDS TO THE RIGHT OF THE LAST DESCRIBED LINE EXTENDED, A DISTANCE OF 249.10 FEET TO A POINT; THENCE CONTINUING SOUTHWESTERLY ALONG A LINE FORMING AN ANGLE OF 23 DEGREES, 25 MINUTES, 33 SECONDS TO THE LEFT OF THE LAST DESCRIBED LINE EXTENDED, A DISTANCE OF 48.10 FEET TO A POINT; THENCE SOUTHERLY ALONG A LINE FORMING AN ANGLE OF 54 DEGREES, 32 MINUTES, 52 SECONDS TO THE LEFT OF THE LAST DESCRIBED LINE EXTENDED, A DISTANCE OF 387.58 FEET TO A POINT; THENCE WESTERLY ALONG A LINE FORMING AN ANGLE OF 89 DEGREES, 51 MINUTES, 37 SECONDS TO THE RIGHT OF THE LAST DESCRIBED LINE EXTENDED, A DISTANCE OF 50.72 FEET TO THE POINT OF BEGINNING; EXCEPTING THEREOF, THE RIGHT OF WAY OF THE EXISTING PUBLIC ROAD).

PARCEL THREE:

(CONTINUED ON NEXT PAGE)

THIS POLICY VALID ONLY IF SCHEDULE B IS ATTACHED.

CHICAGO TITLE INSURANCE COMPANY
OWNER’S POLICY (1990)
SCHEDULE A (CONTINUED)

POLICY NO.: 1410   000369479 KA

THE SOOTH 300 FEET OF THE EAST 475 FEET OF THE NORTHWEST 1/4 OF SECTION 32, TOWNSHIP 42 NORTH, RANGE 8 EAST OF THE THIRD PRINCIPAL MERIDIAN, (EXCEPT PART DEDICATED TO CITY OF ELGIN BY PLAT RECORDED NOV. 27, 1989 AS DOCUMENT 2010689) IN THE TOWNSHIP OF DUNDEE, KANE COUNTY, ILLINOIS.

PARCEL FOUR:

THE NORTHWEST 1/4 OF SECTION 32, TOWNSHIP 42 NORTH, RANGE 8 EAST OF THE THIRD PRINCIPAL MERIDIAN, (EXCEPTING THEREFROM: THE NORTH 1/2 OF THE NORTHWEST 1/4 OF SAID NORTHWEST 1/4, AND EXCEPT THE SOUTH 300.00 FEET OF THE EAST 475.00 FEET OF SAID NORTHWEST 1/4, AND EXCEPT TEEPLE’S SUBDIVISION AND A FIVE ACRE PARCEL, DESCRIBED AS FOLLOWS: COMMENCING AT THE SOUTHWEST CORNER OF SAID NORTHWEST 1/4; THENCE NORTH 01 DEGREES, 52 MINUTES, 53 SECONDS EAST, ALONG THE WEST LINE OF SAID NORTHWEST 1/4, A DISTANCE OF 536.65 FEET TO THE SOUTH LINE, AS MONUMENTED, OF SAID TEEPLE’S SUBDIVISION FOR THE POINT OF BEGINNING; THENCE SOUTH 88 DEGREES, 10 MINUTES, 19 SECONDS EAST, ALONG SAID SOUTH LINE, A DISTANCE OF 237.29 FEET TO THE SOUTHEAST CORNER, AS MONUMENTED OF SAID TEEPLE’S SUBDIVISION; THENCE NORTH 01 DEGREES, 46 MINUTES, 35 SECONDS EAST, ALONG THE EAST LINE, AS MONUMENTED, OF SAID TEEPLE’S SUBDIVISION, A DISTANCE OF 351.86 FEET TO THE NORTHEAST CORNER, AS MONUMENTED, OF SAID TEEPLE’S SUBDIVISION; THENCE SOUTH 88 DEGREES, 15 MINUTES, 29 SECONDS EAST, ALONG THE EASTERLY EXTENSION OF THE NORTHERLY LINE, AS MONUMENTED, OF SAID TEEPLE’S SUBDIVISION, A DISTANCE OF 230.95 FEET; THENCE NORTH 01 DEGREES, 52 MINUTES, 53 SECONDS EAST, PARALLEL WITH THE SAID WEST LINE OF THE NORTHWEST 1/4, A DISTANCE OF 466.69 FEET; THENCE NORTH 88 DEGREES, 15 MINUTES, 29 SECONDS WEST, PARALLEL WITH THE NORTH LINE, AS MONUMENTED, OF SAID TEEPLE’S SUBDIVISION, A DISTANCE OF 457.60 FEET TO THE SAID WEST LINE OF THE NORTHWEST 1/4; THENCE SOUTH 01 DEGREES, 52 MINUTES, 53 SECONDS WEST, ALONG SAID WEST LINE, A DISTANCE OF 818.20 FEET TO THE POINT OF BEGINNING, AND EXCEPT THAT PART LYING NORTHERLY AND NORTHEASTERLY OF THE SOUTHWESTERLY LINE OF THE ILLINOIS STATE TOLL HIGHWAY COMMISSION PARCEL NO. N-4D-57, DESCRIBED AS FOLLOWS: COMMENCING AT THE SOUTHEAST CORNER OF SAID NORTHWEST 1/4; THENCE NORTH 01 DEGREES, 51 MINUTES, 04 SECONDS EAST, ALONG THE EAST LINE OF SAID NORTHWEST 1/4, A DISTANCE OF 616.24 FEET FOR THE POINT OF BEGINNING AND BEING ON THE SOUTHWESTERLY LINE, AS MONUMENTED, OF SAID PARCEL NO. N-4D-57; THENCE CONTINUING ALONG THE LAST DESCRIBED COURSE, A DISTANCE OF 346.02 FEET TO THE NORTHEASTERLY LINE, AS MONUMENTED, OF SAID PARCEL NO. N-4D-57; THENCE NORTH 58 DEGREES, 15 MINUTES, 38 SECONDS WEST, ALONG SAID NORTHEASTERLY LINE, A DISTANCE OF 2052.26 FEET TO THE SOUTH LINE OF THE NORTH 1/2 OF THE NORTHWEST 1/4 OF SAID NORTHWEST 1/4; THENCE NORTH 88 DEGREES, 13 MINUTES, 58 SECONDS WEST, ALONG SAID SOUTH LINE, A DISTANCE OF 600.50 FEET TO THE SOUTHWESTERLY LINE AS MONUMENTED, OF SAID PARCEL NO. N-4D-57; THENCE SOUTH 58 DEGREES, 15 MINUTES, 38 SECONDS EAST, ALONG SAID SOUTHWESTERLY LINE, A DISTANCE OF 2744.88 FEET TO THE POINT OF BEGINNING, AND ALSO EXCEPT THE ILLINOIS TOLL HIGHWAY COMMISSION PARCEL NO. N-4D-57. 2, DESCRIBED AS FOLLOWS: COMMENCING AT THE NORTHWEST CORNER OF SAID NORTHWEST 1/4; THENCE SOUTH 01 DEGREES, 52 MINUTES, 53 SECONDS WEST, ALONG THE WEST LINE OF SAID NORTHWEST 1/4, A DISTANCE OF 663.64 FEET TO THE SOUTHWEST CORNER OF THE NORTH 1/2 OF THE NORTHWEST 1/4 OF SAID NORTHWEST 1/4, HEREINAFTER REFERRED TO AS POINT C; THENCE CONTINUING ALONG THE LAST DESCRIBED COURSE, A DISTANCE OF 707.96 FEET; THENCE SOUTH 88 DEGREES, 01 MINUTES, 51 SECONDS EAST, PERPENDICULAR TO THE CENTER LINE OF RANDALL ROAD, AS PER DEDICATION OF THE RIGHT OF WAY FOR PUBLIC ROAD PURPOSES, DOCUMENT NO. 576570, FILED IN THE RECORDER’S OFFICE OF KANE COUNTY, ILLINOIS ON MARCH 21, 1947, A DISTANCE OF 30.19 FEET TO THE EAST RIGHT OF WAY LINE OF SAID RANDALL ROAD FOR THE POINT OF BEGINNING; THENCE NORTH

THIS POLICY VALID ONLY IF SCHEDULE B IS ATTACHED.

CHICAGO TITLE INSURANCE COMPANY
OWNER’S POLICY (1990)
SCHEDULE A (CONTINUED)

POLICY NO.: 1410   000369479 KA

06 DEGREES, 44 MINUTES, 20 SECONDS EAST, A DISTANCE OF 710.74 FEET TO A POINT ON THE SOUTH LINE OF THE NORTH 1/2 OF THE NORTHWEST 1/4 OF SAID NORTHWEST 1/4, THAT IS 90.37 FEET, AS MEASURED ALONG SAID SOUTH LINE, EAST OF AFORESAID POINT C; THENCE NORTH 88 DEGREES, 13 MINUTES, 58 SECONDS WEST, ALONG SAID SOUTH LINE A DISTANCE OF 59.10 FEET TO THE SAID EAST RIGHT OF WAY LINE OF RANDALL ROAD; THENCE SOUTH 01 DEGREES, 58 MINUTES, 09 SECONDS WEST, ALONG SAID RIGHT OF WAY LINE, A DISTANCE OF 708.07 FEET TO THE POINT OF BEGINNING), (ALSO EXCEPTING THEREFROM THAT PART OF THE LAND CONVEYED TO ILLINOIS STATE TOLL HIGHWAY AUTHORITY BY DEED RECORDED SEPTEMBER 29, 1988 AS DOCUMENT 1934642) (AND ALSO EXCEPT PART DEDICATED TO CITY OF ELGIN BY PLAT RECORDED NOV. 27, 1989 AS DOCUMENT 2010689) IN DUNDEE TOWNSHIP, KANE COUNTY, ILLINOIS.

PARCEL FIVE:

THE NORTH 468.03 FEET, AS MEASURED ALONG THE EAST AND WEST LINES OF THE SOUTHWEST 1/4 OF SECTION 32, TOWNSHIP 42 NORTH, RANGE 8 EAST OF THE THIRD PRINCIPAL MERIDIAN, (EXCEPT PART CONVEYED BY DEED RECORDED JULY 12, 1990 AS DOCUMENT 90K36232 TO COUNTY OF KANE) (AND ALSO EXCEPT PART DEDICATED TO CITY OF ELGIN BY PLAT RECORDED NOV. 27, 1989 AS DOCUMENT 2010689) IN THE CITY OF ELGIN, KANE COUNTY, ILLINOIS.

THIS POLICY VALID ONLY IF SCHEDULE B IS ATTACHED.

CHICAGO TITLE INSURANCE COMPANY
OWNER’S POLICY (1990)
SCHEDULE B

POLICY NO.: 1410    000369479 KA

EXCEPTIONS FROM COVERAGE

THIS POLICY DOES NOT INSURE AGAINST LOSS OR DAMAGE SUSTAINED BY THE INSURED (AND THE COMPANY WILL NOT PAY COSTS, ATTORNEY’S FEES OR EXPENSES) BY REASON OF THE FOLLOWING EXCEPTIONS:

GENERAL EXCEPTIONS :

(1)	RIGHTS OR CLAIMS OF PARTIES IN POSSESSION NOT SHOWN BY PUBLIC RECORDS.

(2)	ENCROACHMENTS, OVERLAPS, BOUNDARY LINE DISPUTES, OR OTHER MATTERS WHICH WOULD BE DISCLOSED BY AN ACCURATE SURVEY AND INSPECTION OF THE PREMISES.

(3)	EASEMENTS, OR CLAIMS OF EASEMENTS, NOT SHOWN BY THE PUBLIC RECORDS.

(4)	ANY LIEN, OR RIGHT TO A LIEN, FOR SERVICES, LABOR, OR MATERIAL HERETOFORE OR HEREAFTER FURNISHED, IMPOSED BY LAW AND NOT SHOWN BY THE PUBLIC RECORDS.

(5)	TAXES OR SPECIAL ASSESSMENTS WHICH ARE NOT SHOWN AS EXISTING LIENS BY THE PUBLIC RECORDS.

SPECIAL EXCEPTIONS: THE MORTGAGE, IF ANY, REFERRED TO IN ITEM 4 OF SCHEDULE A.

AZ	6.	TAXES FOR THE YEAR 1991 ARE PAYABLE IN 2 INSTALLMENTS.

PERMANENT INDEX NUMBER 03-32-100-008

THE FIRST INSTALLMENT, AMOUNTING TO $451.74, IS NOT DELINQUENT BEFORE JUNE 15, 1992.

THE SECOND INSTALLMENT, AMOUNTING TO $451.74, IS NOT DELINQUENT BEFORE SEPTEMBER 15, 1992.

TAXES FOR 1992 NOT YET DUE OR PAYABLE.

TAXES FOR THE YEAR 1991 ARE PAYABLE IN 2 INSTALLMENTS.

PERMANENT INDEX NUMBER 03-32-100-006

THE FIRST INSTALLMENT, AMOUNTING TO $1,623.24, IS NOT DELINQUENT BEFORE JUNE 15, 1992. THE SECOND INSTALLMENT, AMOUNTING TO $1,623.24, IS NOT DELINQUENT BEFORE SEPTEMBER 15, 1992.

TAXES FOR 1992 NOT YET DUE OR PAYABLE.

TAXES FOR THE YEAR 1991 ARE PAYABLE IN 2 INSTALLMENTS.

PERMANENT INDEX NUMBER 03-32-100-014

THE FIRST INSTALLMENT, AMOUNTING TO $2,298.33, IS NOT DELINQUENT BEFORE JUNE 15, 1992.

THE SECOND INSTALLMENT, AMOUNTING TO $2,298.33, IS NOT DELINQUENT BEFORE SEPTEMBER 15, 1992.

TAXES FOR 1992 NOT YET DUE OR PAYABLE.

TAXES FOR THE YEAR 1991 ARE PAYABLE IN 2 INSTALLMENTS.

PERMANENT INDEX NUMBER 03-32-100-012

THE FIRST INSTALLMENT, AMOUNTING TO $89,015.31, IS NOT DELINQUENT BEFORE JUNE 15, 1992.

THE SECOND INSTALLMENT, AMOUNTING TO $89,015.31, IS NOT DELINQUENT BEFORE SEPTEMBER 15, 1992.

TAXES FOR 1992 NOT YET DUE OR PAYABLE.

CHICAGO TITLE INSURANCE COMPANY

OWNER’S POLICY (1990)
SCHEDULE B

POLICY NO.:   1410 000369479 KA

EXCEPTIONS FROM COVERAGE

(CONTINUED)

		TAXES FOR THE YEAR 1991 ARE PAYABLE IN 2 INSTALLMENTS.

		PERMANENT INDEX NUMBER 03-32-300-006

		THE FIRST INSTALLMENT, AMOUNTING TO $12, 052. 85, IS NOT DELINQUENT BEFORE
		JUNE 15, 1992.

		THE SECOND INSTALLMENT, AMOUNTING TO $12,052.85, IS NOT DELINQUENT BEFORE
		SEPTEMBER 15, 1992.

		TAXES FOR 1992 NOT YET DUE OR PAYABLE.

AD	7.	CLAIM FOR LIEN RECORDED APRIL 30, 1991 AS DOCUMENT 91K21032 MADE BY MI- JACK PRODUCTS INC. AGAINST AMAZING CONSTRUCTION AND OTHERS FOR $2,908.50.

AE	8.	CLAIM FOR LIEN RECORDED MAY 2, 1991 AS DOCUMENT 91K21394 MADE BY THE PATE COMPANY AGAINST W. E. O’NEIL CONSTRUCTION COMPANY AND OTHERS FOR $4,795.00.

AF	9.	CLAIM FOR LIEN RECORDED NOVEMBER 1, 1991 AS DOCUMENT 91K59559 MADE BY J. D. MOTT, INC. AGAINST MATSUSHITA ELECTRIC AND OTHERS FOR $27,007.04.

AI	10.	CLAIM FOR LIEN RECORDED SEPTEMBER 17, 1991 AS DOCUMENT 91K50567 MADE BY AMAZING CONSTRUCTION COMPANY INC. AGAINST MATSUSHITA ELECTRIC AND OTHERS FOR $37,770.72.

AR	11.	MECHANICS’ LIEN CLAIM:

		BY:	R.G. CONSTRUCTION SERVICES FORMERLY KNOWN AS RG INTERIORS
		AGAINST:	W.E. O’NEILL CONSTRUCTION AND MATSUSHITA ELECTRIC CORPORATION OF AMERICA
		RECORDED:	FEB. 11, 1992
		DOCUMENT NUMBER:	92K09182
		AMOUNT:	$130,300.48

AS	12.	MECHANICS’ LIEN CLAIM:

		BY:	LURIE PANELS
		AGAINST:	W.E. O’NEILL AND MATSUSHITA ELECTRIC CORPORATION OF AMERICA
		RECORDED:	FEB. 13, 1992
		DOCUMENT NUMBER:	92K09377
		AMOUNT:	$3,346.00

Exhibit B
Industrial Lease

WAREHOUSE LEASE

1707 NORTH RANDALL ROAD

ELGIN, ILLINOIS

DATE: March       , 2005

     Introductory Article

EXHIBITS

EXHIBIT A	PLAN OF PREMISES

EXHIBIT B	BUILDING RULES AND REGULATIONS

v

WAREHOUSE LEASE

     THIS WAREHOUSE LEASE, made as of March    , 2005, between JOHN B. SANFILIPPO & SON, INC., a Delaware corporation (“Landlord”) and MATSUSHITA ELECTRIC CORPORATION OF AMERICA, a Delaware corporation (“Tenant”).

     WITNESSETH THAT, in consideration of the covenants and agreements hereinafter set forth, Landlord hereby lets to Tenant and Tenant hereby leases from Landlord the Premises described herein, on the following terms and conditions contained in this Lease:

INTRODUCTORY ARTICLE:
BASIC LEASE PROVISIONS
AND ENUMERATION OF EXHIBITS

     A. Basic Lease Provisions. The provisions of this Introductory Article are intended to be in outline form and are addressed in detail in other Articles of this Lease.

     LEASE TERM (Also see Article 1): Premises A: [Insert time period through date 8 months after termination or waiver of Landlord’s purchase contingencies but not earlier than 11/1/05]

     Premises B: [Insert time period through date 5 months after termination or waiver of Landlord’s purchase contingencies but not earlier than 9/1/05]

     COMMENCEMENT DATE (Also see Article 1): March    , 2005

     TERMINATION DATE (Also see Article 1): [For Premises A, a period that is eight (8) months after termination or waiver of Landlord’s purchase contingencies, but not earlier than 11/1/05 and for Premises B a period that is five (5) months after termination or waiver of Landlord’s purchase contingencies, but not earlier than 9/1/05].

RENTABLE SQUARE FOOTAGE: approximately 75,000 square feet (hereinafter referred to as “Premises A” and depicted on Exhibit A); approximately 578,302 square feet (hereinafter referred to as “Premises B” and depicted on Exhibit A; Premises A and Premises B are collectively referred to herein as the “Premises”)

1

     RENT (Also see Article 2):

	Rate	Rate	Annualized	Monthly Installment
Period	PSF	PSF	Rent	of Rent
Commencement Date - Premises B Termination Date	$6.90	$3,990,283.80	$332,523.65
Premises B Termination Date — Premises A Termination Date	$6.90	$517,500.00	$43,125.00

     (The rental amount set forth above shall be hereinafter referred to as “Rent”.)

     ADDITIONAL BROKER (Also see Article 32): Paine Wetzel Associates, Inc.

     B. Enumeration of Exhibits. The following exhibits and schedules are attached hereto and incorporated herein by this reference, as though set forth in full herein:

     EXHIBIT A            Plan of Premises.

     EXHIBIT B            Rules and Regulations

     SCHEDULE I            Removable Equipment

ARTICLE 1

DEMISED PREMISES; TERM

     Landlord does hereby demise and lease to Tenant, and Tenant hereby accepts, those certain spaces as shown on the plan attached hereto and made a part hereof as Exhibit A, located in the warehouse building known as 1707 North Randall Road (the “Building”), situated on certain property (including all easements appurtenant thereto) in Elgin, Illinois (the “Property”) for a term commencing on the    day of March, 2005 and ending on the    day of    , 2005 (the “Premises B Term”) as to Premises B and on the    day of    , 2005 (the “Premises A Term”, and, together with the Premises B Term sometimes referred to collectively as the “Term”), unless sooner terminated as provided herein, subject to the terms, covenants, and agreements herein contained.

2

     Landlord agrees and acknowledges that the gate at the access to the Property from Fox Lane shall not be removed, and shall continue to be operative as currently installed, during the Term; however, the operation of the gate and guardhouse shall be subject to the reasonable rules and regulations of Landlord, so long as such rules and regulations shall not prohibit access by Tenant or its agents to the Premises

     Notwithstanding anything set forth herein to the contrary, Tenant shall have the right to terminate the Premises A Term and/or the Premises B Term, and Tenant’s obligations hereunder with respect thereto, at any time upon ten (10) days prior written notice to Landlord.

ARTICLE 2

RENT

     Tenant shall pay to Landlord or Landlord’s agent at the office of Landlord or at such other place as Landlord may from time to time designate, monthly Rent in the amount set forth in the Introductory Article, payable in advance on the first day of each and every calendar month during the Term. If the Term commences on a day other than the first day of a calendar month, or ends on a day other than the last day of a calendar month, then the Rent for such fractional month shall be prorated on the basis of 1/365th of the annual Rent for each day of such fractional month. Rent shall be payable without any prior notice or demand therefor and without any deductions or set-offs whatsoever, except as expressly set forth herein. The obligation for the timely and full payment of Rent is independent of all the obligations of Landlord under this Lease, and no offset, deduction or setoff shall be allowed or permitted unless otherwise specifically provided for in this Lease.

ARTICLE 3

INTENTIONALLY DELETED

ARTICLE 4

USE

     (A) Tenant may use and occupy the Premises for general office and warehouse use and such other uses as are conducted thereon as of the date hereof. Tenant may also use the Premises for any other lawful purposes similar to those stated above with the prior written consent of Landlord. Tenant shall not use or permit upon the Premises anything that will invalidate any policies of insurance now or hereafter carried on the Building, materially impair the value of the Building and Premises or any part thereof or materially increase the dangers, or pose unreasonable risk of harm, to third parties (on or off of the Premises) arising from activities thereon. Tenant will pay all extra insurance premiums which may be caused by the use which Tenant shall make of the Premises. Tenant will not in any manner deface or injure the Building

3

or any part thereof or overload the floors of the Premises. Tenant will not do anything or permit anything to be done upon the Premises in any way tending to create a public or private nuisance, or tending to disturb any other tenant in the Building or the occupants of neighboring property or tending to injure the reputation of the Building or commit waste thereon. Tenant will promptly and fully comply with all governmental, health and police requirements and regulations respecting its use of the Premises. Tenant will not use the Premises for lodging or sleeping purposes or for any immoral or illegal purposes. Tenant shall not conduct nor permit to be conducted on the Premises any business which is contrary to any of the laws of the United States of America or of the State of Illinois or which is contrary to the ordinances of the City of Elgin. Tenant shall not at any time manufacture, sell, or give away, and shall not at any time permit the manufacture, sale, or gift of any spirituous, fermented, intoxicating or alcoholic liquors or controlled substances on the Premises, except that the foregoing shall not be deemed to prohibit the occasional use of alcoholic beverages for entertainment purposes, so long as Tenant has in full force and effect (and delivered to Landlord a certificate of insurance therefor) a policy of host liquor liability or dram-shop insurance in form and amounts at all times reasonably satisfactory to Landlord. Tenant shall not at any time sell, purchase or give away, or permit the sale, purchase or gift of, food in any form on the Premises, except for coffee service and vending machines for its employees or as otherwise permitted by rules and regulations. The foregoing use prohibitions shall be deemed to apply to any subtenant or assignee of Tenant without requirement of further or additional notice.

     (B) Tenant agrees that it will not use, handle, generate, treat, store or dispose of, or permit the handling, generation, treatment, storage or disposal of any Hazardous Materials in, on, under, around or above the Premises now or at any future time during the Term of the Lease in violation of applicable laws and will indemnify, defend and save Landlord harmless from any and all actions, proceedings, claims, costs, expenses and losses of any kind, including, but not limited to, those arising from injury to any person, including death, damage to or loss of use or value of real or personal property, and costs of investigation and cleanup arising as a result of the use of Hazardous Materials on the Premises by Tenant or its subtenants and assigns during the Term hereof. The term “Hazardous Materials”, when used herein, shall include, but shall not be limited to, any substances, materials or wastes to the extent quantities thereof are regulated by the City of Elgin or any other local governmental authority, the State of Illinois, or the United States of America because of toxic, flammable, explosive, corrosive, reactive, radioactive or other properties that may be hazardous to human health or the environment, including asbestos and including any materials or substances that are listed in the United States Department of Transportation Hazardous Materials Table, as amended, 49 C.F.R. 172.101, or in the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C. subsections 9601 et seq., or the Resources Conservation and Recovery Act, as amended, 42 U.S.C. subsections 6901 et seq., or any other applicable governmental regulation imposing liability or standards of conduct concerning any hazardous, toxic or dangerous substances, waste or material, now or hereafter in effect. Tenant does hereby indemnify, defend and hold harmless the Landlord and its agents and their respective officers, directors, beneficiaries, shareholders, partners, agents and employees and Landlord’s lender or lenders holding a mortgage on the Property from all fines, suits, procedures, claims and actions of every kind, and all costs associated therewith (including reasonable attorneys’ and consultants’ fees) arising by, through or

4

under Tenant, its agents, subtenants, assigns, employees, contractors, servants and invitees and out of or in any way connected with any deposit, spill, discharge or other release of Hazardous Materials that occurs during the Term of this Lease, at or from the Premises, or which arises at any time from Tenant’s use or occupancy of the Premises, or from Tenant’s failure to provide all information, make all submissions, and take all steps required by all applicable governmental authorities. Landlord agrees and acknowledges that the foregoing indemnity by Tenant does not apply to any liability arising from the acts or omissions of Landlord or other Tenants or occupants of the Building or the agents or employees of any of the foregoing. Tenant’s obligations and liabilities under this paragraph shall survive the expiration of the Term of this Lease. Tenant acknowledges that it has had ample opportunity to inspect the Premises and perform any environmental assessments it considers appropriate to determine the environmental condition of the Premises, that Tenant has not relied on any representation of the Landlord regarding such condition, and that Tenant has consulted its own experts and independently satisfied itself regarding the environmental condition of the Premises.

ARTICLE 5

SERVICES

     Landlord shall provide, except as otherwise provided herein and subject to applicable government codes, rules, regulations, and guidelines applicable thereto, and further subject to Landlord’s inability to provide due to circumstances beyond Landlord’s reasonable control whether mandatory or voluntary, the following services:

     (A) Air-cooling and heat to provide a temperature condition consistent with similar buildings in the northwest suburban Chicago area, daily from 7:00 A.M. to 6:00 P.M. (Saturdays to 1:00 P.M.), Sundays and holidays excepted. Whenever heat-generating machines or equipment installed by Tenant affect the temperature otherwise maintained by Landlord in the Premises, Landlord shall be relieved of responsibility for maintaining the air conditioning standards applicable to the Building, and in such event Tenant shall (1) discontinue use of such heat-generating machines or equipment, or (2) install supplementary air conditioning units in the Premises, the cost, installation, operation and maintenance of which shall be paid by Tenant. Tenant agrees that at all times it will cooperate with Landlord and abide by all reasonable regulations and requirements which Landlord may prescribe for the proper functioning of the ventilating and air conditioning systems.

     (B) Water for drinking, lavatory and toilet purposes drawn through fixtures installed by the Landlord, or by Tenant with Landlord’s written consent, from regular Building supply at the prevailing temperature. Tenant shall pay Landlord at rates fixed by Landlord for water furnished for any other purpose. Tenant shall not waste or permit the waste of water.

     (C) Electrical service to the Premises. Tenant agrees that if it purchases any lamps, bulbs, ballasts and starters used in the Premises from anyone other than Landlord, all such items shall be of the same type as those used in the Building. Landlord agrees that it shall provide

5

Tenant use of the existing supplemental electrical generator serving the Building reasonably adequate to operate life safety systems such as, but not limited to, emergency lighting and security/fire prevention controls, in the event standard electrical service to the Building becomes unavailable, but Tenant acknowledges and agrees that Landlord shall not be responsible for repairing, replacing or installing any new generator equipment except to the extent required to comply with any applicable ordinances, codes or government regulations.

     (D) Security service including, without limitation, key card or similar secured entry system at all times, with Tenant being responsible for the cost of any keys or identification cards necessary for Tenant’s use of such system in excess of    (    ) keys or cards.

     (E) Access to (1) the rooftop of the Building and such other parts thereof as may be necessary for the use, at Tenant’s sole cost and expense, of a satellite dish and/or antenna as currently located thereon, and (2) cabling and conduit now installed as may be reasonably necessary in connection with Tenant’s use and occupancy of the Premises, including, without limitation, such reasonable access to all of the foregoing as may be necessary for the repair, maintenance or replacement thereof by Tenant or its agents. Tenant hereby indemnifies and holds Landlord harmless for any and all work conducted pursuant to this subparagraph (E) and agrees to promptly repair the Building to the extent it is damaged by any such work. Tenant shall provide to Landlord the names of the contractors that it employs to conduct such work and shall provide any other information reasonably requested by Landlord including, but not limited to, insurance from the contractors naming Landlord an additional insured.

     (F) Life safety systems, telecommunications equipment and cabling, and natural gas distribution system, all as currently installed on the Building and the Property or upgraded by Landlord.

     (G) Such additional services on such terms and conditions as may be mutually agreed upon by Landlord and Tenant.

     So long as Landlord or any other entity operates a cafeteria, health club, conference center, central mail/package receiving room or other similar amenity on the Property for use by employees of Landlord or any affiliate of Landlord or other tenants of the Property, Landlord agrees that Tenant’s employees shall have full access to such facilities and, if a cost is charged therefor, at the lowest cost offered to any other users thereof. In the event Landlord elects not to operate a cafeteria on the Property, and if Tenant operates the cafeteria at Tenant’s sole cost and expense pursuant to that certain Office Lease dated March    , 2005 by and between Landlord and Tenant (“Office Lease”), Tenant agrees that Landlord’s employees or any other tenant of the Property shall have full access to such facilities and, if a cost is charged therefor, at the lowest cost offered to any other users thereof.

     Tenant agrees that neither Landlord nor any company, firm, or individual operating, maintaining, repairing, managing or supervising the plant or facilities furnishing any of the above services, nor any of their respective agents or employees shall be liable to Tenant, or any of Tenant’s subtenants, assigns, employees, agents, customers or invitees or anyone claiming

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through, by or under Tenant, for any damages, injuries, losses, expenses, claims or causes of action, because of any interruption, diminution, delay or discontinuance at any time for any reason in the furnishing of any of the above services, except solely if caused by the gross negligence or recklessness of Landlord or its agents; nor shall any such interruption, diminution, delay or discontinuance relieve Tenant from full performance of Tenant’s obligations under this Lease. Notwithstanding the foregoing, in the event that any interruption or discontinuance is caused by the gross negligence or recklessness of Landlord or its agents and such interruption or discontinuance continues beyond ten (10) consecutive business days in the Premises, or any portion thereof, and on account of such interruption or disturbance the Premises becomes substantially untenantable, Rent shall abate proportionately for so long as Tenant remains unable to conduct its business in the Premises or such portion thereof. Landlord agrees to use reasonable efforts to restore any such interrupted or discontinued service as soon as reasonably practicable. Landlord shall not be responsible for any interruption or discontinuance described above caused by third parties (other than its agents as set forth above) or by an act of God.

ARTICLE 6

POSSESSION

     Landlord shall deliver possession of the Premises on the Commencement Date. If Tenant shall enter possession of all or any part of the Premises prior to the date fixed above for the first day of the Term, all of the covenants and conditions of this Lease shall be binding upon the parties hereto in respect of such possession the same as if the first day of the Term had been fixed as of the date when Tenant entered such possession except that Tenant shall not pay Rent for the period prior to the first day of the Term of this Lease.

ARTICLE 7

CONDITION OF PREMISES

     Tenant’s taking possession of any portion of the Premises shall be conclusive evidence as against Tenant that such portion of the Premises were in good order and satisfactory condition when the Tenant took possession. Tenant acknowledges that it owned the Building prior to the commencement of the Term of this Lease, that Tenant has had ample opportunity to inspect the Premises and perform any inspections or assessments it considers appropriate to determine the condition of the Premises, that Tenant has not relied on any representation of Landlord regarding such condition, that Tenant has consulted its own experts and independently satisfied itself regarding the condition of the Premises, and that Tenant has accepted the Premises “ AS-IS, WHERE-IS” with all faults. No promise of the Landlord to alter, remodel, repair or improve the Premises or the Building and no representations respecting the condition of the Premises or the Building have been made by Landlord to Tenant.

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ARTICLE 8

REPAIRS

     Except as may otherwise be provided in Article 11 of this Lease, and subject to the provisions of Article 9 of this Lease, Tenant shall, at its sole cost and expense, keep the Premises in good order, repair and tenantable condition at all times during the Term, ordinary wear and tear excepted, provided, however, that Tenant shall not be required to repair or replace broken or damaged exterior window glass unless such replacement or repair is necessitated by the act, failure to act, or neglect of Tenant, its subtenants, assigns, servants, employees, agents, invitees or guests. If Tenant does not make such repairs and replacements as described above within a reasonable time, Landlord may, but need not, make such repairs and replacements and the costs paid or incurred by Landlord for such repairs and replacements (including Landlord’s overhead and profit, and the cost of general conditions) shall be deemed additional Rent reserved under this Lease due and payable within thirty (30) days after Tenant’s receipt of an itemized invoice and supporting documentation. Landlord may, but shall not be required so to do, enter the Premises at all reasonable times upon prior written notice to Tenant (except in the event of any emergency) to make any repairs, alterations, improvements or additions, including, but not limited to, ducts and all other facilities for heating and air conditioning service, as Landlord shall desire or deem necessary for the safety, maintenance, repair, preservation or improvement of the Building, or as Landlord may be required or requested to do by the City of Elgin or by the order or decree of any court or by any other proper authority.

     In the event Landlord or its agents or contractors shall elect or be required to make repairs, alterations, improvements or additions to the Premises or the Building, Landlord shall be allowed to take into and upon the Premises all material that may be required to make such repairs, alterations, improvements or additions and, during the continuance of any of said work, to temporarily close doors, entryways, public space and corridors in the Building and to interrupt or temporarily suspend any services and facilities without being deemed or held guilty of an eviction of Tenant or for damages to Tenant’s property, business or person, and the Rent reserved herein shall in no way abate while said repairs, alterations, improvements or additions are being made, and Tenant shall not be entitled to maintain any set-off or counterclaim for damages of any kind against Landlord by reason thereof. Landlord may, at its option, make all such repairs, alterations, improvements or additions in and about the Building and the Premises during ordinary business hours, but if Tenant desires to have the same done at any other time, Tenant shall pay for all overtime and additional expenses resulting therefrom. Landlord agrees to use all reasonable efforts to minimize any interference with Tenant’s business operations in the Premises and shall remain liable for its or its agents’ gross negligence.

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ARTICLE 9

ALTERATIONS

     Tenant shall not, without the prior written consent of Landlord in each instance obtained, which consent shall not be unreasonably withheld, delayed or conditioned, make any repairs, replacements, alterations, improvements or additions to the Premises, provided, however, no such consent shall be required with respect to cosmetic alterations or any separate security system for the Premises installed by Tenant, in which case Tenant shall deliver to Landlord all system codes, contact information for the applicable security company, and a copy of any keys to such system. In the event Tenant desires to make any alterations, improvements or additions pursuant to this Article 9, or any repairs or replacements pursuant to Article 8 of this Lease, Tenant shall prior to commencing any such work:

     (a) In the event such work is structural or affects mechanical systems, submit to Landlord for review plans and specifications showing such work in reasonable detail;

     (b) Furnish Landlord with the names and addresses of all contractors and copies of all contracts with such contractors;

     (c) Furnish commercially reasonable certificates of insurance from all contractors performing such work evidencing commercial general liability, automobile liability, employer’s liability and worker’s compensation insurance, the last in statutory amounts; and

     (d) Provide Landlord with copies of all necessary permits evidencing compliance with all ordinances and regulations of the City of Elgin or any department or agency thereof, and with the requirements of all statutes and regulations of the State of Illinois or any department or agency thereof.

     Tenant hereby agrees to protect, defend, indemnify and hold Landlord, the Building and the Property harmless from and against any and all liabilities of every kind and description which may arise out of or in connection with such repairs, replacements, alterations, improvements or additions by Tenant or any subtenant or assign of Tenant.

     Upon completing any of such repairs, replacements, alterations, improvements or additions, Tenant shall furnish Landlord with contractors’ affidavits, sworn statements, full and final waivers of lien and receipted bills covering all labor and material expended and used and, in the event such work is structural or affects mechanical systems or is of a type for which such plans and specifications are customarily prepared, two (2) sets of final as-built plans and specifications. All repairs, replacements, alterations, improvements and additions shall comply with all reasonable insurance requirements and with all ordinances and regulations of the City of Elgin or any department or agency thereof and with the requirements of all statutes and regulations of the State of Illinois or of any department or agency thereof. All repairs,

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replacements, alterations, improvements and additions shall be constructed in a good and workmanlike manner and only good grades of material shall be used.

     Landlord agrees to inform Tenant at the time any such alterations are approved or, if such approval is not required, upon the request of Tenant, if such alterations will be required to be removed upon expiration or early termination hereof. All alterations, improvements, additions, repairs, or replacements, whether temporary or permanent in character, including, without limitation, wall coverings, carpeting and other floor coverings, special lighting installations, built-in or attached shelving, cabinetry, and mirrors, made by Landlord or Tenant in or upon the Premises and not required to the removed as aforesaid shall become Landlord’s property and shall remain upon the Premises at the termination of this Lease by lapse of time or otherwise without compensation to Tenant (excepting only Tenant’s movable office furniture, trade fixtures, office equipment and the equipment listed on Schedule I attached hereto).

ARTICLE 10

COVENANT AGAINST LIENS

     Nothing contained in this Lease shall authorize or empower Tenant to do any act which shall in any way encumber Landlord’s title to the Building, Property or Premises, nor in any way subject Landlord’s title to any claims by way of lien or encumbrance whether claimed by operation of law or by virtue of any expressed or implied contract of Tenant, and any claim to a lien upon the Building, Property or Premises arising from any act or omission of Tenant shall attach only against Tenant’s interest and shall in all respects be subordinate to Landlord’s title to the Building, Property and Premises. If Tenant has not removed or bonded over any such lien or encumbrance within thirty (30) days after written notice to Tenant by Landlord, Landlord may, but shall not be obligated to, pay the amount necessary to remove such lien or encumbrance, without being responsible for making any investigation as to the validity or accuracy thereof, and the amount so paid, together with all costs and expenses (including attorneys’ fees) incurred by Landlord in connection therewith, shall be deemed additional Rent reserved under this Lease due and payable within thirty (30) days after Tenant’s receipt of notice of such payment by Landlord and supporting documentation.

ARTICLE 11

DAMAGE OR DESTRUCTION BY FIRE OR CASUALTY

     (A) If the Premises or any part of the Building shall be damaged by fire or other casualty and if such damage does not render all or a substantial portion of the Premises or the Building untenantable, then, except as expressly hereinafter set forth, Landlord shall proceed to repair and restore the same to its prior existing condition with reasonable promptness, subject to reasonable delays for insurance adjustments and delays caused by matters beyond Landlord’s control. If any such damage renders all or a substantial portion of the Premises or the Building untenantable, Landlord or Tenant shall have the right to terminate this Lease by notice delivered

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to the other within thirty (30) days after such casualty. If neither party elects to terminate this Lease, Landlord shall proceed with reasonable promptness and all due diligence to repair and restore the Premises, subject to reasonable delays for insurance adjustments and delays caused by matters beyond Landlord’s control, and also subject to zoning laws and building codes then in effect. Landlord shall have no liability to Tenant so long as Landlord shall proceed with reasonable promptness and due diligence to complete the same. In addition to the foregoing, either Landlord or Tenant shall have the right to terminate this Lease if a material casualty damages the Premises during the last three (3) months of the Term, by delivering notice thereof to the other within ten (10) days after such casualty. Notwithstanding anything to the contrary herein set forth, Tenant shall not have the right to terminate this Lease pursuant to this Article 11 if the damage or destruction was caused by the intentional or negligent act of Tenant, its subtenants, assigns, agents or employees.

     (B) In the event any such fire or casualty damage not caused by the intentional or negligent act of Tenant, its agents or employees, renders the Premises substantially untenantable and Tenant is not occupying the Premises and if this Lease shall not be terminated pursuant to the foregoing provisions of this Article 11 by reason of such damage, then Rent shall abate during the period beginning with the date of such damage and ending with the date when Landlord substantially completes its repair and restoration work. Such abatement shall be in an amount bearing the same ratio to the total amount of Rent for such period as the portion of the Premises being repaired and restored by Landlord and not heretofore delivered to Tenant from time to time bears to the entire Premises. In the event of termination of this Lease pursuant to this Article 11, Rent shall be apportioned on a per diem basis and be paid to the date of such fire or other casualty.

     (C) In the event of any such fire or other casualty, and if this Lease is not terminated pursuant to the foregoing provisions of this Lease, Tenant shall repair and restore any portion of alterations, additions or improvements made by or on behalf of Tenant in the Premises.

ARTICLE 12

INSURANCE

     In consideration of the leasing of the Premises at the rental stated in Article 2, Landlord and Tenant agree to provide insurance and allocate the risk of loss as follows:

          (a) Tenant, at its sole cost and expense but for the mutual benefit of Landlord and Tenant (when used in this Article the term “Landlord” shall include Landlord and its officers, agents, servants and employees, lenders holding a mortgage on the Property and, if Landlord is succeeded by a land trust, its beneficiaries, and the term “Tenant” shall include Tenant and its officers, agents, servants and employees), shall purchase and keep and maintain in force and effect during the Term hereof, insurance under policies issued by insurers of recognized responsibility on its trade fixtures, merchandise, inventory, contents, furniture, equipment or other personal property located in the Premises protecting Landlord and Tenant from damage or other loss caused by fire or other casualty including, but not limited to, vandalism and malicious

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mischief, perils covered by all risk and extended coverage, theft, sprinkler leakage, water damage (however caused), explosion, malfunction or failure of heating and cooling or other apparatus, and other similar risks in amounts not less than the full insurable replacement value of such property. Such insurance shall provide that it is specific and not contributory and shall name the Landlord as an additional insured party and shall contain a replacement cost endorsement. Tenant shall deliver certificates of insurance evidencing such coverage upon execution hereof and thereafter not less than twenty (20) days prior to the expiration date of any such policy.

          (b) During the Term of this Lease, Tenant shall obtain and promptly pay all premiums for Commercial General Liability Insurance with broad form extended coverage including Contractual Liability Insurance with respect to and against claims occurring upon in or about the Premises and the business operated by Tenant and any subtenant in the Premises with a minimum coverage of a combined single limit of $2,000,000.00, and all such policies and renewals thereof shall name the Landlord and the Tenant as insureds. All policies of insurance shall provide that the insurer shall endeavor to deliver to Landlord prior written notice of cancellation of said policies. On or before the Commencement Date of the term of this Lease, and thereafter not less than twenty (20) days prior to the expiration dates of said policy or policies, Tenant shall provide certificates of insurance evidencing coverages required by this Lease.

     All the insurance required under this Lease shall be issued by insurance companies authorized to do business in the State of Illinois with a financial rating of at least a A+ as rated in the most recent edition of Best’s Insurance Reports and in business for the past five years.

     Landlord agrees to purchase and keep in force and effect insurance on the Building against fire and such other risks as may be included in extended coverage insurance from time-to-time in the amount of the full insurable value of the Building including, without limitation, non-trade fixtures, wall and floor coverings, lighting fixtures and built-in cabinets and bookshelves. Such policies shall contain a replacement cost endorsement and a clause pursuant to which the insurance carriers waive all rights of subrogation against the Tenant with respect to losses payable under such policies, except for the amount of any deductible under such policies.

     By this section, Landlord and Tenant intend that the risk of loss or damage as described above be borne by responsible insurance carriers to the extent above provided, and Landlord and Tenant hereby release each other and agree to look solely to, and to seek recovery only from, their respective insurance carriers in the event of a loss of a type described above to the extent that such coverage is agreed to be provided hereunder. For this purpose, any applicable deductible amount shall be treated as though it were recoverable under such policies. Landlord and Tenant agree that applicable portions of all monies collected from such insurance shall be used toward the full compliance of the obligations of Landlord and Tenant under this Lease in connection with damage resulting from fire or other casualty.

ARTICLE 13

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INTENTIONALLY DELETED

ARTICLE 14

CONDEMNATION

     If the whole or any material part of the Building or Property, other than a part which does not interfere with the maintenance or operation thereof, shall be taken or condemned by any competent authority for any public or quasi-public use or purpose or if any adjacent property or street shall be condemned or improved in such manner as to require the use of any part of the Premises or of the Building, other than a part which does not interfere with the maintenance or operation thereof, or a conveyance is made in lieu of such a taking, the Term, at the option of Landlord, shall end upon the date when the possession of the part so taken shall be vested in such authority. If the whole or any part of the Premises shall be taken or condemned by any competent authority for any public or quasi-public use or purpose or a conveyance is made in lieu of such a taking, the Term, at the option of Tenant, shall end upon the date when the possession of the part so taken shall be vested in such authority. Landlord shall be entitled to receive the entire award including all income, rents, any interest thereon and any other compensation for any taking or conveyance without any payment to Tenant, the Tenant hereby assigning to the Landlord the Tenant’s interest therein, if any, excluding any award Tenant shall be entitled to claim, prove and receive as a separate award in the condemnation proceeding for its relocation, leasehold improvements or trade fixtures. Current Rent shall be apportioned as of the date of vesting in such authority.

ARTICLE 15

WAIVER OF CLAIMS

     Tenant agrees that, to the extent not expressly prohibited by law, Landlord and its lenders, officers, agents, servants and employees shall not be liable for (nor shall Rent abate as a result of) any direct or consequential damage (including damage claimed for actual or constructive eviction) either to person or property sustained by Tenant, its subtenants, assigns, officers, servants, employees, agents, invitees or guests due to the Building or any part thereof or any appurtenances thereof becoming out of repair, or due to the happening of any accident in or about said Building, or due to any act or neglect of any tenant or occupant of said Building or of any other person. This provision shall apply particularly (but not exclusively) to damage caused by water, snow, frost, steam, sewage, gas, electricity, sewer gas or odors or by the bursting, leaking or dripping of pipes, faucets and plumbing fixtures and windows, and shall apply without distinction as to the person whose act or neglect was responsible for the damage and whether the damage was due to any of the causes specifically enumerated above or to some other cause of an entirely different kind. Tenant further agrees that all of Tenant’s personal property in the Premises or the Building shall be at the risk of Tenant only and that Landlord shall not be liable for any loss or damage thereto or theft thereof. Notwithstanding the foregoing, Landlord shall not hereby be exculpated from any liability arising from its or its agents’ gross negligence.

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ARTICLE 16

NONWAIVER

     No waiver of any condition expressed in this Lease shall be implied by any neglect of Landlord to enforce any remedy on account of the violation of such condition if such violation be continued or repeated subsequently, and no express waiver shall affect any condition other than the one specified in such waiver and that one only for the time and in the manner specifically stated. No receipt of moneys by Landlord from Tenant after the termination in any way of the Term or of Tenant’s right of possession hereunder or after the giving of any notice shall reinstate, continue or extend the Term or affect any notice given to Tenant prior to the receipt of such moneys, it being agreed that after the service of notice or the commencement of a suit or after final judgment for possession of the Premises Landlord may receive and collect any Rent or other sums due, and such payment shall not waive or affect said notice, suit or judgment.

ARTICLE 17

WAIVER OF NOTICE

     Except as provided in Article 18 hereof, Tenant hereby expressly waives the service of any notice of intention to terminate this Lease or to re-enter the Premises and waives the service of any demand for payment of Rent or for possession and waives the service of any other notice or demand prescribed by any statute or other law.

ARTICLE 18

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LANDLORD’S REMEDIES

     If (a) default shall be made in the payment of the Rent or any installment thereof or in the payment of any other sum required to be paid by Tenant under this Lease, or under the terms of any other agreement between Landlord and Tenant, and such default shall continue for ten (10) days after written notice to Tenant, or (b) if default shall be made in the full and prompt performance of any of the other covenants or conditions which Tenant is required to observe and perform and such default shall continue for thirty (30) days after written notice to Tenant or, if such default is not susceptible of cure within thirty (30) days, within such additional period as may be reasonable so long as Tenant is engaged in the diligent cure thereof, or (c) if the interest of Tenant in this Lease shall be levied on under execution or other legal process, or (d) if any petition shall be filed by or against Tenant to declare Tenant a bankrupt or to delay, reduce or modify Tenant’s debts or obligations, and, if filed against Tenant, is not dismissed within sixty (60) days, or (e) if any petition shall be filed or other action taken to reorganize or modify Tenant’s capital structure, if Tenant be a corporation or other entity, or (f) if Tenant be declared insolvent according to law or if any assignment of Tenant’s property shall be made for the benefit of creditors, or (g) if a receiver or trustee is appointed for

Tenant or its property, then Landlord may treat the occurrence of any one or more of the foregoing events as a breach of this Lease, and thereupon at its option may, without notice or demand of any kind to Tenant or any other person, but subject to the duty to mitigate its damages stated below, have any one or more of the following described remedies in addition to all other rights and remedies provided at law or in equity:

     (i) Landlord may terminate this Lease and the Term created hereby, in which event Landlord may forthwith repossess the Premises and be entitled to recover forthwith as damages a sum of money equal to the present value of the Rent provided to be paid by Tenant for the balance of the stated Term of the Lease, less the fair rental value of the Premises for said period, and any other sum of money and damages owed by Tenant to Landlord.

     (ii) Landlord may terminate Tenant’s right of possession and may repossess the Premises by forcible entry and detainer suit or otherwise, without demand or notice of any kind to Tenant and without terminating this Lease, in which event Landlord shall use its reasonable efforts to relet the Premises, for such amount of rent and upon such terms as shall be reasonably satisfactory to Landlord (including the right to relet the Premises for a lease term which is greater or lesser than that remaining under the Term of this Lease and the right to relet the Premises as a part of a larger area and the right to change the character or use made of the Premises). For the purpose of such reletting, Landlord is authorized to decorate or to make any repairs, changes, alterations or additions in or to the Premises that may be reasonably necessary. Landlord’s duty to mitigate its damages under this subparagraph (ii) shall be limited to a duty to attempt to relet the Premises by listing the Premises for lease with Grubb & Ellis (or similar type of commercial real estate broker familiar with similar properties in the area) pursuant to an agreement that imposes usual

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and customary marketing obligations on the listing broker within fifteen (15) days of Landlord’s actual knowledge of the Tenant’s default hereunder, and to continue to list the Premises for lease for a period of one hundred twenty (120) days thereafter. Failure of Landlord to lease the Premises prior to any other vacant space in the Building shall not be deemed a failure to mitigate under this subparagraph (ii). If (A) Landlord shall fail to relet the Premises within said one hundred twenty (120) day period or (B) the Premises are relet and a sufficient sum shall not be realized from such reletting after paying the expenses of the collection of the Rent to satisfy the Rent provided for in this Lease to be paid, then Tenant shall pay to Landlord as damages a sum equal to the amount of the Rent accrued and unpaid from the date of default until expiration of the Term or any Extension Term then in effect under the Lease, or, if the Premises have been relet, Tenant shall satisfy and pay any such deficiency upon demand therefor from time to time, and Tenant agrees that Landlord may file suit to recover any sums falling due under the terms of this paragraph and any other sums due under this Lease from time to time and that no suit or recovery of any portion due Landlord hereunder shall be any defense to any subsequent action brought for any amount not theretofore reduced to judgment in favor of Landlord.

     In the case of such termination of the Lease or Tenant’s right of possession, Tenant shall indemnify Landlord against all reasonable costs and expenses incurred in collecting amounts due from Tenant under this Lease (including reasonable attorneys’ fees, litigation expenses and the like) and recovering possession of the Premises.

     Tenant hereby waives trial by jury in any action or proceeding brought by, through or under Landlord, under or in connection with this Lease.

     Tenant hereby agrees that to the extent any of the foregoing notice periods provided for in this Article 18 and elsewhere in this Lease are greater than the notice periods required under the statutes of the State of Illinois, such greater notice periods as are provided for herein shall substitute for any such statutory notice periods, and any notices given pursuant to the terms hereof shall be deemed the notice required by any such statutes.

ARTICLE 19

SURRENDER OF POSSESSION

     (A) On or before the date this Lease and the Term hereby created terminates with respect to each of Premises A and Premises B, or on or before the date Tenant’s right of possession terminates, whether by lapse of time or at the option of Landlord pursuant to the terms and provisions of this Lease, Tenant shall:

     (i) restore the applicable portion of the Premises to reasonably good condition (except as otherwise provided hereinafter or in Article 11 of this Lease), ordinary wear and tear excepted, and remove those alterations, improvements or additions installed during the Term, whether installed by Landlord or Tenant, if such removal is required pursuant to Article 9 above;

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     (ii) remove from the applicable portion of the Premises and the Building all of Tenant’s personal property; and

     (iii) surrender possession of the applicable portion of the Premises to Landlord in a clean condition free of all rubbish and debris.

Notwithstanding the foregoing, Tenant may remove any of the items listed in Schedule II to that certain Agreement for Purchase and Sale dated December 2, 2004 by and between Landlord and Tenant that are located in the Premises, and Tenant shall not be required to repair any damage caused by such removal, except that Tenant shall repair any damage to base building mechanical systems caused by such removal.

     (B) If Tenant shall fail or refuse to deliver the Premises in the above-described condition on or before the above-specified dates, Landlord may enter into and upon the applicable portion of the Premises and put such portion of the Premises in such condition and recover from Tenant Landlord’s cost of so doing. If Tenant shall fail or refuse to comply with Tenant’s duty to remove all personal property from the Premises and the Building on or before the above-specified dates, the parties hereto agree and stipulate that Landlord may enter into and upon the applicable portion of the Premises and may, at its election:

     (i) treat such failure or refusal as an offer by Tenant to transfer title to such personal property to Landlord, in which event title thereto shall thereupon pass under this Lease as a bill of sale to and vest in Landlord absolutely without any cost either by set-off, credit allowance or otherwise, and Landlord may retain, remove, sell, donate, destroy, store, discard, or otherwise dispose of all or any part of said personal property in any manner that Landlord shall choose;

     (ii) treat such failure or refusal as conclusive evidence, on which Landlord or any third party shall be entitled absolutely to rely and act, that Tenant has forever abandoned such personal property, and without accepting title thereto, Landlord may, at Tenant’s expense, remove, store, destroy, discard or otherwise dispose of all or any part thereof in any manner that Landlord shall choose without incurring liability to Tenant or to any other person. In no event shall Landlord ever become or accept or be charged with the duties of a bailee (either voluntary or involuntary) of any personal property, and the failure of Tenant to remove all personal property from the Premises and the Building shall forever bar Tenant from bringing any action or from asserting any liability against Landlord with respect to any such property which Tenant fails to remove. If Tenant shall fail or refuse to surrender possession of the Premises to Landlord on or before the above-specified dates, Landlord may forthwith re-enter the Premises and repossess itself thereof as of its former estate and remove all persons and effects therefrom, using such force as may be necessary, without being guilty of any manner of trespass or forcible entry or detainer.

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ARTICLE 20

HOLDING OVER

     Tenant shall pay to Landlord one hundred fifty percent (150%) of the Rent then applicable for each month or portion thereof Tenant shall retain possession of the Premises or any part thereof after the termination of this Lease as it pertains to such part of the Premises as Landlord’s sole damages remedy. The provisions of this Article shall not operate as a waiver by Landlord of any right of re-entry hereinbefore provided.

ARTICLE 21

COSTS, EXPENSES AND ATTORNEYS’ FEES

     In case Landlord shall, without fault on its part, be made a party to any litigation commenced by or against Tenant, then Tenant shall pay all reasonable costs, expenses and attorneys’ fees incurred or paid by Landlord in connection with such litigation. Tenant shall also pay all reasonable costs, expenses and attorneys’ fees that may be incurred or paid by Landlord in enforcing any of Tenant’s covenants and agreements in this Lease. In case Tenant shall, without fault on its part, be made a party to any litigation commenced by or against Landlord, then Landlord shall pay all reasonable costs, expenses and attorneys’ fees incurred or paid by Tenant in connection with such litigation. Landlord shall also pay all reasonable costs, expenses and attorneys’ fees that may be incurred or paid by Tenant in enforcing any of Landlord’s covenants and agreements in this Lease.

ARTICLE 22

COMPLIANCE WITH LAWS

     Tenant and Landlord shall operate the Premises and Building respectively in compliance with all applicable federal, state, and municipal laws, ordinances and regulations and shall not knowingly, directly or indirectly, make any use of the Premises or Building which is prohibited by any such laws, ordinances or regulations. Landlord agrees not to cause any rezoning or zoning variations to become effective during the Term which would render illegal Tenant’s permitted uses of the Premises.

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ARTICLE 23

CERTAIN RIGHTS RESERVED BY LANDLORD

     Landlord shall have the following rights, exercisable without notice, except as set forth below, and without liability to Tenant for damage or injury to property, person or business and without effecting an eviction, constructive or actual, or disturbance of Tenant’s use or possession or giving rise to any claim for set-off or abatement of Rent, except that Landlord shall remain liable for its and its agents’ gross negligence:

     (a) To name the Building and to change the Building’s name or street address.

     (b) To install, affix and maintain any and all signs on the exterior and interior of the Building.

     (c) To designate and approve, prior to installation, all types of window shades, blinds, drapes, and other similar equipment, and to control all internal lighting that may be visible from the exterior of the Building.

     (d) On reasonable prior notice to Tenant, to show the Premises to (i) prospective tenants at reasonable hours and, if vacated, to decorate, remodel, repair or otherwise prepare the Premises for re-occupancy without affecting Tenant’s obligation to pay Rent, and (ii) others having a legitimate interest at any time during the Term of this Lease.

     (e) To retain at all times, and to use in appropriate instances, keys and combinations to all doors into the Premises. No locks or combinations shall be changed without the prior written consent of Landlord.

     (f) To decorate or to make repairs and/or replacement of windows, Building façade or any components of the Building envelope or other Building systems (in Landlord’s sole discretion) or any other repairs, alterations, additions, or improvements, whether structural or otherwise, in and about the Building, or any part thereof, and for such purposes to enter upon the Premises at reasonable times with prior written notice to Tenant, and, during the continuance of any of said work, to temporarily close doors, entryways, public space and corridors in the Building and to interrupt or temporarily suspend Building services and facilities, all without abatement of Rent or affecting any of Tenant’s obligations hereunder, so long as the Premises are reasonably accessible and useable.

     (g) To have and retain a paramount title to the Premises free and clear of any act of Tenant purporting to burden or encumber it.

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     (h) To grant to anyone the exclusive right to conduct any business or render any service in or to the Building, provided such exclusive right shall not operate to exclude Tenant from the use expressly permitted herein.

     (i) To approve the weight, size and location of safes, filing systems and other heavy equipment and bulky articles in and about the Premises and the Building (so as not to overload the floors of the Premises), and to require all such items and furniture and similar items to be moved into and out of the Building and Premises only at such times and in such manner as Landlord shall direct in writing. Any damages done to the Building or Premises or to other tenants in the Building by taking in or putting out safes, furniture and other items, or from overloading the floor in any way, shall be paid by Tenant. Movements of Tenant’s property into or out of the Building and within the Building are entirety at the risk and responsibility of Tenant.

     (j) To construct additions to the Building in such locations as may be designated by Landlord from time to time. Landlord agrees that any such construction shall not prohibit or impair Tenant’s use of either Premises A or Premises B. Any newly constructed areas of the Building shall not be deemed part of either Premises A or Premises B hereunder.

     Landlord may enter upon the Premises and may exercise any or all of the foregoing rights hereby reserved without being deemed guilty of an eviction or disturbance of Tenant’s use or possession and without being liable in any manner to Tenant, except to the extent of any liability arising from Landlord’s or its agents’ gross negligence.

ARTICLE 24

ESTOPPEL

     Tenant agrees that from time to time upon not less than ten (10) business days’ prior request by Landlord, Tenant or Tenant’s duly authorized representative having knowledge of the following facts shall deliver to Landlord a statement in writing certifying (a) that this Lease is unmodified and in full force and effect (or if there have been modifications that the Lease as modified is in full force and effect); (b) the dates to which the Rent and other charges have been paid; (c) that neither Landlord, to the Tenant’s knowledge, nor Tenant is in default under any provision of this Lease, or, if in default, the nature thereof in detail; (d) that there are no offsets or defenses to the payment of Rent, additional charges or any other sums payable under this Lease or, if there are any such offsets or defenses, specifying such in detail; and (e) such further factual matters as may be reasonably requested by Landlord.

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ARTICLE 25

RULES AND REGULATIONS

     Tenant agrees to observe the reservations to Landlord in Article 23 hereof and agrees, for itself, its employees, agents, servants, clients, customers, invitees, licensees and guests to observe and comply at all times with the rules and regulations set forth in Exhibit B attached hereto and made a part hereof, and with such reasonable modifications thereof and additions thereto as Landlord may from time-to-time make for the Building, and that failure to observe and comply with such reservations, rules and regulations shall constitute a default under this Lease.

     Landlord reserves the right to make such other and further reasonable rules and regulations as in Landlord’s judgment may from time to time be needful for the safety, care and cleanliness of the Building and Premises and for the preservation of good order therein. Nothing in this Lease contained shall be construed to impose upon Landlord any duty or obligation to enforce any such rules and regulations, or the terms, covenants and conditions of any other lease against any other tenant or any other persons, provided, however, that Landlord shall elect to enforce or not enforce such rules and regulations on a uniform basis, and Landlord shall not be liable to Tenant for violation of any such rules and regulations, or terms, covenants and conditions by any other tenant, its employees, agents, invitees, or by any other person.

ARTICLE 26

PARKING

     Landlord agrees to provide Tenant with reasonably sufficient parking spaces, including, without limitation, handicapped parking spaces, for Tenant’s employees, agents and invitees which shall in no event be less than the number of parking spaces required with respect to the Premises under applicable zoning ordinances.

ARTICLE 27

ASSIGNMENT AND SUBLETTING

     Tenant shall not, without the prior written consent of Landlord, which consent shall not be unreasonably withheld, delayed or conditioned, (i) assign, convey, mortgage, pledge or otherwise transfer this Lease, or any part thereof, or any interest hereunder; (ii) permit any assignment of this Lease, or any part thereof, by operation of law; (iii) sublet the Premises or any part thereof; or (iv) permit the use of the Premises, or any part thereof, by any parties other than Tenant, its agents and employees, provided, however, Tenant may assign this Lease in whole or in part to, sublet the Premises in whole or in part to and/or permit the use of the Premises in whole or in part by any affiliate of Tenant or any entity which provides services to employees of Tenant without the consent of Landlord.

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     In the event Landlord’s consent is required hereunder, Tenant shall proceed as set forth in this paragraph. Tenant shall, by notice in writing, advise Landlord of its intention from, on and after a stated date (which shall not be less than thirty (30) days after date of Tenant’s notice), to assign this Lease, or any part thereof, or to sublet any part or all of the Premises for the balance or any part of the Term. Tenant’s notice shall include all of the terms of the proposed assignment or sublease (whether contained in such assignment or sublease or in separate agreements). Tenant’s notice shall state the name and address of the proposed assignee or subtenant and a true and complete copy of the proposed assignment or sublease and any and all other agreements relating thereto shall be delivered to Landlord with Tenant’s notice, accompanied by the financial statements for any proposed assignee. Landlord shall have thirty (30) days after receipt of all such information to approve or disapprove of such assignee, and shall notify Tenant of its approval or disapproval within such thirty (30) days.

     Any subletting or assignment hereunder shall not release or discharge Tenant of or from any liability, whether past, present or future, under this Lease, and Tenant shall continue fully liable thereunder. Any subtenant or assignee shall agree to comply with and be bound by all of the terms, covenants, conditions, provisions, rules and regulations and agreements of this Lease to the extent of the space sublet or assigned, and Tenant shall deliver to Landlord promptly after execution, an executed copy of each such sublease or assignment and an agreement of compliance by each such subtenant or assignee. Any sale, assignment, mortgage, transfer, or subletting of this Lease which is not in compliance with the provisions of this Article shall be of no effect and void.

     Notwithstanding anything to the contrary contained herein, Landlord may withhold consent to a sublease or assignment unless Landlord is provided with waivers from any brokers involved in such subleasing or assignment of all lien rights of any such brokers under Illinois law, including but not limited to the Commercial Real Estate Broker Lien Act. Landlord also may withhold consent to a sublease or assignment if the proposed assignee or sublessee or its business is subject to compliance with additional requirements of any law (including related regulations) beyond those requirements which are applicable to Tenant on or prior to the said assignment or sublease unless the proposed assignee or sublessee shall:

     (a) first deliver plans and specifications for complying with such additional requirements and obtain Landlord’s consent thereto, and

     (b) comply with all Landlord’s reasonable conditions therefor or contained in such consent.

ARTICLE 28

NOTICE

     All notices, demands, approvals and consents which may or are required to be given by one party to the other under this Lease shall be in writing and shall be delivered personally or by

22

a nationally-recognized air courier service or mailed by United States certified or registered mail, postage prepaid, (a) if for the Tenant addressed to:

William H. Kopp
Matsushita Electric Corporation of America
Panazip: 3D-9
Secaucus, New Jersey 07094

     with copies to:

General Counsel
Matsushita Electric Corporation of America
One Panasonic Way
Panazip: 3B-6
Secaucus, New Jersey 07094

     And

Steven N. Zaris
McCarthy Duffy
180 North LaSalle Street
Suite 1400
Chicago, Illinois 60601

     or (b) if for the landlord addressed to:

Michael A. Valentine
John B. Sanfilippo & Son, Inc.
2299 Busse Road
Elk Grove Village, Illinois 60007

     with a copy to:

Jeffrey J. Stahl, Esq.
Paul G. Hull, Esq.
Stahl Cowen Crowley, LLC
55 West Monroe Street, Suite 500
Chicago, IL 60603

or at such other place as Landlord or Tenant may from time to time designate by notice to the other. Notices shall be deemed given upon receipt of delivery or refusal of such receipt.

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ARTICLE 29

DEFAULT UNDER OTHER LEASE

     Any default under this Lease shall automatically constitute a default under any other lease made by Tenant, or any of its assignees, affiliates, subtenants of any other space within the Building or on any other part of the Property, including, but not limited to, the lease of space in the office building located on the Property, without requirement of further notice under any such other lease. If the term of any other lease made by Tenant for any premises in the Building or under any other lease affecting the Property shall be terminated after the making of this Lease because of any default by Tenant under such other lease, Landlord, at its option, may terminate this Lease by written notice to Tenant.

ARTICLE 30

CONVEYANCE BY LANDLORD

     In case Landlord or any successor owner of the Property or the Building shall convey or otherwise dispose of any portion thereof to another person, such other person shall in its own name thereupon be and become Landlord hereunder and shall assume fully in writing and be liable upon all liabilities and obligations of this Lease to be performed by Landlord which first arise after the date of conveyance, and such original Landlord or successor owner shall, from and after the date of conveyance, be free of all liabilities and obligations not then incurred.

ARTICLE 31

SUBORDINATION OF LEASE

     The rights of the Tenant under this Lease shall be and are subject and subordinate at all times to all ground leases and underlying leases, if any, now or hereafter in force against the Property, and to the lien of any mortgages or deeds of trust now or hereafter in force against such leases, the Property or the Building, or all of them, and to all advances made or hereafter to be made upon the security thereof, and to all renewals, modifications, amendments, consolidations, replacements and extensions thereof, provided that the holders thereof agree to recognize Tenant’s rights hereunder so long as Tenant is not in default. This Article is self-operative and no further instrument of subordination shall be required. Any mortgagee or beneficiary under a deed of trust may, however, elect to have this Lease be superior to its mortgage or deed of trust. At Landlord’s request, Tenant shall execute a document in recordable form confirming that this Lease is subordinate (or at the mortgagee’s or beneficiary’s election, superior) to any mortgage or deed of trust, subject to a non-disturbance provision as described above. Tenant, at the option of any mortgagee or beneficiary under a deed of trust, agrees to attorn to such mortgagee or beneficiary in the event of a foreclosure sale or deed in lieu thereof.

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ARTICLE 32

BROKERS

     Tenant represents and warrants to Landlord that neither it nor its officers or agents nor anyone acting on its behalf has dealt with any real estate broker other than Paine Wetzel Associates, Inc. in the negotiation or making of this Lease, and Tenant agrees to indemnify and hold harmless Landlord from the claim or claims of Paine Wetzel Associates, Inc., or any other broker or brokers claiming to have interested Tenant in the Building or Premises or claiming to have caused Tenant to enter into this Lease. Landlord represents and warrants to Tenant that neither it nor its officers or agents nor anyone acting on its behalf has dealt with any real estate broker other than Grubb & Ellis, Inc. in the negotiation or making of this Lease, and Landlord agrees to indemnify and hold harmless Tenant from the claim or claims of Grubb & Ellis, Inc., or any other broker or brokers claiming to have caused Landlord to enter into this Lease.

ARTICLE 33

INTENTIONALLY DELETED

ARTICLE 34

MISCELLANEOUS

     Landlord and Tenant further covenant with each other that:

     (a) All rights and remedies of Landlord under this Lease shall be cumulative and none shall exclude any other rights and remedies allowed by law.

     (b) All payments becoming due under this Lease or under any work order or other agreement relating to the Premises shall be considered as rent, and if unpaid when due shall bear interest from such date until paid at the rate of two percent (2%) per annum in excess of the corporate base rate in effect from time to time at Bank One, Illinois, N.A. (unless a lesser rate shall then be the maximum rate permissible by law with respect thereto, in which event such lesser rate shall be charged).

     (c) The word “Tenant” wherever used herein shall be construed to mean Tenants in all cases where there is more than one Tenant, and the necessary grammatical changes required to make the provisions hereof apply either to corporations or individuals, men or women, shall in all cases be assumed as though in each case fully expressed.

     (d) Each of the provisions of this Lease shall extend to and shall, as the case may require, bind or inure to the benefit, not only of Landlord and of Tenant, but also of

25

their respective heirs, legal representatives, successors and assigns, provided this clause shall not permit any assignment contrary to the provisions of Article 27 hereof.

     (e) All of the representations and obligations of Landlord are contained herein, and no modification, waiver or amendment of this Lease or of any of its conditions or provisions shall be binding upon the Landlord unless in writing signed by Landlord or by a duly authorized agent of Landlord empowered by a written authority signed by Landlord.

     (f) Submission of this instrument for examination shall not bind Landlord in any manner, and no lease or obligation on Landlord shall arise until this instrument is signed and delivered by Landlord and Tenant.

     (g) No rights to light or air over any property, whether belonging to Landlord or any other person, are granted to Tenant by this Lease.

     (h) Sectional headings in this Lease are solely for convenience of reference and shall not in any way limit or amplify the terms and provisions hereof.

     (i) The laws of the State of Illinois shall govern the validity, performance and enforcement of this Lease. The invalidity or unenforceability of any provision of this Lease shall not offset or impair any other provision. If any provision of this Lease is capable of two constructions, one of which would render the provision invalid and the other of which would make the provision valid, then the provision shall have the meaning which renders it valid.

     (j) Landlord’s title is and always shall be paramount to the title of Tenant. Nothing herein contained shall empower Tenant to commit or engage in any act which can, shall or may encumber the title of Landlord.

     (k) Neither this Lease, nor any memorandum, affidavit or other writing with respect thereto, shall be recorded by Tenant or by anyone acting through, under or on behalf of Tenant, and the recording thereof in violation of this provision shall make this Lease null and void at Landlord’s election.

     (l) Nothing contained in this Lease shall be deemed or construed by the parties hereto or by any third party to create the relationship of principal and agent, partnership, joint venture or any association between Landlord and Tenant, it being expressly understood and agreed that neither the method of computation of Rent nor any act of the parties hereto shall be deemed to create any relationship between Landlord and Tenant other than the relationship of landlord and tenant.

     (m) Landlord shall have the right to apply payments received from Tenant pursuant to this Lease (regardless of Tenant’s designation of such payments) to satisfy any

26

obligations of Tenant hereunder, in such order and amounts, as Landlord in its sole discretion, may elect.

     (n) All indemnities, covenants and agreements of Tenant contained herein which inure to the benefit of Landlord shall be construed to also inure to the benefit of Landlord’s partners, officers, agents and employees.

     (o) If Landlord or Tenant fails to perform any of its obligations hereunder, and such failure is due in whole or in part to any strike, lockout, labor trouble, civil disorder, failure of power, restrictive governmental laws and regulations, riots, insurrections, war, fuel shortages, accidents, casualties, acts of God, acts caused directly or indirectly by the other party hereto (or its agents, employees, contractors, licensees or invitees) or any other cause beyond the reasonable control of Landlord or Tenant, as the case may be, then such party shall not be deemed in default under this Lease as a result of such failure and the time for performance by it provided for herein shall be extended by the period of delay resulting from such cause.

     (p) Landlord and Tenant each shall and hereby does waive trial by jury in any action, proceeding or counterclaim brought by Landlord against Tenant or by Tenant against Landlord on any matters whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant’s use or occupancy of the Premises or any claim of injury or damage.

     (q) Landlord agrees that no consent of Landlord required under this Lease or the rules and regulations now or hereafter applicable to Tenant shall be unreasonably withheld, delayed or conditioned.

ARTICLE 35

EXCULPATION

     Any obligation of Landlord, or its agent, under or with respect to this Lease or the Building shall be enforceable only against and payable out of Landlord’s interest in the Building and Property, and Tenant hereby agrees that neither Tenant nor any other person shall have or may assert any right, recourse or remedy to or against Landlord or its agent or any assets of Landlord, except to the extent of their respective interests in the Building and the Property; and no officer, shareholder, director, employee, partner, trustee or beneficiary of Landlord or its agent assumes or shall have any personal liability of any kind whatsoever hereunder.

ARTICLE 36

LATE PAYMENT

27

     Tenant hereby acknowledges that late payment by Tenant to Landlord of Rent and other sums due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact number of which will be extremely difficult to ascertain. Such costs include, but are not limited to processing and accounting charges, and late charges which may be imposed on Landlord by the terms of any mortgage or deed of trust covering the Premises. Accordingly, if any installment of Rent or any other sum due from Tenant hereunder shall not be received by Landlord or Landlord’s designee within ten (10) days after such amount shall be due, Tenant shall pay to Landlord a monthly late charge equal to five percent (5%) of such overdue amount or the maximum allowed by Law, whichever is less. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of late payment by Tenant. Acceptance of such late charge by Landlord shall in no event constitute waiver of Tenant’s default with respect to such overdue amount, nor prevent Landlord from exercising any of the other rights and remedies granted hereunder.

ARTICLE 37

COVENANT OF QUIET ENJOYMENT

     Landlord agrees that Tenant, on paying the Rent and other payments herein reserved and on keeping, observing and performing all of the other terms, covenants, conditions, provisions and agreements herein contained on the part of Tenant to be kept, observed and performed, shall, during the Term of this Lease, peaceably and quietly have, hold and enjoy the Premises subject to the terms, covenants, conditions, provisions and agreements hereof, free from hindrance by Landlord or any other person claiming by, through, or under Landlord.

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     IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the date first set forth above.

LANDLORD:

JOHN B. SANFILIPPO & SON, INC., a Delaware corporation

Name:
Its:

TENANT:

MATSUSHITA ELECTRIC CORPORATION OF AMERICA, a Delaware corporation

Name:
Its:

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EXHIBIT A

PLAN OF PREMISES

EXHIBIT B

Rules and Regulations

     To the extent that there is any inconsistency between the provisions of the Lease and these Rules and Regulations, the provisions of the Lease shall control.

     (1) The sidewalks, halls, passages, exits, entrances, elevators and stairways of the Building shall not be obstructed by any of the tenants or used by them for any purpose other than for ingress to and egress from their respective premises. The halls, passages, exits, entrances, elevators and stairways are not for the general public, and Landlord shall in all cases retain the right to control and prevent access thereto of all persons whose presence in the reasonable judgment of Landlord would be prejudicial to the safety, character, reputation and interests of the Building and its Tenants. No Tenant and no employee or invitee of any Tenant shall go upon the roof of the Building without the prior written consent of Landlord.

     (2) No sign, placard, picture, name, advertisement or notice, visible from the exterior of any Tenant’s premises shall be inscribed, painted, affixed or otherwise displayed by any Tenant on any part of the Building without the prior written consent of Landlord, which consent will not be unreasonably withheld, except as set forth in the Lease. Landlord will adopt and furnish to Tenant general guidelines relating to signs inside the Building on the office floors. Tenant agrees to conform to such guidelines, but may request approval of Landlord for modifications, which approval will not be unreasonably withheld. All approved signs or lettering on doors shall be printed, painted, affixed or inscribed at the expense of the Tenant by a person approved by Landlord, which approval will not be unreasonably withheld. Material visible from outside the Building will not be permitted.

     (3) Tenant shall not allow a fire or bankruptcy sale or any auction to be held on the premises or allow the premises to be used for the storage of merchandise held for sale to the general public.

     (4) No Tenant shall allow the premises to be used for lodging, nor shall cooking be done or permitted by any Tenant on the premises, except the use by the Tenant of Underwriters’ Laboratory approved equipment for brewing coffee, tea, hot chocolate and similar beverages and vending machines and microwave ovens for use by Tenant’s employees and personnel shall be permitted, provided that such use is in accordance with all applicable federal, state and city laws, codes, ordinances, rules and regulations.

     (5) No Tenant shall alter any lock or install a new or additional lock or any bolt on any door of its premises without the prior written consent of Landlord. Tenant shall in each case furnish Landlord with a key for any such lock. Each Tenant, upon the termination of its tenancy, shall deliver to Landlord all keys and combinations to doors in the Building which shall have been furnished to Tenant.

2

     (6) Landlord shall designate how all office equipment, furniture, appliances and other large objects or property (“Equipment”) shall be moved in and/or out of the Building. Heavy objects shall, if requested by Landlord, stand on wood strips of such thickness as is necessary to properly distribute the weight. Landlord will not be responsible for loss of or damage to any such Equipment from any cause, and all damage done to the Building by moving or maintaining such Equipment shall be repaired at the expense of Tenant.

     (7) No Tenant shall use or keep in the premises of the Building any kerosene, gasoline or inflammable or combustible fluid or material or use any method of heating or air conditioning other than that supplied by Landlord, without Landlord’s prior written approval. No Tenant shall use or keep or permit to be used or kept any foul obnoxious gas or substances in the premises, or permit or suffer the premises to be occupied or used in a manner unreasonably offensive or objectionable to Landlord or to other occupants of the Building by reason of noise, odors, or vibrations, or unreasonably interfere in any way with other tenants or those having business therein.

     (8) Landlord shall have the right, exercisable with 30 day advance written notice and without liability to any Tenant, to change the name and street address of the Building.

     (9) Landlord reserves the right to exclude from the Building any person who, in Landlord’s reasonable opinion, has no legitimate business in the Building. Landlord shall in no case be liable for damages for any error with regard to the admission to or exclusion from the Building of any person. In the case of invasion, mob, riot, public excitement or other circumstances rendering such action advisable in Landlord’s opinion, Landlord reserves the right to prevent access to the Building during the continuance of the same by such action as Landlord may deem appropriate, including closing doors.

     (10) No curtains, draperies, blinds, shutters, shades, screens or other coverings, hangings or decorations shall be attached to, hung or placed in, or used in connection with any window of the Building without the prior written consent of Landlord, and such items shall be installed as instructed by Landlord.

     (11) Each Tenant shall see that the doors of its premises are closed and locked and that all water faucets, water apparatus and utilities are shut off before Tenant or Tenant’s employees leave the premises, so as to prevent waste or damage, and for any default or carelessness in this regard Tenant shall made good all injuries sustained by other tenants or occupants of the Building or Landlord. All Tenants shall keep the doors to the Building corridors closed at all times except for ingress and egress.

     (12) The toilet rooms, toilets, urinals, wash basins and other apparatus shall not be used for any purpose other than that for which they were constructed, no foreign substance of any kind whatsoever shall be thrown therein and the expense of any breakage, stoppage or damage

3

resulting from the violation of this rule shall be borne by the Tenant who, or whose employees or invitees, shall have caused it.

     (13) Except with the prior written consent of Landlord, no Tenant shall sell, or permit the sale at retail, of newspapers, magazines, periodicals, theatre tickets or any other goods or merchandise to the general public in or on the premises, nor shall any Tenant carry on, or permit or allow any employee or other person to carry on, the business of stenography, typewriting or any similar business in or from the premises for the service or accommodation of occupants of any other portion of the Building, nor shall the premises of any Tenant be used for manufacturing of any kind, or any business or activity other than that specifically provided for in such Tenant’s lease.

     (14) No Tenant shall install any radio or television antenna, loudspeaker, or other device on the roof or exterior walls of the Building, without Landlord’s prior written consent.

     (15) Each Tenant shall store all its trash and garbage within its premises. No material shall be placed on the trash boxes, receptacles or common areas if such material is of such nature that it may not be disposed of in the ordinary and customary manner of removing and disposing of trash and garbage in the Elgin area, without being in violation of any law or ordinance governing such disposal. All garbage and refuse disposal shall be made only through entryways and elevators provided for such purposes and at such times as Landlord shall designate.

     (16) Canvassing, soliciting, distribution of handbills, or any other written material peddling in the Building are prohibited, and each Tenant shall cooperate to prevent the same.

     (17) Tenant agrees to abide by all governmental rules and regulations pertaining to thermostatic control of the temperature on the Premises. Air conditioning services shall be provided per the Lease.

     (18) Tenant agrees not to allow or keep any animals or pets of any kind on the premises, except those seeing-eye dogs which are for the direct purpose of aiding and assisting the visually impaired.

     (19) The requirements of the Tenants will be attended to only upon application by telephone, in person or in writing at the office of Landlord.

     (20) These Rules and Regulations are in addition to, and shall not be construed to in any way modify or amend, in whole or in part, the terms, covenants, agreements and conditions of any lease of premises in the Building.

     (21) Landlord reserves the right to make such other and reasonable rules and regulations as in its judgment may from time to time be needed for the safety, care and cleanliness of the Building, and for the preservation of good order therein.

4

     (22) Landlord reserves the right to charge tenants and other occupants of the Building a reasonable fee for services or work performed for less than all tenants of the Building.

5

EXHIBIT C
Office Lease

OFFICE LEASE

1707 NORTH RANDALL ROAD

ELGIN, ILLINOIS

DATE: March       2005

6

     Introductory Article

7

EXHIBITS

EXHIBIT A PLAN OF PREMISES

EXHIBIT B LEGAL DESCRIPTION OF PROPERTY

EXHIBIT C BUILDING RULES AND REGULATIONS

viii

OFFICE LEASE

     THIS OFFICE LEASE, made as of March    , 2005, between JOHN B. SANFILIPPO & SON, INC., a Delaware corporation (“Landlord”) and MATSUSHITA ELECTRIC CORPORATION OF AMERICA, a Delaware corporation (“Tenant”).

     WITNESSETH THAT, in consideration of the covenants and agreements hereinafter set forth, Landlord hereby lets to Tenant and Tenant hereby leases from Landlord the Premises described herein, on the following terms and conditions contained in this Lease:

INTRODUCTORY ARTICLE:
BASIC LEASE PROVISIONS
AND ENUMERATION OF EXHIBITS

     A. Basic Lease Provisions. The provisions of this Introductory Article are intended to be in outline form and are addressed in detail in other Articles of this Lease.

     LEASE TERM (Also see Article 1): Thirty-six (36) months

     COMMENCEMENT DATE (Also see Article 1): March    , 2005

     TERMINATION DATE (Also see Article 1): March    , 2008

RENTABLE SQUARE FOOTAGE:          square feet (hereinafter referred to as the “Premises” and depicted on Exhibit A)

RENT (Also see Article 2):

	Rate		Annualized	Monthly Installment
Period	PSF	Rate	Rent	of Rent
Commencement Date -	$	$	$
Termination Date

     (The rental amount set forth above shall be hereinafter referred to as “Rent”.)

     TENANT’S PROPORTIONATE SHARE (Also see Article 3):    %

     ADDITIONAL BROKER (Also see Article 32): Paine Wetzel Associates, Inc.

     B. Enumeration of Exhibits. The following exhibits and schedules are attached hereto and incorporated herein by this reference, as though set forth in full herein:

EXHIBIT A	Plan of Premises.

EXHIBIT B	Legal Description of Property

EXHIBIT C	Rules and Regulations

SCHEDULE I	Removable Equipment

ARTICLE 1

DEMISED PREMISES; TERM

     Landlord does hereby demise and lease to Tenant, and Tenant hereby accepts, that certain space as shown on the plan attached hereto and made a part hereof as Exhibit A, located on a portion of the       floor (s) and consisting of    rentable square feet (the “Premises”) in the building known as 1707 North Randall Road (the “Building”), situated on certain property (including all easements appurtenant thereto) in Elgin, Illinois (the “Property”) as described on Exhibit B attached hereto for a term commencing on the       day of March, 2005 and ending on the       day of March, 2008 (the “Term”), unless sooner terminated or extended as provided herein, subject to the terms, covenants, and agreements herein contained.

ARTICLE 2

RENT

     Tenant shall pay to Landlord or Landlord’s agent at the office of Landlord or at such other place as Landlord may from time to time designate, monthly Rent in the amount set forth in the Introductory Article, payable in advance on the first day of each and every calendar month during the Term. If the Term commences on a day other than the first day of a calendar month, or ends on a day other than the last day of a calendar month, then the Rent for such fractional month shall be prorated on the basis of 1/365th of the annual Rent for each day of such fractional month. Rent shall be payable without any prior notice or demand therefor and without any deductions or set-offs whatsoever, except as expressly set forth herein. The obligation for the timely and full payment of Rent and additional Rent (defined herein) is independent of all the obligations of Landlord under this Lease, and no offset, deduction or setoff shall be allowed or permitted unless otherwise specifically provided for in this Lease.

ARTICLE 3

RENT ADJUSTMENTS

     Landlord and Tenant agree that the following rent adjustments described below shall be made with respect to each calendar year of the Term after the Base Year commencing with the calendar year 2008, or portion thereof, including the calendar year in which the Lease terminates. The Base Year for purposes of calculating Tenant’s rent adjustments shall be the year 2007:

     (A) Tenant shall pay to Landlord as additional Rent an amount equal to Tenant’s Proportionate Share of the amount of the increases in Ownership Taxes payable by Landlord for each calendar year of the Term over the Base Year. Tenant’s Proportionate Share of such Ownership Taxes is agreed to be as set forth in Introductory Article A, being the percentage calculated by dividing the rentable area contained in the Premises (            ) by the rentable area of the Building (            ).

     Ownership Taxes shall mean all taxes and assessments of every kind and nature which Landlord shall be obligated to pay with respect to any calendar year or portion thereof during the Term, regardless of when such taxes or assessments are payable, because of or in any way connected with the ownership, leasing, and operation of the Building and the Property subject to the following:

     (i) the amount of ad valorem real and personal property taxes against Landlord’s real and personal property to be included in Ownership Taxes shall be the amount payable with respect to such calendar year, notwithstanding that such taxes are payable in a later calendar year. The amount of any tax refunds received by Landlord with respect to Ownership Taxes payable hereunder shall be deducted from such Ownership

Taxes regardless of when received by Landlord, less the Landlord’s cost of obtaining any such reduction or refund;

     (ii) the amount of special taxes and special assessments to be included shall be limited to the amount of the installments (plus any interest, other than penalty interest, payable thereon) of such special tax or special assessment payable during the calendar year in respect of which Ownership Taxes are being determined;

     (iii) the amount of any tax or excise levied by the State of Illinois or the City of Elgin, any political subdivision of either, or any other taxing body, on rents or other income from the Property (or the value of the leases thereon) to be included shall not be greater than the amount which would have been payable on account of such tax or excise by Landlord during the calendar year in respect of which Ownership Taxes are being determined had the income received by Landlord from the Building been the sole taxable income of Landlord for such calendar year;

     (iv) there shall be excluded from Ownership Taxes all income, excess profits taxes, franchise, capital stock, and inheritance or estate taxes; and

     (v) notwithstanding anything set forth herein to the contrary, in the event the Building and a reasonable allocation of land value are not taxed separately and tax bills for Ownership Taxes payable hereunder include such taxes for the entire Property, Ownership Taxes payable with respect to the Premises shall be determined as hereinafter set forth. Such real estate tax bill or bills for the entire Property as described above shall be allocated to the Building and the existing warehouse/industrial building located on the Property (the “Industrial Building”) per rentable square foot on the basis of the total rentable square feet in the Industrial Building and double the total rentable square feet in the Building (the “Property Allocation”). For example, if the Building had one hundred (100) rentable square feet and the Industrial Building had two hundred (200) rentable square feet, each would be allocated an equal one-half of such taxes. Tenant will then be obligated to pay Tenant’s Proportionate Share of such Ownership Taxes allocated to the Building in accordance with the other terms and provisions of this Section 3(A). In no event shall Tenant be required to pay any part of real estate taxes and assessments imposed as a result of any expansion by Landlord of the Building or the Industrial Building or the construction of new improvements on the Property and any such taxes shall be excluded from any computation to be made hereunder.

     (B) Tenant shall pay to Landlord as additional Rent an amount equal to Tenant’s Proportionate Share of the amount of the increases in Operating Expenses for each calendar year of the Term after the Base Year over the Base Year. Tenant’s Proportionate Share of such Operating Expenses is agreed to be    % (calculated as set forth in Article 3(A) herein).

     Operating Expenses shall mean all reasonable and customary expenses, incurred or paid on behalf of Landlord for the ownership, management, operation, maintenance and repair of, and necessary replacements in, the Building and the Property which, in accordance with generally accepted accounting practice as applied to the operation and maintenance of office buildings, are properly chargeable to the ownership, management, operation, maintenance and repair of, and necessary replacements in, the Building. Operating Expenses include, without limitation and except as limited elsewhere in this Article, management fees, landscaping, the cost of up to two (2) window washings in any year, scavenger service, maintenance or repair of the roof, façade, parking lot, walkways, detention areas and of any heating, ventilation and air conditioning equipment and other Building systems and improvements, non-capital expenditures required under any governmental law or regulation, installation, maintenance and repair of fire safety systems, including sprinkler and smoke detection systems, wages and benefits of janitors, cleaning personnel, engineers and other employees (including the amount of any social security taxes, unemployment insurance contributions and “fringe benefits”), insurance premiums, fuel costs and utility costs, legal and accounting expenses, and amortization of the costs of any capital improvement to the Property not excluded as set forth below, with interest at two percent (2%) over the corporate base rate of interest from time to time published by Bank One, Illinois, N.A. on the unamortized amount of such costs. All such capital costs shall be amortized over the shortest of (i) the reasonable life of the capital improvement items, (ii) if applicable, the economic payback period of the items, with the reasonable life/economic payback period and amortization schedule being determined in accordance with sound management accounting principles or (iii) the remaining Term of the Lease. To the extent any item of expense is incurred with respect to the entire Property, such expense shall be allocated to the Building and the Industrial Building in accordance with the Property Allocation, provided, however, no item of expense shall be included in Operating Expenses if it is incurred solely with respect to the Industrial Building or other improvements on the Property other than the Building. Notwithstanding the foregoing, Operating Expenses shall not include:

(i)	costs of alterations of tenant spaces or space occupied by Landlord or its affiliates;

(ii)	depreciation, interest and principal payments on mortgages, and other debt costs, and rental payments under any superior, underlying or ground lease, if any;

(iii)	costs of capital improvements, except for such costs including interest thereon, as set forth above, where (a) the purpose of such capital improvements is to reduce Operating Expenses, or (b) such capital improvement is required due to any rule, regulation, ordinance or statute of any applicable governmental body not in effect as of the date hereof;

(iv)	real estate brokers’ leasing commissions or compensation;

(v)	payments to affiliates of the Landlord for goods and/or services in excess of what would be paid to non-affiliated parties for such goods and/or services in an arm’s length transaction;

(vi)	costs of other services or work performed for the singular benefit of another tenant or occupant;

(vii)	legal, space planning, construction, building permit and code compliance fees and costs and other expenses incurred in procuring tenants for the Building, preparing space for occupancy or renewing or amending leases with existing tenants or occupants of the Building;

(viii)	costs of advertising and public relations and promotional costs and attorneys’ fees associated with the leasing of the Building;

(ix)	any costs, fines or penalties incurred due to the violation by Landlord of any governmental rule or authority (and not caused by Tenant), any negligence of Landlord or its agents or any default by Landlord hereunder;

(x)	any expense for which Landlord is entitled to receive reimbursement from insurance, condemnation awards, other tenants or any other source;

(xi)	costs incurred in connection with the sale, financing, refinancing, mortgaging, or other change of ownership of the Building;

(xii)	costs, fines, interest, penalties, legal fees or costs of litigation incurred due to the late payment of taxes, utility bills and other costs incurred as a result of Landlord’s failure to make such payments when due, so long as Tenant has been timely in the payment of its bills to Landlord;

(xiii)	salaries and wages and other benefits paid to or on behalf of employees above the level of Property Manager;

(xiv)	legal and other expenses incurred in administering or enforcing leases with third parties;

(xv)	cost of window washing in excess of two (2) times per year;

(xvi)	costs of electricity used by other tenants or occupants of the Building; and

(xvii)	costs of repair to and replacement of the Building required because of any casualty damage or eminent domain.

     (C) In order to provide for payments on account of Ownership Taxes and Operating Expenses payable for each calendar year during the Term of this Lease commencing with the calendar year 2008, Tenant agrees, at Landlord’s request, to pay, as additional Rent, Tenant’s Proportionate Share of Ownership Taxes and Operating Expenses due for any such calendar year, as reasonably estimated by Landlord and set forth in a reasonably detailed budget delivered no later than November 30 of the prior calendar year, in twelve (12) monthly installments, each in an amount equal to 1/12th of Tenant’s Proportionate Share commencing on the first day of the succeeding January, commencing January 1, 2008. If, for whatever reason, the detailed budget for any given year beginning 2009 is not forthcoming, Tenant shall continue to pay under the previous year’s budget until such time as the applicable budget has been prepared and delivered to Tenant. If, as finally determined in the succeeding calendar year at the time of delivery of the annual statements provided for in subparagraph (D) hereof, Tenant’s Proportionate Share of Operating Expenses or Ownership Taxes shall be greater than or be less than the aggregate of all installments so paid on account to the Landlord (and which are applicable to such calendar year) prior to receipt of an invoice from Landlord, then Tenant within thirty (30) days of such invoice shall pay to Landlord the amount of such underpayment, or the Landlord shall credit Tenant for the amount of such overpayment, or, in the case of the last calendar year, pay to Tenant the amount of such overpayment within thirty (30) days, as the case may be.

     (D) Landlord shall deliver to Tenant within ninety (90) days after the close of each applicable calendar year (including the calendar year in which this Lease terminates), a statement containing the amount of the Operating Expenses for such calendar year. Landlord shall deliver to Tenant within ten (10) days after Landlord’s receipt for the final bill for Ownership Taxes for the prior calendar year (including the year in which the Lease terminates) a statement containing Ownership Taxes for such calendar year. Failure or delay in delivering any such statement or invoice, or failure or delay in computing the Rent adjustments pursuant to this Article 3, shall not be deemed a waiver by Landlord of its right to deliver such items nor shall any such failure or delay be deemed a release of Tenant’s obligations with respect to any such statement or invoice, or constitute a default hereunder. All Rent adjustments payable hereunder shall be made without any deductions or set-offs whatsoever except as expressly set forth herein.

     (E) The obligation of the Tenant with respect to the payment of Rent and Rent adjustments due hereunder and the obligation of Landlord with respect to the determination of Rent adjustments and refund of overpayments thereof shall survive the expiration or termination of this Lease. Any payment, refund, or credit made pursuant to this Article shall be made without prejudice to any right of the Landlord to correct any items as billed pursuant to the provisions hereof. In the event that this Lease shall have been in effect for less than the full calendar year immediately preceding Tenant’s receipt of the invoices provided for in subparagraphs (C) and (D) hereof, the Rent adjustment shall be pro rata. In no event shall any Rent adjustment result in a decrease in the Rent payable hereunder.

     (F) Landlord shall maintain books and records showing Ownership Taxes and Operating Expenses in accordance with generally accepted accounting principles as applied to the real estate industry, which are consistently applied (including, without limitation, as to categories of expenses incurred in the Base Year), and its customary management practices. Tenant or its representative shall have the right to examine Landlord’s books and records showing Ownership Taxes and Operating Expenses upon reasonable prior notice provided to Landlord, during Landlord’s normal business hours at Landlord’s normal place of business at any time within ninety (90) days following the furnishing by Landlord to Tenant of Landlord’s statement provided for in Section 3(D) above. Unless, within ninety (90) days of receipt of any such Landlord’s statement, Tenant shall provide Landlord with notice of its intention to inspect Landlord’s books and records pursuant to this Section and provide Landlord with a written statement of its objection to any item in such Landlord’s statement, Landlord’s statement shall be considered as final and conclusively binding on Tenant.

ARTICLE 4

USE

     (A) Tenant may use and occupy the Premises for general office use and equipment and appliance repair and testing and any other similar lawful purposes, provided, however, such equipment and appliance repair shall be conducted only on the first floor of the Building and such equipment and appliances shall be delivered to the Building only by Tenant’s employees or commercial delivery service through the existing docks servicing the Building. Tenant may also use the Premises for any other similar lawful purposes to those stated above with the prior written approval of Landlord. Tenant shall not use or permit upon the Premises any retail sales or retail warranty service operation or anything that will invalidate any policies of insurance now or hereafter carried on the Building, materially impair the value of the Building and Premises or any part thereof or materially increase the dangers, or pose unreasonable risk of harm, to third parties (on or off of the Premises) arising from activities thereon. Tenant will pay all extra insurance premiums which may be caused by the use which Tenant shall make of the Premises. Tenant will not in any manner deface or injure the Building or any part thereof or overload the floors of the Premises. Tenant will not do anything or permit anything to be done upon the Premises in any way tending to create a public or private nuisance, or tending to disturb any other tenant in the Building or the occupants of neighboring property or tending to injure the reputation of the Building or commit waste thereon. Tenant will promptly and fully comply with all governmental, health and police requirements and regulations respecting its use of the Premises. Tenant will not use the Premises for lodging or sleeping purposes or for any immoral or illegal purposes. Tenant shall not conduct nor permit to be conducted on the Premises any business which is contrary to any of the laws of the United States of America or of the State of Illinois or which is contrary to the ordinances of the City of Elgin. Tenant shall not at any time manufacture, sell, or give away, and shall not at any time permit the manufacture, sale, or gift of any spirituous, fermented, intoxicating or alcoholic liquors or controlled substances on the Premises, except that the foregoing shall not be deemed to prohibit the occasional use of alcoholic beverages for entertainment purposes, so long as Tenant has in full force and effect (and delivered to Landlord a certificate of insurance therefor) a policy of host liquor liability or dram-shop insurance in form and amounts at all times reasonably satisfactory to Landlord. Tenant shall not at any time sell, purchase or give away, or permit the sale, purchase or gift of, food in any form on the Premises, except for coffee service and vending machines for its employees or as otherwise permitted by rules and regulations. The foregoing use prohibitions shall be deemed to apply to any subtenant or assignee of Tenant without requirement of further or additional notice.

     (B) Tenant agrees that it will not use, handle, generate, treat, store or dispose of, or permit the handling, generation, treatment, storage or disposal of any Hazardous Materials in, on, under, around or above the Premises now or at any future time during the Term of the Lease in violation of applicable laws and will indemnify, defend and save Landlord harmless from any and all actions, proceedings, claims, costs, expenses and losses of any kind, including, but not limited to, those arising from injury to any person, including death, damage to or loss of use or value of real or personal property, and costs of investigation and cleanup arising as a result of the use of Hazardous Materials on the Premises by Tenant or its subtenants and assigns during the Term hereof. The term “Hazardous Materials”, when used herein, shall include, but shall not be limited to, any substances, materials or wastes to the extent quantities thereof are regulated by the City of Elgin or any other local governmental authority, the State of Illinois, or the United States of America because of toxic, flammable, explosive, corrosive, reactive, radioactive or other properties that may be hazardous to human health or the environment, including asbestos and including any materials or substances that are listed in the United States Department of Transportation Hazardous Materials Table, as amended, 49 C.F.R. 172.101, or in the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C. subsections 9601 et seq., or the Resources Conservation and Recovery Act, as amended, 42 U.S.C. subsections 6901 et seq., or any other applicable governmental regulation imposing liability or standards of conduct concerning any hazardous, toxic or dangerous substances, waste or material, now or hereafter in effect. Tenant does hereby indemnify, defend and hold harmless the Landlord and its agents and their respective officers, directors, beneficiaries, shareholders, partners, agents and employees and Landlord’s lender or lenders holding a mortgage on the Property from all fines, suits, procedures, claims and actions of every kind, and all costs associated therewith (including reasonable attorneys’ and consultants’ fees) arising by, through or under Tenant, its agents, subtenants, assigns, employees, contractors, servants and invitees and out of or in any way connected with any deposit, spill, discharge or other release of Hazardous Materials that occurs during the Term of this Lease, at or from the Premises, or which arises at any time from Tenant’s use or occupancy of the Premises, or from Tenant’s failure to provide all information, make all submissions, and take all steps required by all applicable governmental authorities. Landlord agrees and acknowledges that the foregoing indemnity by Tenant does not apply to any liability arising from the acts or omissions of Landlord or other Tenants or occupants of the Building or the agents or employees of any of the foregoing. Tenant’s obligations and liabilities under this paragraph shall survive the expiration of the Term of this Lease. Tenant acknowledges that it has had ample opportunity to inspect the Premises and perform any environmental assessments it considers appropriate to determine the environmental condition of the Premises, that Tenant has not relied on any representation of the Landlord regarding such condition, and that Tenant has consulted its own experts and independently satisfied itself regarding the environmental condition of the Premises.

ARTICLE 5

SERVICES

     Landlord shall provide, except as otherwise provided herein and subject to applicable government codes, rules, regulations, and guidelines applicable thereto, and further subject to Landlord’s inability to provide due to circumstances beyond Landlord’s reasonable control whether mandatory or voluntary, the following services:

     (A) Air-cooling and heat to provide a temperature condition consistent with office buildings in the northwest suburban Chicago area, daily from 7:00 A.M. to 6:00 P.M. (Saturdays to 1:00 P.M.), Sundays and holidays excepted. Whenever heat-generating machines or equipment installed by Tenant affect the temperature otherwise maintained by Landlord in the Premises, Landlord shall be relieved of responsibility for maintaining the air conditioning standards applicable to the Building, and in such event Tenant shall (1) discontinue use of such heat-generating machines or equipment, or (2) install supplementary air conditioning units in the Premises, the cost, installation, operation and maintenance of which shall be paid by Tenant. Tenant agrees that at all times it will cooperate with Landlord and abide by all reasonable regulations and requirements which Landlord may prescribe for the proper functioning of the ventilating and air conditioning systems.

     (B) Water for drinking, lavatory and toilet purposes drawn through fixtures installed by the Landlord, or by Tenant with Landlord’s written consent, from regular Building supply at the prevailing temperature. Tenant shall pay Landlord at rates fixed by Landlord for water furnished for any other purpose. Tenant shall not waste or permit the waste of water.

     (C) Janitor service in and about the Premises, Saturdays, Sundays and holidays excepted. Tenant shall not provide any janitor services without Landlord’s written consent and then only subject to supervision of Landlord and at Tenant’s sole responsibility and by a janitor, contractor or employees at all times reasonably satisfactory to Landlord, but not as agent or servant of Landlord.

     (D) Adequate operatorless passenger elevator service at all times and freight elevator service subject to reasonable scheduling by Landlord.

     (E) Electrical service to the Premises. Tenant agrees that if it purchases any lamps, bulbs, ballasts and starters used in the Premises from anyone other than Landlord, all such items shall be of the same type as those used in the Building. Landlord agrees that it shall provide Tenant use of the existing supplemental electrical generator serving the Building reasonably adequate to operate life safety systems such as, but not limited to, emergency lighting and security/fire prevention controls, in the event standard electrical service to the Building becomes unavailable, but Tenant acknowledges and agrees that Landlord shall not be responsible for repairing, replacing or installing any new generator equipment except to the extent required to comply with any applicable ordinances, codes or government regulations.

     (F) Security service including, without limitation, manned security desk in the Building from 6:30 am. to 6:30 p.m. Monday through Saturday, with key card or similar secured entry system at all other times, with Tenant being responsible for the cost of any keys or identification cards necessary for Tenant’s use of such system in excess of       (   ) keys or cards.

     (G) Access to (1) the rooftop of the Building and such other parts thereof as may be necessary for the installation and use, at Tenant’s sole cost and expense, of a satellite dish and/or antenna at locations to be agreed upon by the parties, such agreement not to be unreasonably withheld, delayed or conditioned, (2) the Property and the Building as may be necessary for the installation of a cable communications distribution system, at Tenant’s sole cost and expense, at locations to be agreed upon by the parties, such agreement not to be unreasonably withheld, delayed or conditioned, and (3) cabling and conduit and rooftop satellite dishes and antennae now or hereafter installed as may be reasonably necessary in connection with Tenant’s use and occupancy of the Premises, including, without limitation, such reasonable access to all of the foregoing as may be necessary for the repair, maintenance or replacement thereof by Tenant or its agents. Tenant hereby indemnifies and holds Landlord harmless for any and all work conducted pursuant to this subparagraph (G) and agrees to promptly repair the Building to the extent it is damaged by any such work. Tenant shall provide to Landlord the names of the contractors that it employs to conduct such work and shall provide any other information reasonably requested by Landlord including, but not limited to, insurance from the contractors naming Landlord as additional insured

     (H) Life safety systems, telecommunications equipment and cabling, and natural gas distribution system, all as currently installed on the Building and the Property or upgraded by Landlord.

     (I) Such additional services on such terms and conditions as may be mutually agreed upon by Landlord and Tenant.

     So long as Landlord or any other entity operates a cafeteria, health club, conference center, central mail/package receiving room or other similar amenity in the Building for use by employees of Landlord or any affiliate of Landlord or other tenants of the Building, Landlord agrees that Tenant’s employees shall have full access to such facilities and, if a cost is charged therefor, at the lowest cost offered to any other users thereof. In the event Landlord elects not to operate a cafeteria in the Building, Landlord agrees that Tenant may operate a cafeteria at Tenant’s sole cost and expense and at no additional rent in such location as it is currently located pursuant to an agreement reasonably acceptable to Landlord. If Tenant operates the cafeteria in the Building, Tenant agrees that Landlord’s employees or any other tenant of the Building shall have full access to such facilities and, if a cost is charged therefor, at the lowest cost offered to any other users thereof.

     Tenant agrees that neither Landlord nor any company, firm, or individual operating, maintaining, repairing, managing or supervising the plant or facilities furnishing any of the above services, nor any of their respective agents or employees shall be liable to Tenant, or any of Tenant’s subtenants, assigns, employees, agents, customers or invitees or anyone claiming through, by or under Tenant, for any damages, injuries, losses, expenses, claims or causes of action, because of any interruption, diminution, delay or discontinuance at any time for any reason in the furnishing of any of the above services, except solely if caused by the gross negligence or recklessness of Landlord or its agents; nor shall any such interruption, diminution, delay or discontinuance relieve Tenant from full performance of Tenant’s obligations under this Lease. Notwithstanding the foregoing, in the event that any interruption or discontinuance is caused by the gross negligence or recklessness of Landlord or its agents and such interruption or discontinuance continues beyond ten (10) consecutive business days in the Premises, or any portion thereof, and on account of such interruption or disturbance the Premises becomes substantially untenantable, Rent and additional charges shall abate proportionately for so long as Tenant remains unable to conduct its business in the Premises or such portion thereof. Landlord agrees to use reasonable efforts to restore any such interrupted or discontinued service as soon as reasonably practicable. Landlord shall not be responsible for any interruption or discontinuance described above caused by third parties (other than its agents as set forth above) or by an act of God.

ARTICLE 6

POSSESSION

     Landlord shall deliver possession of the Premises on the Commencement Date. If Tenant shall enter possession of all or any part of the Premises prior to the date fixed above for the first day of the Term, all of the covenants and conditions of this Lease shall be binding upon the parties hereto in respect of such possession the same as if the first day of the Term had been fixed as of the date when Tenant entered such possession except that Tenant shall not pay Rent for the period prior to the first day of the Term of this Lease.

ARTICLE 7

CONDITION OF PREMISES

     Tenant’s taking possession of any portion of the Premises shall be conclusive evidence as against Tenant that such portion of the Premises were in good order and satisfactory condition when the Tenant took possession. Tenant acknowledges that it owned the Building prior to the commencement of the Term of this Lease, that Tenant has had ample opportunity to inspect the Premises and perform any inspections or assessments it considers appropriate to determine the condition of the Premises, that Tenant has not relied on any representation of Landlord regarding such condition, that Tenant has consulted its own experts and independently satisfied itself regarding the condition of the Premises, and that Tenant has accepted the Premises “ AS-IS, WHERE-IS” with all faults. No promise of the Landlord to alter, remodel, repair or improve the Premises or the Building and no representations respecting the condition of the Premises or the Building have been made by Landlord to Tenant.

ARTICLE 8

REPAIRS

     Except as may otherwise be provided in Article 11 of this Lease, and subject to the provisions of Article 9 of this Lease, Tenant shall, at its sole cost and expense, keep the Premises in good order, repair and tenantable condition at all times during the Term, ordinary wear and tear excepted, provided, however, that Tenant shall not be required to repair or replace broken or damaged exterior window glass unless such replacement or repair is necessitated by the act, failure to act, or neglect of Tenant, its subtenants, assigns, servants, employees, agents, invitees or guests. If Tenant does not make such repairs and replacements as described above within a reasonable time, Landlord may, but need not, make such repairs and replacements and the costs paid or incurred by Landlord for such repairs and replacements (including Landlord’s overhead and profit, and the cost of general conditions) shall be deemed additional Rent reserved under this Lease due and payable within thirty (30) days after Tenant’s receipt of an itemized invoice and supporting documentation. Landlord may, but shall not be required so to do, enter the Premises at all reasonable times upon prior written notice to Tenant (except in the event of any emergency) to make any repairs, alterations, improvements or additions, including, but not limited to, ducts and all other facilities for heating and air conditioning service, as Landlord shall desire or deem necessary for the safety, maintenance, repair, preservation or improvement of the Building, or as Landlord may be required or requested to do by the City of Elgin or by the order or decree of any court or by any other proper authority.

     In the event Landlord or its agents or contractors shall elect or be required to make repairs, alterations, improvements or additions to the Premises or the Building, Landlord shall be allowed to take into and upon the Premises all material that may be required to make such repairs, alterations, improvements or additions and, during the continuance of any of said work, to temporarily close doors, entryways, public space and corridors in the Building and to interrupt or temporarily suspend any services and facilities without being deemed or held guilty of an eviction of Tenant or for damages to Tenant’s property, business or person, and the Rent reserved herein shall in no way abate while said repairs, alterations, improvements or additions are being made, and Tenant shall not be entitled to maintain any set-off or counterclaim for damages of any kind against Landlord by reason thereof. Landlord may, at its option, make all such repairs, alterations, improvements or additions in and about the Building and the Premises during ordinary business hours, but if Tenant desires to have the same done at any other time, Tenant shall pay for all overtime and additional expenses resulting therefrom. Landlord agrees to use all reasonable efforts to minimize any interference with Tenant’s business operations in the Premises and shall remain liable for its or its agents’ gross negligence.

ARTICLE 9

ALTERATIONS

     Tenant shall not, without the prior written consent of Landlord in each instance obtained, which consent shall not be unreasonably withheld, delayed or conditioned, make any repairs, replacements, alterations, improvements or additions to the Premises, provided, however, no such consent shall be required with respect to cosmetic alterations or any separate security system for the Premises installed by Tenant, in which case Tenant shall deliver to Landlord all system codes, contact information for the applicable security company, and a copy of any keys to such system. In the event Tenant desires to make any alterations, improvements or additions pursuant to this Article 9, or any repairs or replacements pursuant to Article 8 of this Lease, Tenant shall prior to commencing any such work:

     (a) In the event such work is structural or affects mechanical systems, submit to Landlord for review plans and specifications showing such work in reasonable detail;

     (b) Furnish Landlord with the names and addresses of all contractors and copies of all contracts with such contractors;

     (c) Furnish commercially reasonable certificates of insurance from all contractors performing such work evidencing commercial general liability, automobile liability, employer’s liability and worker’s compensation insurance, the last in statutory amounts; and

     (d) Provide Landlord with copies of all necessary permits evidencing compliance with all ordinances and regulations of the City of Elgin or any department or agency thereof, and with the requirements of all statutes and regulations of the State of Illinois or any department or agency thereof.

     Tenant hereby agrees to protect, defend, indemnify and hold Landlord, the Building and the Property harmless from and against any and all liabilities of every kind and description which may arise out of or in connection with such repairs, replacements, alterations, improvements or additions by Tenant or any subtenant or assign of Tenant.

     Upon completing any of such repairs, replacements, alterations, improvements or additions, Tenant shall furnish Landlord with contractors’ affidavits, sworn statements, full and final waivers of lien and receipted bills covering all labor and material expended and used and, in the event such work is structural or affects mechanical systems or is of a type for which such plans and specifications are customarily prepared, two (2) sets of final as-built plans and specifications. All repairs, replacements, alterations, improvements and additions shall comply with all reasonable insurance requirements and with all ordinances and regulations of the City of Elgin or any department or agency thereof and with the requirements of all statutes and regulations of the State of Illinois or of any department or agency thereof. All repairs, replacements, alterations, improvements and additions shall be constructed in a good and workmanlike manner and only good grades of material shall be used.

     Landlord agrees to inform Tenant at the time any such alterations are approved or, if such approval is not required, upon the request of Tenant, if such alterations will be required to be removed upon expiration or early termination hereof. All alterations, improvements, additions, repairs, or replacements, whether temporary or permanent in character, including, without limitation, wall coverings, carpeting and other floor coverings, special lighting installations, built-in or attached shelving, cabinetry, and mirrors, made by Landlord or Tenant in or upon the Premises and not required to the removed as aforesaid shall become Landlord’s property and shall remain upon the Premises at the termination of this Lease by lapse of time or otherwise without compensation to Tenant (excepting only Tenant’s movable office furniture, trade fixtures, office equipment and the equipment listed on Schedule I attached hereto).

ARTICLE 10

COVENANT AGAINST LIENS

     Nothing contained in this Lease shall authorize or empower Tenant to do any act which shall in any way encumber Landlord’s title to the Building, Property or Premises, nor in any way subject Landlord’s title to any claims by way of lien or encumbrance whether claimed by operation of law or by virtue of any expressed or implied contract of Tenant, and any claim to a lien upon the Building, Property or Premises arising from any act or omission of Tenant shall attach only against Tenant’s interest and shall in all respects be subordinate to Landlord’s title to the Building, Property and Premises. If Tenant has not removed or bonded over any such lien or encumbrance within thirty (30) days after written notice to Tenant by Landlord, Landlord may, but shall not be obligated to, pay the amount necessary to remove such lien or encumbrance, without being responsible for making any investigation as to the validity or accuracy thereof, and the amount so paid, together with all costs and expenses (including attorneys’ fees) incurred by Landlord in connection therewith, shall be deemed additional Rent reserved under this Lease due and payable within thirty (30) days after Tenant’s receipt of notice of such payment by Landlord and supporting documentation.

ARTICLE 11

DAMAGE OR DESTRUCTION BY FIRE OR CASUALTY

     (A) If the Premises or any part of the Building shall be damaged by fire or other casualty and if such damage does not render all or a substantial portion of the Premises or the Building untenantable, then, except as expressly hereinafter set forth, Landlord shall proceed to repair and restore the same to its prior existing condition with reasonable promptness, subject to reasonable delays for insurance adjustments and delays caused by matters beyond Landlord’s control. If any such damage renders all or a substantial portion of the Premises or the Building untenantable, Landlord shall, with reasonable promptness after the occurrence of such damage and in good faith, estimate the length of time that will be required to substantially complete the repair and restoration of such damage and shall by notice advise Tenant of such estimate. If it is so estimated that the amount of time required to substantially complete such repair and restoration will exceed one hundred eighty (180) days from the date such damage occurred, then Tenant shall have the right to terminate this Lease as of the date of such damage upon giving notice to Landlord at any time within twenty (20) days after Landlord gives Tenant the notice containing said estimate. Unless this Lease is terminated as provided in the preceding sentence, except as expressly hereinafter set forth, Landlord shall proceed with reasonable promptness and all due diligence to repair and restore the Premises, subject to reasonable delays for insurance adjustments and delays caused by matters beyond Landlord’s control, and also subject to zoning laws and building codes then in effect. Landlord shall have no liability to Tenant, and Tenant shall not be entitled to terminate this Lease (except as herein provided) if such repairs and restoration are not in fact completed within the time period estimated by Landlord, as aforesaid, or within said one hundred eighty (180) days, so long as Landlord shall proceed with reasonable promptness and due diligence to complete the same. In addition to the foregoing, Landlord shall have the right to terminate this Lease if a material casualty damages the Premises during the last twelve (12) months of the Term, as it may have been extended, by delivering notice thereof to Tenant within ten (10) days after such casualty, provided, however, in any such event, Tenant shall have the right, in addition to the rights of Tenant under Section 38 below, to elect to extend the Term, or any extension thereof, for the next available Initial Extension Term or the Final Extension Term by delivering written notice of such election to Landlord within twenty (20) days after receipt of Landlord’s notice of termination as described in this sentence, in which event said notice shall be of no force and effect and Landlord shall restore the Premises as set forth herein. Notwithstanding anything to the contrary herein set forth, Tenant shall also have the right to complete the restoration of the Premises or to terminate this Lease in the event the Premises are not substantially restored within two hundred ten (210) days after the date of casualty, except that Tenant shall not have the right to terminate this Lease pursuant to this Article 11 if the damage or destruction was caused by the intentional or negligent act of Tenant, its subtenants, assigns, agents or employees. In the event Tenant elects to complete the restoration of the Premises as set forth above, Landlord agrees to make available to Tenant all insurance proceeds payable in connection therewith.

     (B) In the event any such fire or casualty damage not caused by the intentional or negligent act of Tenant, its agents or employees, renders the Premises substantially untenantable and Tenant is not occupying the Premises and if this Lease shall not be terminated pursuant to the foregoing provisions of this Article 11 by reason of such damage, then Rent shall abate during the period beginning with the date of such damage and ending with the date when Landlord substantially completes its repair and restoration work. Such abatement shall be in an amount bearing the same ratio to the total amount of Rent for such period as the portion of the Premises being repaired and restored by Landlord and not heretofore delivered to Tenant from time to time bears to the entire Premises. In the event of termination of this Lease pursuant to this Article 11, Rent shall be apportioned on a per diem basis and be paid to the date of such fire or other casualty.

     (C) In the event of any such fire or other casualty, and if this Lease is not terminated pursuant to the foregoing provisions of this Lease, Tenant shall repair and restore any portion of alterations, additions or improvements made by or on behalf of Tenant in the Premises.

ARTICLE 12

INSURANCE

     In consideration of the leasing of the Premises at the rental stated in Article 2, Landlord and Tenant agree to provide insurance and allocate the risk of loss as follows:

               (a) Tenant, at its sole cost and expense but for the mutual benefit of Landlord and Tenant (when used in this Article the term “Landlord” shall include Landlord and its officers, agents, servants and employees, lenders holding a mortgage on the Property and, if Landlord is succeeded by a land trust, its beneficiaries, and the term “Tenant” shall include Tenant and its officers, agents, servants and employees), shall purchase and keep and maintain in force and effect during the Term hereof, insurance under policies issued by insurers of recognized responsibility on its trade fixtures, merchandise, inventory, contents, furniture, equipment or other personal property located in the Premises protecting Landlord and Tenant from damage or other loss caused by fire or other casualty including, but not limited to, vandalism and malicious mischief, perils covered by all risk and extended coverage, theft, sprinkler leakage, water damage (however caused), explosion, malfunction or failure of heating and cooling or other apparatus, and other similar risks in amounts not less than the full insurable replacement value of such property. Such insurance shall provide that it is specific and not contributory and shall name the Landlord as an additional insured party and shall contain a replacement cost endorsement. Tenant shall deliver certificates of insurance evidencing such coverage upon execution hereof and thereafter not less than twenty (20) days prior to the expiration date of any such policy.

               (b) During the term of this Lease or any renewal thereof, Tenant shall obtain and promptly pay all premiums for Commercial General Liability Insurance with broad form extended coverage including Contractual Liability Insurance with respect to and against claims occurring upon in or about the Premises and the business operated by Tenant and any subtenant in the Premises with a minimum coverage of a combined single limit of $2,000,000.00, and all such policies and renewals thereof shall name the Landlord and the Tenant as insureds. All policies of insurance shall provide that the insurer shall endeavor to deliver to Landlord prior written notice of cancellation of said policies. On or before the Commencement Date of the term of this Lease, and thereafter not less than twenty (20) days prior to the expiration dates of said policy or policies, Tenant shall provide certificates of insurance evidencing coverages required by this Lease.

     All the insurance required under this Lease shall be issued by insurance companies authorized to do business in the State of Illinois with a financial rating of at least a A+ as rated in the most recent edition of Best’s Insurance Reports and in business for the past five years.

     Landlord agrees to purchase and keep in force and effect insurance on the Building against fire and such other risks as may be included in extended coverage insurance from time-to-time in the amount of the full insurable value of the Building including, without limitation, non-trade fixtures, wall and floor coverings, lighting fixtures and built-in cabinets and bookshelves. Such policies shall contain a replacement cost endorsement and a clause pursuant to which the insurance carriers waive all rights of subrogation against the Tenant with respect to losses payable under such policies, except for the amount of any deductible under such policies.

     By this section, Landlord and Tenant intend that the risk of loss or damage as described above be borne by responsible insurance carriers to the extent above provided, and Landlord and

Tenant hereby release each other and agree to look solely to, and to seek recovery only from, their respective insurance carriers in the event of a loss of a type described above to the extent that such coverage is agreed to be provided hereunder. For this purpose, any applicable deductible amount shall be treated as though it were recoverable under such policies. Landlord and Tenant agree that applicable portions of all monies collected from such insurance shall be used toward the full compliance of the obligations of Landlord and Tenant under this Lease in connection with damage resulting from fire or other casualty.

ARTICLE 13

INTENTIONALLY DELETED

ARTICLE 14

CONDEMNATION

     If the whole or any material part of the Building or Property, other than a part which does not interfere with the maintenance or operation thereof, shall be taken or condemned by any competent authority for any public or quasi-public use or purpose or if any adjacent property or street shall be condemned or improved in such manner as to require the use of any part of the Premises or of the Building, other than a part which does not interfere with the maintenance or operation thereof, or a conveyance is made in lieu of such a taking, the Term, at the option of Landlord, shall end upon the date when the possession of the part so taken shall be vested in such authority. If the whole or any part of the Premises shall be taken or condemned by any competent authority for any public or quasi-public use or purpose or a conveyance is made in lieu of such a taking, the Term, at the option of Tenant, shall end upon the date when the possession of the part so taken shall be vested in such authority. Landlord shall be entitled to receive the entire award including all income, rents, any interest thereon and any other compensation for any taking or conveyance without any payment to Tenant, the Tenant hereby assigning to the Landlord the Tenant’s interest therein, if any, excluding any award Tenant shall be entitled to claim, prove and receive as a separate award in the condemnation proceeding for its relocation, leasehold improvements or trade fixtures. Current Rent shall be apportioned as of the date of vesting in such authority.

ARTICLE 15

WAIVER OF CLAIMS

     Tenant agrees that, to the extent not expressly prohibited by law, Landlord and its lenders, officers, agents, servants and employees shall not be liable for (nor shall Rent abate as a result of) any direct or consequential damage (including damage claimed for actual or constructive eviction) either to person or property sustained by Tenant, its subtenants, assigns, officers, servants, employees, agents, invitees or guests due to the Building or any part thereof or any appurtenances thereof becoming out of repair, or due to the happening of any accident in or about said Building, or due to any act or neglect of any tenant or occupant of said Building or of any other person. This provision shall apply particularly (but not exclusively) to damage caused by water, snow, frost, steam, sewage, gas, electricity, sewer gas or odors or by the bursting, leaking or dripping of pipes, faucets and plumbing fixtures and windows, and shall apply without distinction as to the person whose act or neglect was responsible for the damage and whether the damage was due to any of the causes specifically enumerated above or to some other cause of an entirely different kind. Tenant further agrees that all of Tenant’s personal property in the Premises or the Building shall be at the risk of Tenant only and that Landlord shall not be liable for any loss or damage thereto or theft thereof. Notwithstanding the foregoing, Landlord shall not hereby be exculpated from any liability arising from its or its agents’ gross negligence.

ARTICLE 16

NONWAIVER

     No waiver of any condition expressed in this Lease shall be implied by any neglect of Landlord to enforce any remedy on account of the violation of such condition if such violation be continued or repeated subsequently, and no express waiver shall affect any condition other than the one specified in such waiver and that one only for the time and in the manner specifically stated. No receipt of moneys by Landlord from Tenant after the termination in any way of the Term or of Tenant’s right of possession hereunder or after the giving of any notice shall reinstate, continue or extend the Term or affect any notice given to Tenant prior to the receipt of such moneys, it being agreed that after the service of notice or the commencement of a suit or after final judgment for possession of the Premises Landlord may receive and collect any Rent or other sums due, and such payment shall not waive or affect said notice, suit or judgment.

ARTICLE 17

WAIVER OF NOTICE

     Except as provided in Article 18 hereof, Tenant hereby expressly waives the service of any notice of intention to terminate this Lease or to re-enter the Premises and waives the service of any demand for payment of Rent or for possession and waives the service of any other notice or demand prescribed by any statute or other law.

ARTICLE 18

LANDLORD’S REMEDIES

     If (a) default shall be made in the payment of the Rent or any installment thereof or in the payment of any other sum required to be paid by Tenant under this Lease, or under the terms of any other agreement between Landlord and Tenant, and such default shall continue for ten (10) days after written notice to Tenant, or (b) if default shall be made in the full and prompt performance of any of the other covenants or conditions which Tenant is required to observe and perform and such default shall continue for thirty (30) days after written notice to Tenant or, if such default is not susceptible of cure within thirty (30) days, within such additional period as may be reasonable so long as Tenant is engaged in the diligent cure thereof, or (c) if the interest of Tenant in this Lease shall be levied on under execution or other legal process, or (d) if any petition shall be filed by or against Tenant to declare Tenant a bankrupt or to delay, reduce or modify Tenant’s debts or obligations, and, if filed against Tenant, is not dismissed within sixty (60) days, or (e) if any petition shall be filed or other action taken to reorganize or modify Tenant’s capital structure, if Tenant be a corporation or other entity, or (f) if Tenant be declared insolvent according to law or if any assignment of Tenant’s property shall be made for the benefit of creditors, or (g) if a receiver or trustee is appointed for Tenant or its property, then Landlord may treat the occurrence of any one or more of the foregoing events as a breach of this Lease, and thereupon at its option may, without notice or demand of any kind to Tenant or any other person, but subject to the duty to mitigate its damages stated below, have any one or more of the following described remedies in addition to all other rights and remedies provided at law or in equity:

     (i) Landlord may terminate this Lease and the Term created hereby, in which event Landlord may forthwith repossess the Premises and be entitled to recover forthwith as damages a sum of money equal to the present value of the Rent provided to be paid by Tenant for the balance of the stated Term of the Lease, less the fair rental value of the Premises for said period, and any other sum of money and damages owed by Tenant to Landlord.

     (ii) Landlord may terminate Tenant’s right of possession and may repossess the Premises by forcible entry and detainer suit or otherwise, without demand or notice of any kind to Tenant and without terminating this Lease, in which event Landlord shall use its reasonable efforts to relet the Premises, for such amount of rent and upon such terms as shall be reasonably satisfactory to Landlord (including the right to relet the Premises for a lease term which is greater or lesser than that remaining under the Term of this Lease and the right to relet the Premises as a part of a larger area and the right to change the character or use made of the Premises). For the purpose of such reletting, Landlord is authorized to decorate or to make any repairs, changes, alterations or additions in or to the Premises that may be reasonably necessary. Landlord’s duty to mitigate its damages under this subparagraph (ii) shall be limited to a duty to attempt to relet the Premises by listing the Premises for lease with Grubb & Ellis (or similar type of commercial real estate broker familiar with similar properties in the area) pursuant to an agreement that imposes usual and customary marketing obligations on the listing broker within fifteen (15) days of Landlord’s actual knowledge of the Tenant’s default hereunder, and to continue to list the Premises for lease for a period of one hundred twenty (120) days thereafter. Failure of Landlord to lease the Premises prior to any other vacant space in the Building shall not be deemed a failure to mitigate under this subparagraph (ii). If (A) Landlord shall fail to relet the Premises within said one hundred twenty (120) day period or (B) the Premises are relet and a sufficient sum shall not be realized from such reletting after paying the expenses of the collection of the Rent to satisfy the Rent provided for in this Lease to be paid, then Tenant shall pay to Landlord as damages a sum equal to the amount of the Rent accrued and unpaid from the date of default until expiration of the Term or any Extension Term then in effect under the Lease, or, if the Premises have been relet, Tenant shall satisfy and pay any such deficiency upon demand therefor from time to time, and Tenant agrees that Landlord may file suit to recover any sums falling due under the terms of this paragraph and any other sums due under this Lease from time to time and that no suit or recovery of any portion due Landlord hereunder shall be any defense to any subsequent action brought for any amount not theretofore reduced to judgment in favor of Landlord.

     In the case of such termination of the Lease or Tenant’s right of possession, Tenant shall indemnify Landlord against all reasonable costs and expenses incurred in collecting amounts due from Tenant under this Lease (including reasonable attorneys’ fees, litigation expenses and the like) and recovering possession of the Premises.

     Tenant hereby waives trial by jury in any action or proceeding brought by, through or under Landlord, under or in connection with this Lease.

     Tenant hereby agrees that to the extent any of the foregoing notice periods provided for in this Article 18 and elsewhere in this Lease are greater than the notice periods required under the statutes of the State of Illinois, such greater notice periods as are provided for herein shall substitute for any such statutory notice periods, and any notices given pursuant to the terms hereof shall be deemed the notice required by any such statutes.

ARTICLE 19

SURRENDER OF POSSESSION

     (A) On or before the date this Lease and the Term hereby created terminates, or on or before the date Tenant’s right of possession terminates, whether by lapse of time or at the option of Landlord pursuant to the terms and provisions of this Lease, Tenant shall:

     (i) restore the Premises to reasonably good condition (except as otherwise provided in Article 11 of this Lease), ordinary wear and tear excepted, and remove those alterations, improvements or additions installed during the Term, whether installed by Landlord or Tenant, if such removal is required pursuant to Article 9 above;

     (ii) remove from the Premises and the Building all of Tenant’s personal property; and

     (iii) surrender possession of the Premises to Landlord in a clean condition free of all rubbish and debris.

     (B) If Tenant shall fail or refuse to deliver the Premises in the above-described condition on or before the above-specified date, Landlord may enter into and upon the Premises and put the Premises in such condition and recover from Tenant Landlord’s cost of so doing. If Tenant shall fail or refuse to comply with Tenant’s duty to remove all personal property from the Premises and the Building on or before the above-specified date, the parties hereto agree and stipulate that Landlord may enter into and upon the Premises and may, at its election:

     (i) treat such failure or refusal as an offer by Tenant to transfer title to such personal property to Landlord, in which event title thereto shall thereupon pass under this Lease as a bill of sale to and vest in Landlord absolutely without any cost either by set-off, credit allowance or otherwise, and Landlord may retain, remove, sell, donate, destroy, store, discard, or otherwise dispose of all or any part of said personal property in any manner that Landlord shall choose;

     (ii) treat such failure or refusal as conclusive evidence, on which Landlord or any third party shall be entitled absolutely to rely and act, that Tenant has forever abandoned such personal property, and without accepting title thereto, Landlord may, at Tenant’s expense, remove, store, destroy, discard or otherwise dispose of all or any part thereof in any manner that Landlord shall choose without incurring liability to Tenant or to any other person. In no event shall Landlord ever become or accept or be charged with the duties of a bailee (either voluntary or involuntary) of any personal property, and the failure of Tenant to remove all personal property from the Premises and the Building shall forever bar Tenant from bringing any action or from asserting any liability against Landlord with respect to any such property which Tenant fails to remove. If Tenant shall fail or refuse to surrender possession of the Premises to Landlord on or before the above-specified date, Landlord may forthwith re-enter the Premises and repossess itself thereof as of its former estate and remove all persons and effects therefrom, using such force as may be necessary, without being guilty of any manner of trespass or forcible entry or detainer.

ARTICLE 20

HOLDING OVER

     Tenant shall pay to Landlord one hundred fifty percent (150%) of the Rent then applicable for each month or portion thereof Tenant shall retain possession of the Premises or any part thereof after the termination of this Lease as Landlord’s sole damages remedy. The provisions of this Article shall not operate as a waiver by Landlord of any right of re-entry hereinbefore provided.

ARTICLE 21

COSTS, EXPENSES AND ATTORNEYS’ FEES

     In case Landlord shall, without fault on its part, be made a party to any litigation commenced by or against Tenant, then Tenant shall pay all reasonable costs, expenses and attorneys’ fees incurred or paid by Landlord in connection with such litigation. Tenant shall also pay all reasonable costs, expenses and attorneys’ fees that may be incurred or paid by Landlord in enforcing any of Tenant’s covenants and agreements in this Lease. In case Tenant shall, without fault on its part, be made a party to any litigation commenced by or against Landlord, then Landlord shall pay all reasonable costs, expenses and attorneys’ fees incurred or paid by Tenant in connection with such litigation. Landlord shall also pay all reasonable costs, expenses and attorneys’ fees that may be incurred or paid by Tenant in enforcing any of Landlord’s covenants and agreements in this Lease.

ARTICLE 22

COMPLIANCE WITH LAWS

     Tenant and Landlord shall operate the Premises and Building respectively in compliance with all applicable federal, state, and municipal laws, ordinances and regulations and shall not knowingly, directly or indirectly, make any use of the Premises or Building which is prohibited by any such laws, ordinances or regulations.

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ARTICLE 23

CERTAIN RIGHTS RESERVED BY LANDLORD

     Landlord shall have the following rights, exercisable without notice, except as set forth below, and without liability to Tenant for damage or injury to property, person or business and without effecting an eviction, constructive or actual, or disturbance of Tenant’s use or possession or giving rise to any claim for set-off or abatement of Rent, except that Landlord shall remain liable for its and its agents’ gross negligence:

     (a) To name the Building and to change the Building’s name or street address.

     (b) Subject to and without limitation of Article 33, to install, affix and maintain any and all signs on the exterior and interior of the Building.

     (c) To designate and approve, prior to installation, all types of window shades, blinds, drapes, and other similar equipment, and to control all internal lighting that may be visible from the exterior of the Building.

     (d) On reasonable prior notice to Tenant, to show the Premises to (i) prospective tenants at reasonable hours during the last twelve (12) months of the Term and, if vacated during such period to decorate, remodel, repair or otherwise prepare the Premises for re-occupancy without affecting Tenant’s obligation to pay Rent, and (ii) others having a legitimate interest at any time during the Term of this Lease.

     (e) To retain at all times, and to use in appropriate instances, keys and combinations to all doors into the Premises. No locks or combinations shall be changed without the prior written consent of Landlord.

     (f) To decorate or to make repairs and/or replacement of windows, Building façade or any components of the Building envelope or other Building systems (in Landlord’s sole discretion) or any other repairs, alterations, additions, or improvements, whether structural or otherwise, in and about the Building, or any part thereof, and for such purposes to enter upon the Premises at reasonable times with prior written notice to Tenant, and, during the continuance of any of said work, to temporarily close doors, entryways, public space and corridors in the Building and to interrupt or temporarily suspend Building services and facilities, all without abatement of Rent or affecting any of Tenant’s obligations hereunder, so long as the Premises are reasonably accessible and useable.

     (g) To have and retain a paramount title to the Premises free and clear of any act of Tenant purporting to burden or encumber it.

     (h) To grant to anyone the exclusive right to conduct any business or render any service in or to the Building, provided such exclusive right shall not operate to exclude Tenant from the use expressly permitted herein.

     (i) To approve the weight, size and location of safes, filing systems and other heavy equipment and bulky articles in and about the Premises and the Building (so as not to overload the floors of the Premises), and to require all such items and furniture and similar items to be moved into and out of the Building and Premises only at such times and in such manner as Landlord shall direct in writing. Any damages done to the Building or Premises or to other tenants in the Building by taking in or putting out safes, furniture and other items, or from overloading the floor in any way, shall be paid by Tenant. Furniture, boxes, merchandise or other bulky articles shall be transported within the Building only upon or by vehicles equipped with rubber tires and shall be carried only in the freight elevators and at such times as the management of the Building shall require. Movements of Tenant’s property into or out of the Building and within the Building are entirely at the risk and responsibility of Tenant.

     (j) To have access for the Landlord and other tenants of the Building to any mail chutes located on the Premises according to the rules of the United States Postal Service.

     (k) To change the arrangement or location of entrances, passageways, doors and doorways, corridors, stairs, toilets and other public service portions of the Building not contained within the Premises or any part thereof.

     (l) To close the Building after regular working hours and on Saturdays, Sundays and legal holidays subject, however, to Tenant’s right to admittance, under such reasonable regulations as Landlord may prescribe from time to time, which may include by way of example but not of limitation, that persons entering or leaving the Building identify themselves to Building personnel by registration or otherwise and that said persons establish their right to enter or leave the Building.

     Landlord may enter upon the Premises and may exercise any or all of the foregoing rights hereby reserved without being deemed guilty of an eviction or disturbance of Tenant’s use or possession and without being liable in any manner to Tenant, except to the extent of any liability arising from Landlord’s or its agents’ gross negligence.

ARTICLE 24

ESTOPPEL

     Tenant agrees that from time to time upon not less than ten (10) business days’ prior request by Landlord, Tenant or Tenant’s duly authorized representative having knowledge of the following facts shall deliver to Landlord a statement in writing certifying (a) that this Lease is unmodified and in full force and effect (or if there have been modifications that the Lease as modified is in full force and effect); (b) the dates to which the Rent and other charges have been paid; (c) that neither Landlord, to the Tenant’s knowledge, nor Tenant is in default under any provision of this Lease, or, if in default, the nature thereof in detail; (d) that there are no offsets or defenses to the payment of Rent, additional charges or any other sums payable under this Lease or, if there are any such offsets or defenses, specifying such in detail; and (e) such further factual matters as may be reasonably requested by Landlord.

ARTICLE 25

RULES AND REGULATIONS

     Tenant agrees to observe the reservations to Landlord in Article 23 hereof and agrees, for itself, its employees, agents, servants, clients, customers, invitees, licensees and guests to observe and comply at all times with the rules and regulations set forth in Exhibit B attached hereto and made a part hereof, and with such reasonable modifications thereof and additions thereto as Landlord may from time-to-time make for the Building, and that failure to observe and comply with such reservations, rules and regulations shall constitute a default under this Lease.

     Landlord reserves the right to make such other and further reasonable rules and regulations as in Landlord’s judgment may from time to time be needful for the safety, care and cleanliness of the Building and Premises and for the preservation of good order therein. Nothing in this Lease contained shall be construed to impose upon Landlord any duty or obligation to enforce any such rules and regulations, or the terms, covenants and conditions of any other lease against any other tenant or any other persons, provided, however, that Landlord shall elect to enforce or not enforce such rules and regulations on a uniform basis, and Landlord shall not be liable to Tenant for violation of any such rules and regulations, or terms, covenants and conditions by any other tenant, its employees, agents, invitees, or by any other person.

ARTICLE 26

PARKING

     Landlord agrees to provide Tenant with reasonably sufficient parking spaces, including, without limitation, handicapped parking spaces, for Tenant’s employees, agents and invitees which shall in no event be less than the number of parking spaces required with respect to the Premises under applicable zoning ordinances. In addition, Tenant’s invitees shall have the right to use up to 50 parking spaces in the parking area currently labeled as visitor parking. In addition to the foregoing, in the event Tenant exercises any right to expand the Premises under Section 39(A) below, Landlord agrees to make available to Tenant hereunder an additional number of parking spaces as are required with respect to the expanded Premises under applicable zoning ordinances.

ARTICLE 27

ASSIGNMENT AND SUBLETTING

     Tenant shall not, without the prior written consent of Landlord, which consent shall not be unreasonably withheld, delayed or conditioned, (i) assign, convey, mortgage, pledge or otherwise transfer this Lease, or any part thereof, or any interest hereunder; (ii) permit any assignment of this Lease, or any part thereof, by operation of law; (iii) sublet the Premises or any part thereof; or (iv) permit the use of the Premises, or any part thereof, by any parties other than Tenant, its agents and employees, provided, however, Tenant may assign this Lease in whole or in part to, sublet the Premises in whole or in part to and/or permit the use of the Premises in whole or in part by any affiliate of Tenant or any entity which provides services to employees of Tenant without the consent of Landlord.

     In the event Landlord’s consent is required hereunder, Tenant shall proceed as set forth in this paragraph. Tenant shall, by notice in writing, advise Landlord of its intention from, on and after a stated date (which shall not be less than thirty (30) days after date of Tenant’s notice), to assign this Lease, or any part thereof, or to sublet any part or all of the Premises for the balance or any part of the Term. Tenant’s notice shall include all of the terms of the proposed assignment or sublease (whether contained in such assignment or sublease or in separate agreements). Tenant’s notice shall state the name and address of the proposed assignee or subtenant and a true and complete copy of the proposed assignment or sublease and any and all other agreements relating thereto shall be delivered to Landlord with Tenant’s notice, accompanied by the financial statements for any proposed assignee. Landlord shall have thirty (30) days after receipt of all such information to approve or disapprove of such assignee, and shall notify Tenant of its approval or disapproval within such thirty (30) days.

     Any subletting or assignment hereunder shall not release or discharge Tenant of or from any liability, whether past, present or future, under this Lease, and Tenant shall continue fully liable thereunder. Any subtenant or assignee shall agree to comply with and be bound by all of the terms, covenants, conditions, provisions, rules and regulations and agreements of this Lease to the extent of the space sublet or assigned, and Tenant shall deliver to Landlord promptly after execution, an executed copy of each such sublease or assignment and an agreement of compliance by each such subtenant or assignee. Any sale, assignment, mortgage, transfer, or subletting of this Lease which is not in compliance with the provisions of this Article shall be of no effect and void.

     Notwithstanding anything to the contrary contained herein, Landlord may withhold consent to a sublease or assignment unless Landlord is provided with waivers from any brokers involved in such subleasing or assignment of all lien rights of any such brokers under Illinois law, including but not limited to the Commercial Real Estate Broker Lien Act. Landlord also may withhold consent to a sublease or assignment if the proposed assignee or sublessee or its business is subject to compliance with additional requirements of any law (including related regulations) beyond those requirements which are applicable to Tenant on or prior to the said assignment or sublease unless the proposed assignee or sublessee shall:

     (a) first deliver plans and specifications for complying with such additional requirements and obtain Landlord’s consent thereto, and

          (b) comply with all Landlord’s reasonable conditions therefor or contained in such consent.

ARTICLE 28

NOTICE

     All notices, demands, approvals and consents which may or are required to be given by one party to the other under this Lease shall be in writing and shall be delivered personally or by a nationally-recognized air courier service or mailed by United States certified or registered mail, postage prepaid, (a) if for the Tenant addressed to:

William H. Kopp
Matsushita Electric Corporation of America
Panazip: 3D-9
Secaucus, New Jersey 07094

with copies to:

General Counsel
Matsushita Electric Corporation of America

One Panasonic Way
Panazip: 3B-6
Secaucus, New Jersey 07094

And

Steven N. Zaris
McCarthy Duffy
180 North LaSalle Street
Suite 1400
Chicago, Illinois 60601

or (b) if for the landlord addressed to:

Michael A. Valentine
John B. Sanfilippo & Son, Inc.
2299 Busse Road
Elk Grove Village, Illinois 60007

with a copy to:

Jeffrey J. Stahl, Esq.
Paul G. Hull, Esq.
Stahl Cowen Crowley, LLC
55 West Monroe Street, Suite 500
Chicago, IL 60603

or at such other place as Landlord or Tenant may from time to time designate by notice to the other. Notices shall be deemed given upon receipt of delivery or refusal of such receipt.

ARTICLE 29

DEFAULT UNDER OTHER LEASE

     Any default under this Lease shall automatically constitute a default under any other lease made by Tenant, or any of its assignees, affiliates, subtenants of any other space within the Building or on any other part of the Property, including, but not limited to, the lease of the Industrial Building, without requirement of further notice under any such other lease. If the term of any other lease made by Tenant for any premises in the Building or under any other lease affecting the Property shall be terminated after the making of this Lease because of any default by Tenant under such other lease, Landlord, at its option, may terminate this Lease by written notice to Tenant.

ARTICLE 30

CONVEYANCE BY LANDLORD

     In case Landlord or any successor owner of the Property or the Building shall convey or otherwise dispose of any portion thereof to another person, such other person shall in its own name thereupon be and become Landlord hereunder and shall assume fully in writing and be liable upon all liabilities and obligations of this Lease to be performed by Landlord which first arise after the date of conveyance, and such original Landlord or successor owner shall, from and after the date of conveyance, be free of all liabilities and obligations not then incurred.

ARTICLE 31

SUBORDINATION OF LEASE

     The rights of the Tenant under this Lease shall be and are subject and subordinate at all times to all ground leases and underlying leases, if any, now or hereafter in force against the Property, and to the lien of any mortgages or deeds of trust now or hereafter in force against such leases, the Property or the Building, or all of them, and to all advances made or hereafter to be made upon the security thereof, and to all renewals, modifications, amendments, consolidations, replacements and extensions thereof, provided that the holders thereof agree to recognize Tenant’s rights hereunder so long as Tenant is not in default. This Article is self-operative and no further instrument of subordination shall be required. Any mortgagee or beneficiary under a deed of trust may, however, elect to have this Lease be superior to its mortgage or deed of trust. At Landlord’s request, Tenant shall execute a document in recordable form confirming that this Lease is subordinate (or at the mortgagee’s or beneficiary’s election, superior) to any mortgage or deed of trust, subject to a non-disturbance provision as described above. Tenant, at the option of any mortgagee or beneficiary under a deed of trust, agrees to attorn to such mortgagee or beneficiary in the event of a foreclosure sale or deed in lieu thereof.

ARTICLE 32

BROKERS

     Tenant represents and warrants to Landlord that neither it nor its officers or agents nor anyone acting on its behalf has dealt with any real estate broker other than Paine Wetzel Associates, Inc. in the negotiation or making of this Lease, and Tenant agrees to indemnify and hold harmless Landlord from the claim or claims of Paine Wetzel Associates, Inc., or any other broker or brokers claiming to have interested Tenant in the Building or Premises or claiming to have caused Tenant to enter into this Lease. Landlord represents and warrants to Tenant that neither it nor its officers or agents nor anyone acting on its behalf has dealt with any real estate broker other than Grubb & Ellis, Inc. in the negotiation or making of this Lease, and Landlord agrees to indemnify and hold harmless Tenant from the claim or claims of Grubb & Ellis, Inc., or any other broker or brokers claiming to have caused Landlord to enter into this Lease.

ARTICLE 33

SIGNAGE

     Tenant shall have the right to maintain all building and monument signs identifying Tenant as currently installed during the Term and any extensions thereof until such time as Landlord delivers written notice to Tenant that Landlord desires to install its signage upon the Building, which notice shall be accompanied by Landlord’s signage plan indicating the locations and design of Landlord’s building and monument signage and which notice shall further indicate to the Tenant the signage that must be removed from the Building and Property. Without limitation of Tenant’s signage rights as hereinafter set forth, Tenant shall remove all of the signage designated by the Landlord for removal within sixty (60) days of delivery to Tenant of the foregoing notice. Should Tenant fail to remove any such signage, Landlord may, but shall not be obligated to, remove such signage at Tenant’s cost and expense, which cost shall be due and payable to Landlord within thirty (30) days after notice. Upon installation of Landlord’s signage, Tenant shall be permitted to install an amount of building and monument signage that is proportionate to Tenant’s Proportionate Share as of the commencement of the Term of the this Lease, in such locations as are reasonably acceptable to Landlord and Tenant and permitted under applicable governmental code, law or ordinance, including without limitation, signage reasonably visible from I-90. All signage installation by Tenant shall be at its sole cost and expense. In the event Tenant desires additional building or monument signage and additional signage is not permitted under applicable ordinances of the City of Elgin, Tenant shall have the right, at its sole cost and expense, to seek a variation or other necessary approval under applicable law so as to erect such signage. Landlord agrees to cooperate with Tenant in obtaining any such approval. Tenant’s proportionate share of signage shall not be expanded if Tenant exercises its right to lease any Expansion Space hereunder. Tenant shall be solely responsible for the cost of and performance of all maintenance repair and replacement of its signage during the Term (as may be extended hereunder).

ARTICLE 34

MISCELLANEOUS

Landlord and Tenant further covenant with each other that:

     (a) All rights and remedies of Landlord under this Lease shall be cumulative and none shall exclude any other rights and remedies allowed by law.

     (b) All payments becoming due under this Lease or under any work order or other agreement relating to the Premises shall be considered as rent, and if unpaid when due shall bear interest from such date until paid at the rate of two percent (2%) per annum in excess of the corporate base rate in effect from time to time at Bank One, Illinois, N.A. (unless a lesser rate shall then be the maximum rate permissible by law with respect thereto, in which event such lesser rate shall be charged).

     (c) The word “Tenant” wherever used herein shall be construed to mean Tenants in all cases where there is more than one Tenant, and the necessary grammatical changes required to make the provisions hereof apply either to corporations or individuals, men or women, shall in all cases be assumed as though in each case fully expressed.

     (d) Each of the provisions of this Lease shall extend to and shall, as the case may require, bind or inure to the benefit, not only of Landlord and of Tenant, but also of their respective heirs, legal representatives, successors and assigns, provided this clause shall not permit any assignment contrary to the provisions of Article 27 hereof.

     (e) All of the representations and obligations of Landlord are contained herein, and no modification, waiver or amendment of this Lease or of any of its conditions or provisions shall be binding upon the Landlord unless in writing signed by Landlord or by a duly authorized agent of Landlord empowered by a written authority signed by Landlord.

     (f) Submission of this instrument for examination shall not bind Landlord in any manner, and no lease or obligation on Landlord shall arise until this instrument is signed and delivered by Landlord and Tenant.

     (g) No rights to light or air over any property, whether belonging to Landlord or any other person, are granted to Tenant by this Lease.

     (h) Sectional headings in this Lease are solely for convenience of reference and shall not in any way limit or amplify the terms and provisions hereof.

     (i) The laws of the State of Illinois shall govern the validity, performance and enforcement of this Lease. The invalidity or unenforceability of any provision of this Lease shall not offset or impair any other provision. If any provision of this Lease is capable of two constructions, one of which would render the provision invalid and the other of which would make the provision valid, then the provision shall have the meaning which renders it valid.

     (j) Landlord’s title is and always shall be paramount to the title of Tenant. Nothing herein contained shall empower Tenant to commit or engage in any act which can, shall or may encumber the title of Landlord.

     (k) Neither this Lease, nor any memorandum, affidavit or other writing with respect thereto, shall be recorded by Tenant or by anyone acting through, under or on behalf of Tenant, and the recording thereof in violation of this provision shall make this Lease null and void at Landlord’s election.

     (l) Nothing contained in this Lease shall be deemed or construed by the parties hereto or by any third party to create the relationship of principal and agent, partnership, joint venture or any association between Landlord and Tenant, it being expressly understood and agreed that neither the method of computation of Rent nor any act of the parties hereto shall be deemed to create any relationship between Landlord and Tenant other than the relationship of landlord and tenant.

     (m) Landlord shall have the right to apply payments received from Tenant pursuant to this Lease (regardless of Tenant’s designation of such payments) to satisfy any obligations of Tenant hereunder, in such order and amounts, as Landlord in its sole discretion, may elect.

     (n) All indemnities, covenants and agreements of Tenant contained herein which inure to the benefit of Landlord shall be construed to also inure to the benefit of Landlord’s partners, officers, agents and employees.

     (o) If Landlord or Tenant fails to perform any of its obligations hereunder, and such failure is due in whole or in part to any strike, lockout, labor trouble, civil disorder, failure of power, restrictive governmental laws and regulations, riots, insurrections, war, fuel shortages, accidents, casualties, acts of God, acts caused directly or indirectly by the other party hereto (or its agents, employees, contractors, licensees or invitees) or any other cause beyond the reasonable control of Landlord or Tenant, as the case may be, then such party shall not be deemed in default under this Lease as a result of such failure and the time for performance by it provided for herein shall be extended by the period of delay resulting from such cause.

     (p) Landlord and Tenant each shall and hereby does waive trial by jury in any action, proceeding or counterclaim brought by Landlord against Tenant or by Tenant against Landlord on any matters whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant’s use or occupancy of the Premises or any claim of injury or damage.

     (q) Landlord agrees that no consent of Landlord required under this Lease or the rules and regulations now or hereafter applicable to Tenant shall be unreasonably withheld, delayed or conditioned.

ARTICLE 35

EXCULPATION

     Any obligation of Landlord, or its agent, under or with respect to this Lease or the Building shall be enforceable only against and payable out of Landlord’s interest in the Building and Property, and Tenant hereby agrees that neither Tenant nor any other person shall have or may assert any right, recourse or remedy to or against Landlord or its agent or any assets of Landlord, except to the extent of their respective interests in the Building and the Property; and no officer, shareholder, director, employee, partner, trustee or beneficiary of Landlord or its agent assumes or shall have any personal liability of any kind whatsoever hereunder.

ARTICLE 36

LATE PAYMENT

     Tenant hereby acknowledges that late payment by Tenant to Landlord of Rent and other sums due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact number of which will be extremely difficult to ascertain. Such costs include, but are not limited to processing and accounting charges, and late charges which may be imposed on Landlord by the terms of any mortgage or deed of trust covering the Premises. Accordingly, if any installment of Rent or any other sum due from Tenant hereunder shall not be received by Landlord or Landlord’s designee within ten (10) days after such amount shall be due, Tenant shall pay to Landlord a monthly late charge equal to five percent (5%) of such overdue amount or the maximum allowed by Law, whichever is less. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of late payment by Tenant. Acceptance of such late charge by Landlord shall in no event constitute waiver of Tenant’s default with respect to such overdue amount, nor prevent Landlord from exercising any of the other rights and remedies granted hereunder.

ARTICLE 37

COVENANT OF QUIET ENJOYMENT

     Landlord agrees that Tenant, on paying the Rent, additional charges and other payments herein reserved and on keeping, observing and performing all of the other terms, covenants, conditions, provisions and agreements herein contained on the part of Tenant to be kept, observed and performed, shall, during the Term of this Lease, peaceably and quietly have, hold and enjoy the Premises subject to the terms, covenants, conditions, provisions and agreements hereof, free from hindrance by Landlord or any other person claiming by, through, or under Landlord.

ARTICLE 38

OPTIONS TO EXTEND

     (A) Landlord grants to Tenant the right and option to extend the Term of this Lease for the first or both of two (2) consecutive terms of one (1) year each (each an “Initial Extension Term” and collectively the “Initial Extension Terms”). The option to renew for an Initial Extension Term must be exercised by Tenant no later than six (6) months prior to the termination of the Term or the first Initial Extension Term, as applicable, by giving Landlord written notice thereof. The extension of the Term during the Initial Extension Terms shall be subject to all terms and conditions of this Lease except that this Section 38(A) shall not be applicable to the Initial Extension Terms.

     (B) Landlord grants to Tenant the further right and option to extend the Term of this Lease, as extended through the second Initial Extension Term, for an additional term of five (5) years (the “Final Extension Term”) commencing after the second Initial Extension Term. The option to renew for the Final Extension Term must be exercised by Tenant no later than six (6) months prior to the termination of the second Initial Extension Term by giving Landlord written notice thereof, subject to Section 39(A) below. The extension of the Term during the Final Extension Term shall be subject to all terms and conditions of this Lease, except that the Rent shall be as set forth hereinbelow and this Section 38(B) shall not be applicable to the Final Extension Term. Tenant shall pay Rent during the Final Extension Term as follows:

Rate
Period	PSF
Month 1-12	$12.92
Month 13-24	$13.24
Month 25-36	$13.57
Month 37-48	$13.91
Month 49-60	$14.26

ARTICLE 39

OPTIONS TO EXPAND AND REDUCE PREMISES

     (A) Landlord grants to Tenant, subject to Section 30(B) below, the right and option from time to time, subject to the limitation set forth below, through the sixth (6th) month of the second Initial Extension Term to expand the Premises to include increments of 25,000 rentable square feet as designated by Tenant (each increment an “Expansion Space”) for the remainder of the Term, as extended, as set forth herein. Tenant shall be allowed to exercise the foregoing right to lease increments of Expansion Space up to five (5) times. Each Expansion Space located on a floor of the Building on which Tenant then leases space shall be contiguous to said space and shall be subject to availability based on use by Landlord or any other tenant of Landlord, but in no event shall any Expansion Space be located on the fourth (4th) floor of the Building. This option to expand the Premises from time to time to include an Expansion Space must be exercised by Tenant by giving Landlord at least ninety (90) days prior written notice thereof. The expansion of the Premises shall be subject to all terms and conditions of this Lease, including, without limitation, the payment of Rent and Rent adjustments as set forth herein. From and after the effective date of the exercise by Tenant of its right to lease an Expansion Space as set forth above, the Premises shall be deemed to include such Expansion Space for all purposes under this Lease, including, without limitation, Article 3, and Tenant’s Proportionate Share shall be adjusted accordingly. Notwithstanding anything to the contrary set forth herein, in the event Tenant elects to lease an Expansion Space during the first six (6) months of the second Initial Extension Term, said election shall automatically be deemed an election to further extend the Term for the Final Extension Term in accordance with Section 38 (B) above.

     (B) Landlord grants to Tenant the right and option to reduce the Premises by increments of 50,000 useable square feet (each a “Reduction Space”) effective as of the commencement of either or both of the Initial Extension Terms and/or the Final Extension Term as set forth herein. Such election shall be exercised only once prior to each Initial Extension Term. Each reduction hereunder involving a Reduction Space which is less than all of the space Tenant then leases on a floor of the Building shall not result in the Premises including spaces on a single floor which are not contiguous to each other. This option to reduce the Premises must be exercised by Tenant by giving Landlord written notice thereof at least ninety (90) days prior to the expiration of the Term or the first or second Initial Extension Term, as applicable. From and after the effective date of each exercise by Tenant of its right to reduce the Premises as set forth above, the Premises shall be deemed not to include such Reduction Space, and Tenant’s Proportionate Share shall be adjusted accordingly. Notwithstanding anything to the contrary set forth herein, (i) in the event Tenant elects to reduce the Premises hereunder, Tenant shall thereafter have no further right to expand the Premises as set forth in Section 39(A) above, and

(ii) in the event Tenant elects to reduce the Premises such that Tenant then leases less than 120,000 useable square feet hereunder, Rent shall be readjusted and determined as set forth hereinbelow. Within fifteen (15) days after Tenant’s election to exercise the option to reduce the Premises which has the effect of reducing it below 120,000 useable square feet, Landlord and Tenant shall attempt to agree upon the fair market rental value of the Premises which shall constitute the Rent after the effective date thereof. If Landlord and Tenant cannot agree upon such fair market rental value of the reduced Premises, then within fifteen (15) days from the expiration of such fifteen (15) day period, Landlord and Tenant shall each select and notify the other of the name of an “Evaluator,” who, for purposes of this Lease, shall be an independent and impartial real estate appraiser reasonably acceptable to both parties and not previously retained by either party, having more than ten (10) years experience in the leasing and valuation of properties of the character and in the same general area as the Building and shall also be qualified as an M.A.I. appraiser. Each Evaluator shall promptly proceed (i.e., within fifteen (15) days after their selection by each party) to make a separate determination of the fair market rental value of the reduced Premises for the remaining Term, as theretofore extended, taking into account the rental value of similarly situated properties in the same general area as the Premises and used for similar purposes, and each shall deliver to both Landlord and Tenant a copy of its determination, each of which shall include therein all factors considered in reaching the aforesaid fair market rental value. In analyzing said fair market rental value of the Premises, if the higher of the determinations of the two Evaluators is not more than five percent (5%) greater than the lower of the determinations, the parties agree that the average of the two determinations shall be considered as the fair market rental value of the Premises and shall be conclusive and binding upon Landlord and Tenant. If the higher of the said determinations is more than five percent (5%) greater than the lower of the determinations, and Landlord and Tenant cannot, within fifteen (15) days after their receipt of such determinations, agree upon the fair market rental value of the Premises, then the two Evaluators shall promptly proceed to select a third Evaluator, who shall determine which of the two fair market rental values submitted by the other two Evaluators more accurately reflects the fair market rental value of the Premises and shall deliver to both Landlord and Tenant a copy of such determination within fifteen (15) days after his or her appointment as the third Evaluator. The parties agree that the third Evaluator’s determination as aforesaid shall be considered as the fair market rental value of the reduced Premises, which shall be conclusive and binding upon Landlord and Tenant. If the original two Evaluators shall fail to agree upon the selection of a third Evaluator, the same shall be designated by the president of the Chicago Board of Realtors, or any successor organization thereto. Landlord and Tenant shall each pay the cost of their own Evaluator and shall share equally the fees of the third Evaluator, if any. In the event Rent for the reduced Premises is not determined as of the effective date of the reduction, Tenant shall continue paying the Rent in effect as of said date on a per square foot basis until the Rent is determined as herein set forth; thereupon, Rent shall be adjusted, as appropriate, beginning with the effective date of the reduction, and Tenant shall pay to Landlord or Landlord shall pay to Tenant any amount thereof within ten (10) days after such determination as necessary to reflect said determination.

          IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the date first set forth above.

LANDLORD:

JOHN B. SANFILIPPO & SON, INC., a Delaware corporation
Name:
Its:

TENANT:

MATSUSHITA ELECTRIC CORPORATION OF AMERICA, a Delaware corporation

Name:
Its:

EXHIBIT A

PLAN OF PREMISES

EXHIBIT B

LEGAL DESCRIPTION

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EXHIBIT C

Rules and Regulations

     To the extent that there is any inconsistency between the provisions of the Lease and these Rules and Regulations, the provisions of the Lease shall control.

     (1) The sidewalks, halls, passages, exits, entrances, elevators and stairways of the Building shall not be obstructed by any of the tenants or used by them for any purpose other than for ingress to and egress from their respective premises. The halls, passages, exits, entrances, elevators and stairways are not for the general public, and Landlord shall in all cases retain the right to control and prevent access thereto of all persons whose presence in the reasonable judgment of Landlord would be prejudicial to the safety, character, reputation and interests of the Building and its Tenants. No Tenant and no employee or invitee of any Tenant shall go upon the roof of the Building without the prior written consent of Landlord.

     (2) No sign, placard, picture, name, advertisement or notice, visible from the exterior of any Tenant’s premises shall be inscribed, painted, affixed or otherwise displayed by any Tenant on any part of the Building without the prior written consent of Landlord, which consent will not be unreasonably withheld, except as set forth in the Lease. Landlord will adopt and furnish to Tenant general guidelines relating to signs inside the Building on the office floors. Tenant agrees to conform to such guidelines, but may request approval of Landlord for modifications, which approval will not be unreasonably withheld. All approved signs or lettering on doors shall be printed, painted, affixed or inscribed at the expense of the Tenant by a person approved by Landlord, which approval will not be unreasonably withheld. Material visible from outside the Building will not be permitted.

     (3) Tenant shall not allow a fire or bankruptcy sale or any auction to be held on the premises or allow the premises to be used for the storage of merchandise held for sale to the general public.

     (4) No Tenant shall allow the premises to be used for lodging, nor shall cooking be done or permitted by any Tenant on the premises, except the use by the Tenant of Underwriters’ Laboratory approved equipment for brewing coffee, tea, hot chocolate and similar beverages and vending machines and microwave ovens for use by Tenant’s employees and personnel shall be permitted, provided that such use is in accordance with all applicable federal, state and city laws, codes, ordinances, rules and regulations.

     (5) No Tenant shall alter any lock or install a new or additional lock or any bolt on any door of its premises without the prior written consent of Landlord. Tenant shall in each case furnish Landlord with a key for any such lock. Each Tenant, upon the termination of its tenancy, shall deliver to Landlord all keys and combinations to doors in the Building which shall have been furnished to Tenant.

3

     (6) Landlord shall designate how all office equipment, furniture, appliances and other large objects or property (“Equipment”) shall be moved in and/or out of the Building. Heavy objects shall, if requested by Landlord, stand on wood strips of such thickness as is necessary to properly distribute the weight. Landlord will not be responsible for loss of or damage to any such Equipment from any cause, and all damage done to the Building by moving or maintaining such Equipment shall be repaired at the expense of Tenant.

     (7) No Tenant shall use or keep in the premises of the Building any kerosene, gasoline or inflammable or combustible fluid or material or use any method of heating or air conditioning other than that supplied by Landlord, without Landlord’s prior written approval. No Tenant shall use or keep or permit to be used or kept any foul obnoxious gas or substances in the premises, or permit or suffer the premises to be occupied or used in a manner unreasonably offensive or objectionable to Landlord or to other occupants of the Building by reason of noise, odors, or vibrations, or unreasonably interfere in any way with other tenants or those having business therein.

     (8) Landlord shall have the right, exercisable with 30 day advance written notice and without liability to any Tenant, to change the name and street address of the Building.

     (9) Landlord reserves the right to exclude from the Building any person who, in Landlord’s reasonable opinion, has no legitimate business in the Building. Landlord shall in no case be liable for damages for any error with regard to the admission to or exclusion from the Building of any person. In the case of invasion, mob, riot, public excitement or other circumstances rendering such action advisable in Landlord’s opinion, Landlord reserves the right to prevent access to the Building during the continuance of the same by such action as Landlord may deem appropriate, including closing doors.

     (10) The directory of the Building will be provided for the display of the name and location of Tenants. Any additional name which Tenant shall desire to place upon said bulletin board must first be approved by Landlord in writing.

     (11) No curtains, draperies, blinds, shutters, shades, screens or other coverings, hangings or decorations shall be attached to, hung or placed in, or used in connection with any window of the Building without the prior written consent of Landlord, and such items shall be installed as instructed by Landlord.

     (12) Each Tenant shall see that the doors of its premises are closed and locked and that all water faucets, water apparatus and utilities are shut off before Tenant or Tenant’s employees leave the premises, so as to prevent waste or damage, and for any default or carelessness in this regard Tenant shall made good all injuries sustained by other tenants or occupants of the Building or Landlord. All Tenants shall keep the doors to the Building corridors closed at all times except for ingress and egress.

     (13) The toilet rooms, toilets, urinals, wash basins and other apparatus shall not be used for any purpose other than that for which they were constructed, no foreign substance of any kind whatsoever shall be thrown therein and the expense of any breakage, stoppage or damage

4

resulting from the violation of this rule shall be borne by the Tenant who, or whose employees or invitees, shall have caused it.

     (14) Except with the prior written consent of Landlord, no Tenant shall sell, or permit the sale at retail, of newspapers, magazines, periodicals, theatre tickets or any other goods or merchandise to the general public in or on the premises, nor shall any Tenant carry on, or permit or allow any employee or other person to carry on, the business of stenography, typewriting or any similar business in or from the premises for the service or accommodation of occupants of any other portion of the Building, nor shall the premises of any Tenant be used for manufacturing of any kind, or any business or activity other than that specifically provided for in such Tenant’s lease.

     (15) No Tenant shall install any radio or television antenna, loudspeaker, or other device on the roof or exterior walls of the Building, without Landlord’s prior written consent.

     (16) Hand trucks shall not be used in any space or public halls of the Building, either by any Tenant or others, except those equipped with rubber tires and side guards or such other material-handling equipment as Landlord may approve. No other vehicles of any kind shall be brought by any Tenant into the Building or kept in or about the premises.

     (17) Tenant agrees to coordinate all moving activity of office equipment and furniture in and out of the Building with Landlord or Landlord’s agent. Tenant acknowledges that any attempt to bring in or take out any office equipment or furniture from the Building without prior written approval of Landlord or Landlord’s agent will be prevented by the on-site security guard.

     (18) Each Tenant shall store all its trash and garbage within its premises. No material shall be placed on the trash boxes, receptacles or common areas if such material is of such nature that it may not be disposed of in the ordinary and customary manner of removing and disposing of trash and garbage in the Elgin area, without being in violation of any law or ordinance governing such disposal. All garbage and refuse disposal shall be made only through entryways and elevators provided for such purposes and at such times as Landlord shall designate.

     (19) Canvassing, soliciting, distribution of handbills, or any other written material peddling in the Building are prohibited, and each Tenant shall cooperate to prevent the same.

     (20) Tenant agrees to abide by all governmental rules and regulations pertaining to thermostatic control of the temperature on the Premises. Air conditioning services shall be provided per the Lease.

     (21) Tenant agrees not to allow or keep any animals or pets of any kind on the premises, except those seeing-eye dogs which are for the direct purpose of aiding and assisting the visually impaired.

     (22) The requirements of the Tenants will be attended to only upon application by telephone, in person or in writing at the office of Landlord.

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     (23) These Rules and Regulations are in addition to, and shall not be construed to in any way modify or amend, in whole or in part, the terms, covenants, agreements and conditions of any lease of premises in the Building.

     (24) Landlord reserves the right to make such other and reasonable rules and regulations as in its judgment may from time to time be needed for the safety, care and cleanliness of the Building, and for the preservation of good order therein.

     (25) Landlord reserves the right to charge tenants and other occupants of the Building a reasonable fee for services or work performed for less than all tenants of the Building.

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Exhibit D

Bill of Sale

             , a         (“Seller”), in consideration of Ten ($10.00) Dollars, receipt whereof is hereby acknowledged, does hereby sell, assign, transfer and set over to         , all personal property, if any, located on the premises at         ,    , Illinois as of    , 200   , as listed on Schedule I attached hereto and made a part hereof.

     Seller hereby represents and warrants to Buyer that Seller is the absolute owner of said property, that said property is free and clear of all liens, charges and encumbrances except Permitted Exceptions (as defined in the Agreement), and that Seller has full right, power and authority to sell said personal property and to make this bill of sale. All warranties of quality, fitness and merchantability are hereby excluded.

[Signature Page Follows]

          In witness whereof, the Seller has caused its name to be signed to this Bill of Sale, the day and year first above written.

Seller:

State of	)
)SS
County of

     I, the undersigned, a notary public in and for said County, in the State aforesaid, do hereby certify that                                       personally known to me to be the                   of                   , a                                       personally known to me to be the same person whose name is subscribed to the foregoing instrument, appeared before me this day in person and severally acknowledged that as such                         s/he signed and delivered the said instrument and caused pursuant to proper authority as her/his free and voluntary act and as the free and voluntary act and deed of said limited liability company for the uses and purposes therein set forth.

     Given under my hand and official seal this    day of                   , 200   .

Notary Public

Commission expires

EXHIBIT E

MEMORANDUM OF AGREEMENT FOR PURCHASE AND SALE

     BE IT KNOWN TO ALL THAT:

     Matsushita Electric Corporation of America, a Delaware corporation (“Seller”), being the fee owner of the real property legally described on Exhibit A, attached hereto and by this reference made a part hereof, and commonly known as 1707 North Randall Road, Elgin, Kane County, Illinois (“Property”) has entered into an Agreement for Purchase and Sale (the “Agreement”) with John B. Sanfilippo & Son, Inc., a Delaware corporation (“Purchaser”), whereby Seller has agreed to sell and Purchaser has agreed to purchase the Property pursuant to the terms of said Agreement. This right shall expire on March 18, 2005 if not previously exercised.

     IN WITNESS WHEREOF, the parties have caused this Memorandum of Agreement for Purchase and Sale to be duly executed this    day of    , 200   .

PURCHASER:

JOHN B. SANFILIPPO & SON, INC.,
a Delaware corporation

By:
Name:
Title:

SELLER:

MATSUSHITA ELECTRIC CORPORATION OF AMERICA,
a Delaware corporation

By:
Name:
Title:

STATE OF ILLINOIS	)
	)	SS.
COUNTY OF	)

     On the    day of    , 2004, personally appeared before me    , who by me being duly sworn did say, that he is the    of John B. Sanfilippo & Son, Inc., a Delaware corporation (“Company”), and that the foregoing instrument has been duly authorized by the Company, and that he signed the foregoing instrument as his free and voluntary act and as the free and voluntary act of the Company, for the uses and purposes therein stated.

Notary Public

STATE OF NEW JERSEY	)
	)	SS.
COUNTY OF	)

     On the    day of    , 2004, personally appeared before me    , who by me being duly sworn did say, that (he)(she) is the    , of Matsushita Electric Corporation of America, a Delaware corporation (“Company”), and that the foregoing instrument has been duly authorized by the Company, and that (he)(she) signed the foregoing instrument as (his)(her) free and voluntary act and as the free and voluntary act of the Company, for the uses and purposes therein stated.

Notary Public

EXHIBIT F
Confidentiality Agreement

CONFIDENTIALITY AGREEMENT

     This Confidentiality Agreement (“Agreement”) is entered into this 12th day of October, 2004 by John B. Sanfilippo & Son, Inc., its officers, shareholders, directors, agents, employees, and independent contractors, (collectively “Purchaser”) in favor of Matsushita Electric Corporation of America (“Seller”).

     WHEREAS, Purchaser and Seller have entered into a letter of intent concerning the potential purchase and sale of certain real property owned by Seller and commonly known as 1707 North Randall Road, Elgin, Illinois (“Property”);

     WHEREAS, Purchaser desires to conduct certain non-invasive due diligence investigations and tests upon the Property pending finalization of a formal contract for the purchase and sale of the Property;

     WHEREAS, Seller desires to provide Purchaser with access to the Property upon the terms and conditions set forth herein; and

     WHEREAS, Seller and Purchaser desire that the information provided to and received by the Purchaser in connection with the Property shall remain confidential.

     NOW, THEREFORE, in consideration of the above premises and for other good and valuable consideration the receipt and sufficiency of which are hereby mutually acknowledged, the parties hereto agree as follows:

     1. Purchaser, and its directors, officers, employees, agents, inspectors, professionals and contractors shall be granted reasonable access to the Property to conduct such non-invasive inspections, tests and studies as it deems necessary in determining the suitability of the Property to Purchaser’s requirements. Purchaser shall coordinate its activities on the Property with Seller. Purchaser’s right to conduct such inspections shall be subject to the following requirements and limitations: (a) any entry upon the Property by Purchaser or Purchaser’s authorized agents and employees shall require at least one (1) business day’s advance written notice to Seller of the date and time of entry by facsimile to James Indelak at (847) 468-4413 and Steven Zaris at (312) 726-6383, (b) Seller shall have the right to have one or more representatives present to observe the inspection on the Property; and (c) Purchaser shall not interfere with or disturb Seller’s operations at the Property.

     2. Purchaser acknowledges that Seller is relying upon this Agreement in order to reveal information to the Purchaser and in permitting Purchaser to conduct such inspections, tests and studies as Purchaser deems necessary, and that Seller may suffer harm should other parties obtain such information.

     3. Purchaser hereby agrees that it shall not at any time, directly or indirectly, disclose to anyone the information provided to it by Seller, or the information discovered by it as a result of the inspections, tests and studies conducted by Purchaser on the Property. This agreement shall not bind the Purchaser with respect to information which is already in the public domain, or with respect to disclosures which are required by law. Purchaser may, however, freely share such information, and the contents of the Letter of Intent between Purchaser and Seller dated September 27, 2004, with its directors, officers, employees, agents, inspectors, professionals, consultants and contractors as necessary to evaluate the Property for Purchaser’s use, expressly subject to the terms and provisions of this Agreement, as well as municipal, county, state, federal and other governmental bodies and agencies with whom Purchaser may interface in connection with the analysis and entitlement of the Property and the Purchaser’s potential occupancy and operation at the Property. Prior to Purchaser’s acquisition of the Property, Purchaser shall not use any information regarding the Property except for the purpose of considering its purchase thereof.

     4. Purchaser shall defend, indemnify and hold Seller harmless from any and all liability, cost and expense (including without limitation, reasonable attorney’s fees, court costs and costs of appeal) suffered or incurred by Seller for injury to persons or property caused by such entry, inspection, testing or study or as a result of a default hereunder by Purchaser. Purchaser agrees to maintain in full force and effect at all times while it has any obligations remaining under this Agreement certificates of insurance evidencing the following policies of insurance written as primary coverage and not contributing with or in excess of any coverage which Seller may carry. These policies will be issued by an insurance carrier acceptable to Seller with a Best’s rating of at least A, X which affords the following:

     Commercial General Liability Insurance, including coverage for Bodily Injury, Property Damage, Personal Injury, Advertising Injury, Contractual Liability, Products and Completed Operations and shall cover all liability from premises, operations, independent contractors, products-completed operations, in an amount not less than $1,000,000 per occurrence. A claims made policy is not permitted. If such Commercial General Liability insurance contains a general aggregate limit, it shall apply separately to the job/project.

     Business Automobile Liability Insurance, including Owned, Non-owned and Hired Car coverage in an amount not less than $1,000,000 per occurrence, Combined Single Limit for Bodily Injury and Property Damage.

     Workers’ Compensation Insurance in statutory amounts and Employer’s Liability Insurance in an amount not less than $1,000,000 per occurrence.

     Umbrella Excess Liability Insurance in an amount not less than $1,000,000 per occurrence Combined Single Limit.

     Prior to commencing any such tests, studies and inspections, Purchaser shall furnish to Seller, prior to entering the Property, evidence of above coverage, all with waivers of subrogation in favor of Seller, insuring the persons, firms or entities performing such tests, studies and investigations and listing Seller and Purchaser as additional insureds thereunder. Each such certificate shall require the insurer to furnish Seller at least twenty (20) days prior written notice of any cancellation or material modification of the insurance evidenced thereby. Purchaser’s obligations, indemnities and liabilities hereunder shall not be limited by the amounts of any insurance coverage required hereunder.

     If contractor/sub-contractor/vendors or third parties are utilized, Purchaser agrees to require the contractor/sub-contractor/vendor(s) or third parties to maintain and provide Seller with evidence of the insurance coverage required above. No contractor/sub-contractor/vendor or third party will be allowed on the work site until acceptable certificates of insurance are filed with Seller.

     5. This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois. All claims or proceedings arising out of or related to this Agreement shall be litigated in the courts within Cook or Kane County, Illinois, and the undersigned hereby consent and submit to the jurisdiction of any local, state or federal court located in Illinois.

     6. This Agreement shall be binding upon Purchaser and its successor and assigns and will inure to the benefit of Seller.

     7. In the event that any provision of this Agreement is determined to be invalid or unenforceable for any reason, such provision shall be deemed modified to the extent required to render it valid, enforceable and binding, and such determination shall not affect the validity or enforceability of any other provision of this Agreement.

     8. Purchaser shall immediately return information and reports regarding the Property and all copies thereof in its or its agents’ possession to Seller upon any termination of the negotiation of a definitive agreement for the sale of the Property.

     9. This Agreement shall survive termination of negotiations for a definitive agreement for sale of the Property or be superceded by the definitive agreement when entered into.

     10. In the event Purchaser breaches its obligations under this Agreement, Purchaser acknowledges that Seller shall suffer irreparable damage and Purchaser therefore agrees that Seller shall have the right to seek and obtain, without any interference from Purchaser, a temporary restraining order and/or preliminary injunction against Purchaser, enjoining further breaches of this Agreement by Purchaser.

     11. Neither this Agreement, nor the disclosure of any information or inspections of the Property or any due diligence performed by Purchaser, shall constitute or imply any promise, intention or commitment by either party regarding the sale of the Property. No oral or written statements or other communications of any kind, nor other past or future conduct or actions of any individual or entity shall be construed as an agreement to sell the Property to Purchaser.

     IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the date first written above.

PURCHASER:		SELLER:
John B. Sanfilippo & Son, Inc.		Matsushita Electric Corporation of America

By: /s/ Jeffrey T. Sanfilippo		By: /s/ William H. Kopp

Printed Name:Jeffrey T. Sanfilippo		Printed Name: William H. Kopp
Its:	Executive Vice President, Sales and Marketing	Its:	Vice President MECA Purchasing & Facilities